     As filed with the Securities and Exchange Commission on April 17, 1998

                                            Registration Statement No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        LINCOLN ELECTRIC HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                OHIO                                 3540                              34-1860551
  (State or other jurisdiction of             (Primary Standard                     (I.R.S. employer
   incorporation or organization)          Industrial Code Number)               identification number)

                             22801 ST. CLAIR AVENUE
                             CLEVELAND, OHIO 44117
                                 (216) 481-8100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                           FREDERICK G. STUEBER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          THE LINCOLN ELECTRIC COMPANY
                             22801 ST. CLAIR AVENUE
                             CLEVELAND, OHIO 44117
                                 (216) 481-8100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:

                             DAVID P. PORTER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              901 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 586-3939
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement has become effective and all other conditions to the merger of Lincoln Electric Merger Co. with and into The Lincoln Electric Company pursuant to the Agreement of Merger described in the enclosed Proxy Statement/Prospectus (the "MERGER") have been satisfied or waived.
                            ------------------------
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                    PROPOSED               PROPOSED
                                                                    MAXIMUM                MAXIMUM
      TITLE OF EACH CLASS OF              AMOUNT TO BE           OFFERING PRICE           AGGREGATE              AMOUNT OF
    SECURITIES TO BE REGISTERED            REGISTERED              PER SHARE            OFFERING PRICE        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value...      49,512,614(2)             $22.88(1)            $1,132,970,177         $334,226.20(3)
=================================================================================================================================

(1) Based upon the average high and low prices reported in the consolidated trading system of the Common Shares and Class A Common Shares of The Lincoln Electric Company, an Ohio corporation (the "COMPANY"), on the NASDAQ National Market on April 14, 1998, in accordance with Rule 457(f)(l), and estimated solely for the purpose of determining the amount of the registration fee pursuant to such rule. Reflects two-for-one split effected by the Merger.

(2) Represents the maximum number of shares of Common Shares of the Registrant issuable (a) upon consummation of the Merger described in the Prospectus and
    (b) upon exercise of all options and rights for Common Shares granted pursuant to the settlement in April, 1996 of certain litigation against the Company and to be outstanding upon consummation of the Merger.

(3) Part of the registration fee is offset as provided by Securities Act Rule 457(b). A fee of $186,569.84 was previously paid with the Schedule 14A, preliminary proxy statement, filed by The Lincoln Electric Company on March 6, 1998. Accordingly, an additional fee of $147,656.36 was paid with this filing.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                  LINCOLN LOGO

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders, which will be held on May 19, 1998 at 4:00 p.m. at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio 44143. No admission tickets are necessary.

     Holders of Common and Class A Common Shares will find enclosed a proxy card and a postage-paid envelope in which to return it. Whether or not you expect to attend the meeting in person, please sign, date and return the proxy in the postage-paid envelope. The signed card will let your shares be voted as you direct even if you cannot attend the meeting. If you do attend the meeting, you can, of course, vote in person. If you wish to vote in person and hold your shares in broker name, please refer to the "Questions and Answers" section in the Proxy Statement/Prospectus.

     For participants in the Company's Employee Savings Plan, a separate voting direction form is enclosed with materials being sent to you. You will need to follow the instructions with the voting direction form in order to vote. The direction form may be returned in the same return envelope mentioned above.

     In addition to the election of Directors and the other matters set forth in the accompanying Proxy Statement, you are being asked to approve a proposal that will simplify the Company's capital and corporate structure (the "Reorganization"). We are proposing the creation of Lincoln Electric Holdings, Inc. as the publicly held parent of our businesses. Following the Reorganization, you will own shares of Lincoln Electric Holdings, Inc. As part of our proposal, all non-voting shares will be converted into voting shares, creating one single class of stock. The Reorganization will also have the economic effect of a two-for-one stock split since we propose that Lincoln Electric Holdings, Inc. will issue two voting shares for every share, voting or non-voting, of the Company. The Reorganization will increase the total number of shares outstanding, reduce the cost of acquiring shares going forward and, we believe, will encourage more employee stock ownership.

     Creating a holding company structure will better reflect the way we run our business both as to geographic regions and operations. Such a structure is also prudent, providing us with the flexibility to protect our domestic assets from various foreign risks, and protecting our foreign investments from various domestic risks. As we grow internationally, we believe we should be positioned legally to capture the benefits of growth while minimizing downside risks associated with particular regions.

     We believe that all of the elements of this proposal -- the formation of the holding company, the two-for-one share conversion and the conversion to all voting stock -- will enhance shareholder value. Your Board of Directors recommends a vote "FOR" the Reorganization.

     We look forward to the meeting and seek your support for the continued growth of the enterprise.

                                          Sincerely,

                                          /s/ Anthony A. Massaro
                                          ANTHONY A. MASSARO
                                          Chairman, President and Chief
                                          Executive Officer
                                          The Lincoln Electric Company

April 20, 1998

                                  LINCOLN LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                TO SHAREHOLDERS OF THE LINCOLN ELECTRIC COMPANY

     Notice is hereby given that the Annual Meeting of Shareholders of The Lincoln Electric Company will be held at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio 44143 on May 19, 1998 at 4:00 p.m. The principal business of the meeting will be:

     (a) To elect three directors, to serve for a term scheduled to expire in 2001; to elect one director to serve for a term scheduled to expire in 2000; and to elect one director to serve for a term scheduled to expire in 1999.

     (b) To approve changes to the Company's capital and corporate structure:

        - Through a merger, the Company will become a wholly owned subsidiary of Lincoln Electric Holdings, Inc., an Ohio corporation ("LINCOLN ELECTRIC HOLDINGS").

        - Common Shares and Class A Common Shares of the Company will be converted automatically into Common Shares of Lincoln Electric Holdings, resulting in one class of voting securities for the parent entity in the Company's corporate structure. As a result, all nonvoting shares will be converted into voting shares.

        - The merger will have the economic effect of a two-for-one stock split since Lincoln Electric Holdings will issue two voting shares of Lincoln Electric Holdings for every share, voting and nonvoting, of the Company.

     (c) To approve the 1998 Stock Option Plan.

     (d) To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year 1998.

     (e) To transact such other business as may properly come before the meeting.

     The close of business on April 6, 1998 has been fixed as the record date for the determination of those holders of Common Shares and Class A Common Shares entitled to notice of, and to vote at, the meeting or any adjournment thereof. This means only holders of record as of April 6, 1998 will be able to vote at the Annual Meeting. If you own shares through a broker, you must instruct your broker to vote on your behalf if you want your vote counted (see "Questions and Answers" in the Proxy Statement/Prospectus).

                                          FREDERICK G. STUEBER
                                          Senior Vice President,
                                          General Counsel and Secretary

                                          The Lincoln Electric Company
                                          22801 St. Clair Avenue
                                          Cleveland, Ohio 44117-1199

April 20, 1998

              IMPORTANT -- THE PROXY FOR HOLDERS OF COMMON SHARES
                    AND/OR CLASS A COMMON SHARES IS ENCLOSED

 PLEASE SIGN, DATE AND RETURN YOUR ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                              PROXY STATEMENT FOR
                          THE LINCOLN ELECTRIC COMPANY

                   Annual Meeting of Shareholders to be held
                                  May 19, 1998

                 ----------------------------------------------

                                 PROSPECTUS FOR
                        LINCOLN ELECTRIC HOLDINGS, INC.
                 ----------------------------------------------

                        Common Shares, without par value

     Your Board of Directors is furnishing this Proxy Statement/Prospectus to you in connection with the solicitation of proxies for use at our 1998 Annual Meeting of Shareholders. Among other things, you will consider and vote upon a proposal to reorganize the Company by approving the Reorganization, which includes an Agreement of Merger pursuant to which Merger Co., a wholly owned subsidiary of Lincoln Electric Holdings, will be merged with and into the Company. Each Common Share and each Class A Common Share issued and outstanding at the Effective Time of the Merger will be converted automatically into two Holding Common Shares. Immediately following the Effective Time of the Merger, the Company will be a wholly owned subsidiary of Lincoln Electric Holdings, which will be publicly held. The shareholders of the Company will be the shareholders of Lincoln Electric Holdings immediately following the Effective Time of the Merger. All shareholders will hold voting shares after the Merger.

     You will find a number of frequently used terms defined on page 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Proxy Statement/Prospectus is April 20, 1998, and it was first mailed to shareholders on or about April 20, 1998.

                       WHERE YOU CAN GET MORE INFORMATION

     Lincoln Electric Holdings has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission covering 49,512,614 Holding Common Shares, which includes the maximum number of Holding Common Shares issuable in connection with the Merger described in this Proxy Statement/Prospectus and upon exercise of all stock options and rights granted pursuant to a settlement in April 1996 of certain litigation involving the Company. For purposes of this Proxy Statement/Prospectus, the term Registration Statement means the original Registration Statement and any and all amendments thereto, including the schedules and exhibits to such Registration Statement or any such amendment. This Proxy Statement/Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, to which reference is hereby made. Each statement made in this Proxy Statement/Prospectus concerning a document filed as an exhibit to the Registration Statement is qualified in its entirety by reference to such exhibit for a complete statement of its provisions.

     We file annual, quarterly and current reports, proxy statements and other information under the Exchange Act. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov. There is a time delay between our filing with the Securities and Exchange Commission and the availability of the filing through the Securities and Exchange Commission's Internet site. The filings may be available earlier through a number of paid service bureaus.

     The Securities and Exchange Commission permits us to make disclosures to you by incorporating other documents by reference. By incorporating a document by reference, the document is deemed to be a part of this Proxy Statement/Prospectus except to the extent that any of the information in the document is superseded by information contained in this Proxy Statement/Prospectus. We are incorporating by reference into this Proxy Statement/Prospectus our Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which contains information about our business and financial results. We are also incorporating by reference all additional documents that we file with the Securities and Exchange Commission between the date of this Proxy Statement/Prospectus and the date of the Annual Meeting. The information contained in those documents will supersede the information contained in this Proxy Statement/Prospectus. You can obtain those documents from the same sources described in the immediately preceding paragraph.

     Our Common Shares and Class A Common Shares have traded on the NASDAQ National Market since June 1995. Reports and other information concerning us also can be inspected there. In addition, we will provide without charge, to each person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in this Proxy Statement/Prospectus, except for the exhibits to the documents unless we specifically incorporate the exhibit by reference into this Proxy Statement/Prospectus. Please direct your requests in writing or by telephone to our executive offices:

                               Roy L. Morrow
                               Director of Corporate Relations
                               The Lincoln Electric Company
                               22801 St. Clair Avenue
                               Cleveland, Ohio 44117
                               (216) 481-8100

                           GLOSSARY OF DEFINED TERMS

     For your convenience in reading this Proxy Statement/Prospectus, we have included this Glossary of Defined Terms where you can find explanations of frequently used terms.

Agreement of Merger               The Agreement of Merger among the Company, Merger Co. and
                                  Lincoln Electric Holdings with respect to the Merger
Annual Meeting                    The 1998 Annual Meeting of the Company's Shareholders
Articles                          The Company's Second Restated Articles of Incorporation
Class A Common Share              Class A Common Share, without par value, of the Company
Common Share                      Common Share, without par value, of the Company
Company                           The Lincoln Electric Company, an Ohio corporation
Effective Time                    The time when Merger Co. and the Company file the
                                  appropriate certificate for the Merger with the Secretary
                                  of State of Ohio
Exchange Act                      Securities Exchange Act of 1934, as amended
Holding Articles                  Restated Articles of Incorporation of Lincoln Electric
                                  Holdings as they will be in effect immediately prior to
                                  the Merger
Holding Common Share              Common Share, without par value, of Lincoln Electric
                                  Holdings
Holding Regulations               Code of Regulations of Lincoln Electric Holdings
Internal Revenue Code             Internal Revenue Code of 1986, as amended
Lincoln Electric Holdings         Lincoln Electric Holdings, Inc., an Ohio corporation
Merger                            The merger of Merger Co. with and into the Company
                                  pursuant to the Agreement of Merger
Merger Co.                        Lincoln Electric Merger Co., an Ohio corporation
NASDAQ National Market            The NASDAQ Stock Market, Inc.'s National Market
1998 Stock Option Plan            The stock option plan authorizing the granting of options
                                  to key employees to purchase up to an aggregate of
                                  1,250,000 Common Shares and 1,250,000 Class A Common
                                  Shares
Ohio General Corporation Law      Ohio General Corporation Law, Chapter 1701 of the Ohio
                                  Revised Code
Preferred Shares                  Preferred Shares, without par value, of Lincoln Electric
                                  Holdings
Principal Shareholder             David C. Lincoln and his affiliates, collectively
Regulations                       The Company's Second Restated Code of Regulations
Reorganization                    The creation of a holding company structure for the
                                  Company through the Merger and the resulting changes in
                                  the Company's capital structure, including the conversion
                                  of the Class A Common Shares into Holding Common Shares
                                  and the authorization of Preferred Shares
Securities Act                    Securities Act of 1933, as amended
10-K Report                       The Company's Annual Report on Form 10-K for the Fiscal
                                  Year ended December 31, 1997
We, us, or our                    The Lincoln Electric Company
You or your                       The shareholders of The Lincoln Electric Company

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING..............    6

PROSPECTUS SUMMARY..........................................    9

GENERAL INFORMATION.........................................   11

ELECTION OF DIRECTORS.......................................   11
     Family Relationships...................................   14
     Board Committees.......................................   15
     Compensation of Directors..............................   15
     Security Ownership of Management and Certain Beneficial
      Owners................................................   16
     Summary Compensation Table.............................   21
     Option Grants In Last Fiscal Year......................   22
     Aggregated Option Exercises in Last Fiscal Year and
      Fiscal Year End Option Values.........................   22
     Compensation Committee Report on Executive
      Compensation..........................................   23
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................   24
     Pension Benefits.......................................   24
     Cumulative Shareholder Return and Performance
      Presentation..........................................   27
     Transactions with Affiliates...........................   28

REORGANIZATION..............................................   28
     Reasons for the Reorganization.........................   28
     Description of the Merger..............................   29
     Exchange of Certificates...............................   30
     Capitalization of Holding Company......................   30
     Employee Benefit Plans.................................   31
     Conditions to Consummation of the Merger...............   31
     Amendments, Deferral or Abandonment of Agreement of
      Merger................................................   31
     Factors Affecting the Consummation of the
      Reorganization........................................   31
     Post-Reorganization Board of Directors and Management
      of Lincoln Electric Holdings..........................   32
     Initial Funding of Lincoln Electric Holdings...........   33
     Federal and Ohio Income Tax Consequences of the
      Merger................................................   33
     Financial Statements...................................   35
     Price Range of Common Shares and Class A Common
      Shares................................................   35
     Dividends..............................................   36
     Listing; Holding Common Shares Trading Market..........   36
     Dissenters' Rights.....................................   36
     Description of Holding Common Shares...................   37
     Description of the Preferred Shares....................   38
     Registrar and Transfer Agent...........................   39
     Experts................................................   39
     Legal Matters..........................................   39

1998 STOCK OPTION PLAN......................................   39
     General................................................   39
     Description of the Plan................................   39
     Federal Income Tax Consequences........................   40
     Required Vote..........................................   41

APPOINTMENT OF INDEPENDENT AUDITORS.........................   41

OTHER MATTERS...............................................   42

                                                              PAGE
                                                              ----
SHAREHOLDER PROPOSALS.......................................   42

Annex A -- Agreement of Merger..............................  A-1
Annex B -- Restated Articles of Incorporation of Lincoln
  Electric Holdings, Inc....................................  B-1
Annex C -- Code of Regulations of Lincoln Electric Holdings,
  Inc.......................................................  C-1
Annex D -- Second Restated Articles of Incorporation of The
  Lincoln Electric Company..................................  D-1
Annex E -- Second Restated Code of Regulations of The
  Lincoln Electric Company..................................  E-1
Annex F -- 1998 Stock Option Plan...........................  F-1
Annex G -- Sections 1701.84 and 1701.85 of the Ohio Revised
  Code......................................................  G-1
Annex H -- Summary of Terms of Holding Common Shares........  H-1

                             QUESTIONS AND ANSWERS
                            ABOUT THE ANNUAL MEETING

I.    GENERAL

Q.    WHAT AM I BEING ASKED TO VOTE ON?

A.    You are being asked to vote on four matters:

      (1)  the election of directors;

      (2)  the Reorganization of the Company which includes:

      - the creation of Lincoln Electric Holdings as the publicly held parent of our businesses;
      - the conversion of all Common Shares and Class A Common
        Shares into Holding Common Shares with the result that you will be a shareholder of the parent company, Lincoln
        Electric Holdings, following the Merger;
      - the conversion to voting stock of approximately 56.2% of the Company's equity that is presently nonvoting stock; and
      - a share conversion that has the economic effect of a two-for-one stock split since each share of the Company, voting and nonvoting, will be converted into two shares of Lincoln Electric Holdings.

      (3) the adoption of a new stock option plan; and

      (4) the ratification of the appointment of our independent auditors.

II.   THE REORGANIZATION

Q.    WHY SHOULD I VOTE IN FAVOR OF THE REORGANIZATION?

A. The Reorganization will simplify our capital structure and corporate structure. We believe it will offer the following benefits:

      - the opportunity for enhanced shareholder value through
        - the elimination of market confusion caused by our two existing classes of common stock; and
        - greater trading volume by combining shares into one class for trading and reducing purchase prices;
      - increased legal protection to our businesses, with risks and benefits of domestic and foreign regions more clearly contained below the level of Lincoln Electric Holdings.

Q.    WHAT IS THE POSITION OF THE COMPANY'S BOARD OF DIRECTORS
      REGARDING THE REORGANIZATION?

A. Your Board of Directors has unanimously approved the Reorganization, including the Agreement of Merger, and recommends that you vote in favor of the Reorganization.

Q.    HOW MANY SHARES OF LINCOLN ELECTRIC HOLDINGS WILL I RECEIVE?

A.    You will receive two Holding Common Shares for each Common
      Share you own and two Holding Common Shares for each Class A
      Common Share you own. For example, if you own 100 Common
      Shares, you will receive 200 Holding Common Shares in the Merger. If you own 100 Class A Common Shares, you will receive 200 Holding Common Shares in the Merger.

Q.    WILL THE SHARES I RECEIVE BE LISTED ON A STOCK EXCHANGE?

A. The Holding Common Shares will be designated for quotation on the NASDAQ National Market. This is the same market as currently exists for your shares.

Q.    HOW MANY VOTES ARE NEEDED FOR THE REORGANIZATION TO BE
      APPROVED?

A. At least two-thirds of the Common Shares, voting as a class, and at least two-thirds of the Class A Common Shares, voting as a class, must vote in favor of the Reorganization for it to be approved.

Q.    WILL I HAVE ANY DISSENTER'S RIGHTS IF I DO NOT VOTE IN FAVOR
      OF THE REORGANIZATION?

A.    Except with respect to your shares held in the 401(k)
      Savings Plan, you are entitled to statutory appraisal rights if you do not vote in favor of the Reorganization. You must follow certain procedures described in the Proxy
      Statement/Prospectus to assert your appraisal rights.

Q.    WHAT ARE THE FEDERAL AND STATE INCOME TAX CONSEQUENCES TO ME
      RESULTING FROM THE REORGANIZATION?

A. We have been advised by outside tax counsel that the conversion of Common Shares and Class A Common Shares into
      Holding Common Shares will be a tax free event to you under the federal income tax laws as well as the tax laws of the State of Ohio. For other jurisdictions, you are urged to consult your tax advisor concerning the tax consequences to you based upon your particular circumstances.

III.  THE STOCK OPTION PLAN

Q.    WHAT IS THE 1998 STOCK OPTION PLAN?

A. The 1998 Stock Option Plan will allow us to make awards of stock options for the purchase of up to an aggregate of 1,250,000 Common Shares and 1,250,000 Class A Common Shares.
      Assuming the Reorganization is approved, the Plan will be applicable to 5,000,000 Holding Common Shares. Stock options may be granted from time to time under the plan to key employees. The option price will not be less than the fair market value at the time of grant.

Q.    WHY HAVE WE PROPOSED THE ADOPTION OF THE 1998 STOCK OPTION
      PLAN?

A.    The 1998 Stock Option Plan will replace our 1988 Incentive
      Equity Plan which expires this year. We believe that long-term stock-based compensation is an essential part of our compensation policy and we want to continue this policy through the 1998 Stock Option Plan.

Q.    WHY SHOULD I VOTE IN FAVOR OF THE 1998 STOCK OPTION PLAN?

A. The 1998 Stock Option Plan is essential to continuing our policy of providing long-term stock based compensation. As you know, the Company has a history of encouraging employee ownership, including sponsorship of the 1995 Lincoln Stock
      Purchase Plan and endorsement of Company stock investment options in the 401(k) Savings Plan. The 1998 Stock Option
      Plan will complement existing plans and will provide many benefits to the Company and our shareholders including:

      - enhancing our ability to attract, retain and motivate key employees;
      - providing a catalyst for long-term growth, profitability and market leadership;
      - aligning management and shareholder interests by providing incentives and rewards which reflect increases in the value of the Company; and
      - providing an alternative to costly cash compensation.

Q.    HOW WILL THE MERGER AFFECT THE 1998 STOCK OPTION PLAN?

A.    Following the Merger, awards granted under the 1998 Stock
      Option Plan will be for an aggregate of up to 5,000,000
      Holding Common Shares.

IV.   PROCEDURES

Q.    WHAT DO I NEED TO DO NOW?

A. You are urged to mail your signed, dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the Annual Meeting.

Q.    WHAT IF MY SHARES ARE HELD IN MY BROKER'S NAME?

A. Your broker will vote your shares with respect to the Reorganization and the 1998 Stock Option Plan only if you provide written instructions to your broker on how to vote.
      If you do not provide your broker with instructions on those two matters, your shares will not be voted but will be counted for purposes of determining whether a quorum is present at the Annual Meeting. We urge you to instruct your broker in writing to vote your shares in favor of the Reorganization and the 1998 Stock Option Plan. To ensure that your broker receives your instructions, we suggest that you send them by fax or by certified mail, return receipt requested. If you wish to vote in person at the meeting, and hold your shares in your broker's name, you must contact your broker and request a document called a "legal proxy."
      You must bring this legal proxy to the meeting in order to vote in person.

Q.    WHAT IF I DO NOT VOTE?

A. Abstentions and broker non-votes with respect to the Reorganization and the 1998 Stock Option Plan will be counted as votes against the Reorganization and the 1998
      Stock Option Plan, respectively.

Q.    SHOULD I SEND IN MY SHARE CERTIFICATES TO RECEIVE
      CERTIFICATES FOR SHARES OF LINCOLN ELECTRIC HOLDINGS?

A.    No. Your share certificates representing Common Shares or
      Class A Common Shares will automatically represent Holding
      Common Shares following the Merger. You will receive a certificate representing the number of additional Holding
      Common Shares you are entitled to receive as a result of the Reorganization printed on new certificate paper. There is no need to exchange your share certificates. You will, however, be permitted to exchange your share certificates for a certificate representing the same number of Holding Common
      Shares printed on new certificate paper if you wish. You will receive a letter of transmittal from our Shareholder
      Services after the Effective Time of the Merger describing the procedure for exchanging your share certificates. Please contact our Transfer Agent, Harris Trust and Savings Bank,
      Shareholder Services Dept., for further information
      (1-800-942-5909).

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this Proxy Statement/Prospectus. It is not complete and may not contain all of the information that is important to you. To understand the Reorganization and the 1998 Stock Option Plan fully, you should read the entire Proxy
Statement/Prospectus carefully.

THE COMPANIES

     The Lincoln Electric Company (the "COMPANY") began operation in 1895 and was incorporated under the laws of the State of Ohio in 1906. We are a full-line manufacturer of welding and cutting products and integral horsepower industrial electric motors. Welding products include arc welding power sources, wire feeding systems, robotic welding packages, fume extraction equipment, consumable electrodes and fluxes. Our welding product offering also includes regulators and torches used in oxy-fuel welding and cutting. Sales of welding products accounted for 93% of our net sales in 1997.

     Lincoln Electric Holdings is a newly formed Ohio corporation and has not conducted any business since its formation. Merger Co. is an Ohio corporation newly formed for the sole purpose of implementing the Reorganization. At the Effective Time of the Merger it will cease to exist.

ANNUAL MEETING

     Our Annual Meeting will be held on May 19, 1998 at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio 44143. You will be asked to vote on the election of Directors, the Reorganization, the adoption of the 1998 Stock Option Plan, and the ratification of the appointment of our independent auditors.

PROPOSED REORGANIZATION

     At our Annual Meeting, you will be asked to consider and vote upon an Agreement of Merger among the Company, Lincoln Electric Holdings and Merger Co. At the Effective Time of the Merger, each Common Share you own will be converted automatically into two Holding Common Shares and each Class A Common Share you own will be converted automatically into two Holding Common Shares.

     After the Merger, Lincoln Electric Holdings will continue to be known as "Lincoln Electric Holdings, Inc." and we will continue the domestic and export business of the Company under our current name "The Lincoln Electric Company." The Company will be a wholly owned subsidiary of Lincoln Electric Holdings.

     If you vote in favor of the Reorganization, you will be voting in favor of Lincoln Electric Holdings' capital structure as described in the Holding Articles. Lincoln Electric Holdings will have only one class of common stock authorized, the Holding Common Shares, and will have a class of preferred stock authorized, the Preferred Shares.

     We encourage you to read the Agreement of Merger, which is attached as Exhibit A to this Proxy Statement/Prospectus, as it is the document that governs the Merger.

REASONS FOR THE REORGANIZATION

     The principal reason for the Reorganization is that we believe more value can be created and preserved for shareholders over the longer term through a holding company structure with a simplified capital structure. We expect our new structure will provide, among others, the following benefits:

     - the opportunity for enhanced shareholder value through
        - the elimination of market confusion caused by our two existing classes of common stock; and
        - greater trading volume by combining our shares into one class for trading and reducing purchase prices;
     - increased legal protection, with risks and benefits of domestic and foreign regions more clearly contained below the level of Lincoln Electric Holdings.

SHAREHOLDER APPROVAL AND DISSENTERS' RIGHTS

     At least two-thirds of the Common Shares, voting as a class, and at least two-thirds of the Class A Common Shares, voting as a class, must vote in favor of the Reorganization for it to be approved. You are entitled to notice of and to vote at the Annual Meeting if you held Common Shares or Class A Common Shares at the close of business on April 6, 1998. You are entitled to statutory rights of appraisal if you do not vote in favor of the Reorganization and if you follow certain procedures.

     The Principal Shareholder has or shares voting power for approximately 21.5% of the outstanding Common Shares and 6.58% of the outstanding Class A Common Shares. We expect the Principal Shareholder will vote in favor of the Reorganization. If the Principal Shareholder does vote in favor of the Reorganization, an additional 45.17% of the outstanding Common Shares and 60.09% of the outstanding Class A Common Shares must vote in favor of the Reorganization for it to be approved.

FEDERAL AND OHIO INCOME TAX CONSEQUENCES

     Outside tax counsel will provide an opinion that the conversion of each Common Share into two Holding Common Shares and each Class A Common Share into two Holding Common Shares will constitute a tax-free reorganization under the Internal Revenue Code, and thus a tax free event under federal and Ohio law to shareholders whose Common Shares and Class A Common Shares are converted in the Merger into Holding Common Shares.

CONDITIONS TO THE MERGER

     A number of conditions must be met or waived prior to the Merger before we will make it effective. The most significant conditions are:

     - receipt of the required shareholder approval;
     - that no more than of 10% of the Common Shares and Class A Common Shares, in the aggregate, are entitled to assert statutory dissenter's rights;
     - receipt of satisfactory tax opinions with respect to the Merger; and
     - approval of the Holding Common Shares for quotation on the NASDAQ National Market.

     We may also defer, terminate or abandon the Agreement of Merger if we determine that deferral, termination or abandonment would be in the shareholders' or the Company's best interests.

EMPLOYEE BENEFIT PLANS

     Employee benefit and welfare plans will continue unchanged. The only exception is that benefits that relate to investments in Common Shares or Class A Common Shares, such as matching contributions to the 401(k) Savings Plan, purchases under the 1995 Lincoln Stock Purchase Plan and rights under stock option and other equity plans, will transfer to the stock of Lincoln Electric Holdings.

POST REORGANIZATION MANAGEMENT OF LINCOLN ELECTRIC HOLDINGS

     After the Reorganization, the members of your Board of Directors currently serving their terms and those nominated in this Proxy Statement/Prospectus for election will serve as Directors of Lincoln Electric Holdings. The Directors of the Company, which will then be a wholly owned subsidiary of Lincoln Electric Holdings, will be identified by management.

1998 STOCK OPTION PLAN

     Your Board of Directors adopted the 1998 Stock Option Plan authorizing the granting of options to purchase up to an aggregate of 1,250,000 Common Shares and 1,250,000 Class A Common Shares. Options may be granted under the plan from time to time to key employees. The 1998 Stock Option Plan is intended to replace the 1988 Incentive Equity Plan. As described above, following the Merger, rights granted under the 1998 Stock Option Plan will be for Holding Common Shares.

                              GENERAL INFORMATION

     Your Board of Directors is furnishing this Proxy Statement/Prospectus to you in connection with our solicitation of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 19, 1998.

     If you sign and return the enclosed proxy card, the shares represented by the card will be voted as indicated thereon. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy with respect to the same shares, or by giving written notice to us before or at the Annual Meeting. Your presence at the Annual Meeting will not in and of itself revoke your proxy appointment.

     At the close of business on April 6, 1998, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, we had outstanding and entitled to vote 10,773,834 Common Shares and 13,858,190 Class A Common Shares. Each Common Share is entitled to one vote on each matter brought before the meeting, and each Class A Common Share is entitled to one vote on the approval of the Reorganization. Pursuant to the Articles, holders of Class A Common Shares do not participate in the election of directors and are not entitled to vote on the matters proposed for action at the Annual Meeting other than the approval of the Reorganization.

     In addition to the solicitation of proxies by the use of the mails, we may solicit the return of proxies in person and by telephone and telecopy. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The cost of the solicitation of proxies will be borne by us.

     At the Annual Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Under Ohio law, the Articles and the Regulations, properly signed proxies that are marked "abstain" or are held in "street name" by brokers and not voted on one or more of the items before the meeting (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting. Votes withheld in respect of the election of Directors will not be counted in determining the election of Directors. Abstentions and broker non-votes in respect of Items 2, 3 and 4 will have the same effect as votes against such item.

     If you are receiving multiple copies of our Annual Report, you may call our Shareholder Services at 1-800-942-5909 to request that one copy be sent to you for all of your accounts. Shareholders owning shares beneficially may give permission to their nominees to request the discontinuance of multiple mailings. You may resume mailing of an Annual Report to an account by calling our Shareholder Services. The elimination of duplicate mailings will not affect the mailing of dividends, dividend reinvestment statements, proxy materials and special notices.

                             ELECTION OF DIRECTORS
                                   Item No. 1

     Our Regulations provide for three classes of Directors whose terms expire in different years:

     Class of 2001. The class of Directors to be elected in 1998, who will hold their positions for a term of three years and until the election of their successors, has been fixed at three. Unless otherwise directed, proxies in the accompanying form will be voted in favor of electing to that class: Kathryn Jo Lincoln, Anthony A. Massaro, and G. Russell Lincoln, all of whom you have previously elected as Directors. Mr. G. Russell Lincoln had been elected in 1997 for a term expiring in 2000. At the request of the Board he has agreed to stand for reelection this year to a three year term expiring in 2001.

     Class of 2000. The class of Directors whose terms end in 2000 has been maintained at four, and the Board has nominated John M. Stropki, Jr. for election to that class, filling the vacancy created by Mr. G. Russell Lincoln's decision to move to the class of 2001. Mr. Stropki has not previously been elected as a Director.

     Class of 1999. The class of Directors whose terms end in 1999 has been increased to five persons from four, and Craig R. Smith has agreed to stand for election to that class. Mr. Smith has been previously elected as a Director.

     If any of the Director nominees should become unavailable, it is intended that the proxies will be voted as the Board of Directors shall determine. We have no reason to believe that any of the Director nominees will be unavailable. The Ohio General Corporation Law provides that, a quorum being present, the Director nominees for each class, up to three nominees for the Class of 2001, receiving the greatest number of votes will be elected as Directors of the Company.

     The following table sets forth information concerning the Director nominees and the Directors whose terms of office will continue after the meeting. Except as otherwise indicated, each of the Directors and Director Nominees has had the principal occupation indicated for more than five years.

                                    NOMINEES
--------------------------------------------------------------------------------

NOMINEES FOR TERMS ENDING IN 2001                CURRENT OCCUPATION
----------------------------------------------------------------------------------------------
Kathryn Jo Lincoln                               Chairman of The Lincoln Institute of Land
  Director since 1995                            Policy and Vice President of The Lincoln
  Member -- Audit Committee and                  Foundation, Inc. (non-profit corporations for
              Nominating Committee               educational purposes)
Age -- 43
----------------------------------------------------------------------------------------------
Anthony A. Massaro                               Chairman, President and Chief Executive
  Director since April 1, 1996                   Officer of the Company
  Member -- Finance Committee
Age -- 53

Mr. Massaro was elected President and Chief Executive Officer on November 1, 1996 and was elected Chairman on May 28, 1997. From April 1 through October 31, 1996, Mr. Massaro served as President and Chief Operating Officer. From September, 1995 through March 31, 1996, he served as Executive Vice President of the Company directing international operations. Prior to that time he was President and Chief Executive Officer of Lincoln Electric Europe. Mr. Massaro joined the Company in August 1993. His previous business experience includes service as a President and an Executive Vice President of Westinghouse Electric Corporation. Mr. Massaro is also a Director of Thomas Industries, Inc.
--------------------------------------------------------------------------------

G. Russell Lincoln                               President of N.A.S.T. Inc. (financial
  Director since 1989                            consultants); Former Chairman of the Board
  Member -- Compensation Committee and           and Chief Executive Officer of Algan, Inc.
              Nominating Committee               (manufacturer of industrial coatings and
                                                 chemicals for the printing industry)
Age -- 51

--------------------------------------------------------------------------------

NOMINEE FOR TERMS ENDING IN 2000                 CURRENT OCCUPATION
----------------------------------------------------------------------------------------------
John M. Stropki, Jr.                             Executive Vice President and President North
                                                 America of the Company
Age -- 47

Mr. Stropki was elected Executive Vice President and President North America in May, 1996. From December 1, 1994 through May, 1996, Mr. Stropki served as Senior Vice President, Sales. Prior to that time, he directed various sales functions within the Company.

--------------------------------------------------------------------------------

NOMINEE FOR TERMS ENDING IN 1999                 CURRENT OCCUPATION
----------------------------------------------------------------------------------------------
Craig R. Smith                                   Former Chairman and Chief Executive Officer
  Director since 1992                            of Ameritrust Corporation (banking)
  Member -- Audit Committee and Finance
              Committee
Age -- 72

Mr. Smith was Chairman and Chief Executive Officer of Ameritrust Corporation from 1990 until his retirement in 1992; Retired Chairman and Chief Executive Officer, The Warner & Swasey Company; Retired Chairman and prior thereto interim Chief Executive Officer, Ransburg Corporation.

                                OTHER DIRECTORS
--------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS END IN 2000                CURRENT OCCUPATION
----------------------------------------------------------------------------------------------
David C. Lincoln                                 President, Arizona Oxides LLC (manufacturer
  Director since 1958                            of iron oxide pigments); Former Chairman of
  Member -- Compensation Committee, Finance      Lincoln Laser Company (laser scanning)
            Committee, and Nominating
            Committee
Age -- 72
----------------------------------------------------------------------------------------------
Henry L. Meyer, III                              President and Chief Operating Officer of
  Director since 1994                            KeyCorp (banking)
  Member -- Compensation Committee and
            Nominating Committee
Age -- 48

Mr. Meyer was elected President of KeyCorp in May 1997. He had previously been elected Vice Chairman of the Board and Chief Operating Officer of KeyCorp in September, 1996. Prior to his election as Vice Chairman and Chief Operating Officer of KeyCorp (formerly known as Society Corporation), Mr. Meyer served in senior executive positions with KeyBank (formerly Society National Bank), a subsidiary of KeyCorp, including most recently as Chairman of the Board and Chief Executive Officer. Mr. Meyer is a Director of KeyCorp.
--------------------------------------------------------------------------------

Frank L. Steingass                               Chairman of the Board and President of
  Director since 1971                            Buehler/Steingass, Inc. (commercial printers)
  Member -- Audit Committee and Nominating
            Committee
Age -- 58

--------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS END IN 1999                CURRENT OCCUPATION
----------------------------------------------------------------------------------------------
Harry Carlson                                    Former Vice Chairman of the Company
  Director since 1973
  Member -- Finance Committee and
              Audit Committee
Age -- 63

Mr. Carlson retired on June 30, 1995. Prior to that time, he served as Vice Chairman of the Company.

--------------------------------------------------------------------------------

David H. Gunning                                 Principal of Encinitos Ventures; Former
  Director since 1987                            Chairman, President and Chief Executive
  Member -- Finance Committee and                Officer of Capitol American Financial Corp.
              Audit Committee                    (insurance company)
Age -- 55

Mr. Gunning served as Chairman, President and Chief Executive Officer of Capitol American Financial Corp. from 1993 until its sale in early 1997. Prior to that time, he was a partner in the law firm of Jones, Day, Reavis & Pogue.
--------------------------------------------------------------------------------

Edward E. Hood, Jr.                              Former Vice Chairman of the Board and
  Director since 1993                            Executive Officer of The General Electric
  Member -- Compensation Committee and           Company
              Finance Committee
Age -- 67

Mr. Hood retired from The General Electric Company in 1993. Mr. Hood is a Director of Lockheed Martin Corporation and Gerber Scientific Inc.
--------------------------------------------------------------------------------

Paul E. Lego                                     President of Intelligent Enterprises, Inc.
  Director since 1993                            (consulting)
  Member -- Compensation Committee and
  Finance Committee
Age -- 67

Mr. Lego has served as President of Intelligent Enterprises, Inc. since 1993. Prior to that time, he was Chairman and Chief Executive Officer of Westinghouse Electric Corporation. Mr. Lego is Chairman of Commonwealth Industries, Inc. and is a Director of Consolidated Natural Gas Company, PNC Bank Realty Holding Company and USX Corporation.
--------------------------------------------------------------------------------

                              FAMILY RELATIONSHIPS

     Our business was founded by John C. Lincoln, and managed for many years by his brother, James F. Lincoln. Members of their family have maintained a strong relationship with our Company through the years, and five members of the Lincoln Family are directors. David C. Lincoln is the son of John C. Lincoln and the father of Kathryn Jo Lincoln. G. Russell Lincoln and Frank L. Steingass are the grandsons of James F. Lincoln, and first cousins; Harry Carlson is married to a granddaughter of James F. Lincoln and is therefore related to Frank L. Steingass and G. Russell Lincoln as a first cousin by marriage.

                                BOARD COMMITTEES

     Your Board of Directors maintains, among other committees, an Audit Committee, a Finance Committee, a Nominating Committee and a Compensation Committee, the members of which are identified on pages 12, 13 and 14 of this Proxy Statement/Prospectus.

     The Audit Committee met four times in 1997. The Audit Committee:

             - recommends engagement of our independent auditors;
             - reviews the arrangement and scope of the audit;
             - reviews the financial statements and performance of our
               independent auditors;
             - reviews the activities and recommendations of our internal auditors;
             - considers comments made by the independent auditors with respect to our system of internal accounting control;
             - reviews internal accounting procedures and controls with our financial and accounting staff; and
             - reviews non-audit services provided by our independent auditors.

     The Compensation Committee met six times in 1997. The Compensation
Committee:

             - reviews the salary levels of the executive officers and
               determines the compensation of the Chief Executive Officer and other executives who are among the five highest paid executives;
             - establishes and conducts succession planning for the Chief
               Executive Officer; and
             - reviews and makes recommendations to the Board of Directors concerning all employee benefit plans.

     The Nominating Committee met five times in 1997. The Committee:

             - evaluates the composition of the Board of Directors and its governance and compensation; and
             - makes recommendations to the Board of Directors as to nominees
               (including any nomination of qualified candidates submitted in writing by shareholders to our Secretary) for Director to be submitted to the shareholders.

     The Finance Committee met six times in 1997. The Finance Committee considers in more detail than is possible in full Board of Director meetings matters relating to the financial operation of the Company. Deliberations of the Finance Committee result in:

             - a report to the Board of Directors accompanied by any
               recommendations the Finance Committee deems appropriate;
             - interaction with management on matters under the purview of the
               Finance Committee; and
             - discussions with management on changes in such matters, which if appropriate are reported to the Board of Directors.

                           COMPENSATION OF DIRECTORS

     We pay Directors who are not our employees an annual retainer of $20,000, of which $10,000 is payable in restricted voting shares pursuant to the Non-Employee Directors' Restricted Stock Plan. Such shares vest at the earlier of three years, death or retirement from the Board of Directors. Pursuant to the Plan, during January 1997 we issued 305 Common Shares to each of the thirteen non-employee Directors serving at such time.

     We pay non-employee Directors the following fees: Board meeting fee, $1,000; annual retainer for each committee membership, $2,000; and committee meeting fee, $800. Each committee chair is also paid an annual fee of $2,000.

     Through the Non-Employee Directors' Deferred Compensation Plan, our non-employee Directors have the opportunity to defer payment of all or a portion of their annual cash compensation. Each Director may elect to defer a specified dollar amount or percentage of the Director's fees. The deferral will be credited to the Director's account and deemed invested in either an obligation of the Company adjusted in accordance with the return of

Standard & Poor's 500 Composite Stock Index, as calculated quarterly, and/or an obligation of the Company earning interest at a rate equal to the Moody's Corporate Average Bond Index, adjusted on a quarterly basis. Payment of fees deferred under the Plan, with earnings, will commence as of the earlier of termination of services as a Director, death or a date not less than 2 years after such fees are deferred as elected by the Director. At December 31, 1997, two Directors had elected to defer compensation pursuant to such Plan.

     We have established a Directors' Charitable Award Program for non-employee Directors, funded through insurance policies on the lives of the participating Directors. In 1997 we paid $250,656 in premiums on such policies. Upon the death of a participating Director, we will donate an aggregate of $500,000 (in ten annual installments) to one or more qualified charitable organizations recommended by such Director and approved by us. The Directors derive no financial benefit from the Program since all charitable deductions and cash surrender value of life insurance policies accrue solely to us. All non-employee Directors, other than David C. Lincoln, Henry Meyer and Frank Steingass, currently participate in the Program. Five years of service as a Director are required to vest benefits under the Program.

     Four Directors served on an advisory committee for the last four months of 1997 in order to assist the Chairman with respect to strategic decisions regarding litigation in California. See "Item 3. Legal Proceedings" within our 10-K Report. These Directors each were paid an additional retainer of $2,000 monthly. In addition, Mr. Carlson was paid $5,577 for services under his consulting agreement with us.

     Eight meetings of the Board of Directors were held during 1997. Every Director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which such Director served.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding ownership of our equity securities as of February 27, 1998, by the Directors and Director nominees, each of the Executive Officers named in the Summary Compensation Table on page 21 and all Directors and Executive Officers as a group. Also set forth on the next page is information with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known to us as of February 27, 1998 to be an owner of more than 5% of any class of our voting securities. Except as otherwise indicated, voting and investment power with respect to shares reported in this table is not shared with others.

     We currently have one class of voting securities, Common Shares. We also have one class of equity securities, Class A Common Shares, that votes only in certain specified situations. The rights of the two classes of common equity are identical except as otherwise specified in our Articles. Percentages of equity ownership are set forth in the following table, including percentage ownership by class for each of the two classes.

                           BENEFICIAL OWNERSHIP TABLE

                                                                                NON-VOTING SHARES
                                                  VOTING SHARES             --------------------------
                                          ------------------------------    NUMBER OF
              NON-OFFICER                   NUMBER OF                       NON-VOTING       PERCENT
             DIRECTORS AND                VOTING SHARES         PERCENT       SHARES            OF
           DIRECTOR NOMINEES               OWNED(1)(2)          OF CLASS     OWNED(1)         CLASS
           -----------------              -------------         --------    ----------       -------
Harry Carlson...........................      141,504(3)          1.29%        58,680(4)          *
David H. Gunning........................        4,812                *              0             *
Edward E. Hood, Jr......................        2,312                *          1,000             *
Paul E. Lego............................        2,812                *          1,500             *
David C. Lincoln........................    2,318,762(5)         21.53%       909,945(6)       6.58%
G. Russell Lincoln......................       73,498(7)             *         70,890(8)          *
Kathryn Jo Lincoln......................       14,603                *          5,112(9)          *
Henry L. Meyer, III.....................        2,812(10)            *          1,500(11)         *
Lawrence O. Selhorst....................        2,312                *          1,000             *
Craig R. Smith..........................        4,862(12)            *          3,550(13)         *
Frank L. Steingass......................      109,686(14)         1.02%       113,555(15)         *

NAMED EXECUTIVE OFFICERS
----------------------
Anthony A. Massaro......................       10,368(16)            *         11,333(17)         *
H. Jay Elliott..........................        7,000(18)(19)        *          7,000(20)         *
John M. Stropki, Jr.....................        7,883(21)            *         10,714(22)         *
Frederick G. Stueber....................        4,214(18)(23)        *          4,166(24)         *
Richard C. Ulstad.......................        2,533(25)            *         10,602(26)         *

All Directors and Executive Officers as
a group (30 persons)....................    2,746,110(27)        25.06%     1,289,288          9.10%(28)

OTHER PERSONS
------------
The Lincoln Electric Company
401(k) Savings Plan
22801 St. Clair Avenue
Cleveland, Ohio 44117-1199                    280,414             2.60%       551,361          3.98%

---------------

  * indicates less than 1%.

 (1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission, under which a person is deemed to be the beneficial owner of a security, for these purposes, if he or she has or shares voting power or investment power in respect of such security or has the right to acquire such security within 60 days.

 (2) Includes Common Shares subject to forfeiture and restrictions on transfer issued pursuant to our Non-Employee Directors' Restricted Stock Plan.

 (3) Of the 141,504 shares, Mr. Carlson held of record 67,948 shares and the remaining 73,556 shares were held of record by his spouse. Mr. Carlson disclaims beneficial ownership of the shares held by his spouse.

 (4) Of the 58,680 shares, Mr. Carlson held of record 32,982 shares and the remaining 25,698 shares were held of record by his spouse. Mr. Carlson disclaims beneficial ownership of the shares held by his spouse.

 (5) Of the 2,318,762 shares, David C. Lincoln and his wife held of record an aggregate of 369,062 shares. The remaining 1,949,700 shares were held of record as follows: 998,550 shares by The Lincoln Foundation, Inc., of which Mr. Lincoln is President and a member of the Board of Trustees, as to which shares Mr. Lincoln disclaims beneficial ownership; 17 shares by the Estate of Helen C. Lincoln, of which Mr. Lincoln is a co-administrator, as to which shares Mr. Lincoln disclaims beneficial ownership; 191,741 shares by a trust for which Mr. Lincoln serves as a co-trustee and in which he has a lifetime pecuniary interest and as to which he otherwise disclaims beneficial ownership; 191,741 shares by a trust for which Mr. Lincoln serves as a co-trustee and in which his sister has a lifetime pecuniary interest, as to which shares Mr. Lincoln disclaims beneficial ownership; 500,000 shares by LFM, Inc., a corporation of which Mr. Lincoln is a Director, as to which shares Mr. Lincoln disclaims beneficial ownership; 30,000 shares by The Lincoln Fund, a Lincoln family partnership of which Mr. Lincoln is Managing Director; 20,000 shares by a trust for which Mr. Lincoln is sole trustee, for the benefit of his nephew, as to which shares Mr. Lincoln disclaims beneficial ownership; 14,120 shares by two trusts for which Mr. Lincoln is as a co-trustee for the benefit of his nieces, as to which shares Mr. Lincoln disclaims beneficial ownership; and 3,531 shares by a trust for which Mr. Lincoln is a co-trustee for the benefit of his son, as to which shares Mr. Lincoln disclaims beneficial ownership.

 (6) Of the 909,945 shares, David C. Lincoln and/or his wife held of record an aggregate of 369,619 shares. The remaining 540,326 shares were held of record as follows: 109,572 shares by The Lincoln Foundation, Inc., of which Mr. Lincoln is president and a member of the Board of Trustees, as to which shares Mr. Lincoln disclaims beneficial ownership; 26,020 shares by the Estate of Helen C. Lincoln, of which Mr. Lincoln is a co-administrator, as to which shares Mr. Lincoln disclaims beneficial ownership; 50,982 shares by a trust for which Mr. Lincoln serves as a co-trustee and in which he has a lifetime pecuniary interest and as to which Mr. Lincoln otherwise disclaims beneficial ownership; 50,982 shares by a trust for which Mr. Lincoln serves as a co-trustee and in which his sister has a lifetime pecuniary interest, as to which Mr. Lincoln disclaims beneficial ownership; 250,000 shares by LFM, Inc., a corporation of which Mr. Lincoln is a Director, as to which shares Mr. Lincoln disclaims beneficial ownership; 30,000 shares by The Lincoln Fund, a Lincoln family partnership of which Mr. Lincoln is Managing Director; 20,000 shares by a trust for which Mr. Lincoln is a trustee, for the benefit of his nephew, as to which shares Mr. Lincoln disclaims beneficial ownership; 2,216 shares by two trusts for which Mr. Lincoln is a co-trustee for the benefit of his nieces, as to which shares Mr. Lincoln disclaims beneficial ownership; and 554 shares by a trust for which Mr. Lincoln is a co-trustee for the benefit of his son, as to which shares Mr. Lincoln disclaims beneficial ownership.

 (7) Of the 73,498 shares, G. Russell Lincoln held of record 58,812 shares, 5,996 shares were held of record by three trusts, as to each of which Mr. Lincoln is a trustee, for the benefit of his minor children. Mr. Lincoln is also a trustee of 8,690 shares for the Laura P. Heath Family Trust. Mr. Lincoln disclaims beneficial ownership of the shares held by the trusts.

 (8) Of the 70,890 shares, Mr. Lincoln held of record 57,500 shares. The balance were held by four trusts, as set forth in footnote 7.

 (9) Of the 5,112 shares, Ms. Lincoln held of record 4,362 shares. The remaining 750 shares were held of record by Ms. Lincoln's spouse, as to which shares Ms. Lincoln disclaims beneficial ownership.

(10) Held of record by a trust established by Mr. Meyer and his spouse under which Mr. Meyer may be deemed to share voting and investment power.

(11) Held of record by a trust established by Mr. Meyer and his spouse under which Mr. Meyer may be deemed to share voting and investment power.

(12) Except for shares held of record by Mr. Smith under the Director's Restricted Stock Plan, the shares shown were held of record by a trust established by Mr. Smith, under which he has sole voting authority and shared investment authority.

(13) Held of record by a trust established by Mr. Smith, under which he had sole voting authority and shared investment authority.

(14) Of the 109,686 shares, Mr. Steingass held of record 102,987 shares. The remaining 6,699 shares were held of record as follows: 1,200 shares by Buehler/Steingass, Inc., a corporation of which Mr. Steingass is Chairman of the Board and President, as to which shares Mr. Steingass disclaims beneficial ownership; and 5,499 shares by Mr. Steingass' spouse, as to which shares Mr. Steingass disclaims beneficial ownership.

(15) Of the 113,555 shares, Mr. Steingass held of record 102,556 shares. The remaining 10,999 shares were held of record as follows: 200 shares by Buehler/Steingass, Inc., a corporation of which Mr. Steingass is Chairman of the Board and President, as to which shares Mr. Steingass disclaims beneficial ownership; and 10,799 shares by Mr. Steingass' spouse, as to which shares Mr. Steingass disclaims beneficial ownership.

(16) Of the 10,368 shares, Mr. Massaro held of record 2,035 shares and has or had the right to acquire 8,333 shares upon the exercise of stock options within 60 days after December 31, 1997.

(17) Of the 11,333 shares, Mr. Massaro held of record 3,000 shares and has or had the right to acquire 8,333 shares upon the exercise of stock options within 60 days after December 31, 1997.

(18) The shares indicated for Messrs. Elliott and Stueber do not include the 280,414 Common Shares held or the 551,361 Class A Common Shares held of record by the trustee of the 401(k) Savings Plan, KeyBank National Association, for the benefit of participants and beneficiaries in the 401(k) Savings Plan. Generally, participants and beneficiaries are entitled to direct the voting of Common Shares allocated to their respective accounts. The 401(k) Savings Plan's investments are administered by an Investment Committee appointed by the Board of Directors of the Company. In certain limited circumstances, the Investment Committee votes on matters concerning the exercise of appraisal or dissenters' rights and the choice of consideration to be received by shareholders in any transaction involving securities of the Company. Messrs. Elliott and Stueber have been appointed by the Board of Directors as members of the Investment Committee and disclaim beneficial ownership of such shares.

(19) Of the 7,000 shares, Mr. Elliott held of record 4,500 shares and has or had the right to acquire 2,500 shares upon the exercise of stock options within 60 days after December 31, 1997.

(20) Of the 7,000 shares, Mr. Elliott held of record 4,500 shares and has or had the right to acquire 2,500 shares upon the exercise of stock options within 60 days after December 31, 1997.

(21) Of the 7,883 shares, Mr. Stropki held of record 2,800 shares, 1,750 shares were held of record jointly with his spouse and Mr. Stropki has or had the right to acquire 3,333 shares upon the exercise of stock options within 60 days after December 31, 1997. Mr. Stropki disclaims beneficial ownership of the shares held by his spouse.

(22) Of the 10,714 shares, Mr. Stropki held of record 2,800 shares, 1,750 shares were held of record by his spouse and Mr. Stropki has or had the right to acquire 6,164 shares upon the exercise of stock options within 60 days after December 31, 1997. Mr. Stropki disclaims beneficial ownership of the shares held by his spouse.

(23) Of the 4,214 shares, Mr. Stueber held of record 2,548 shares, 1,875 shares of which are subject to forfeiture and restrictions on transfer pursuant to the Company's Incentive Equity Plan and the employment agreement with Mr. Stueber. Mr. Stueber also has or had the right to acquire 1,666 shares upon the exercise of stock options within 60 days after December 31, 1997.

(24) Of the 4,166 shares, Mr. Stueber held of record 2,500 shares, 1,975 of which are subject to forfeiture and restrictions on transfer pursuant to the Company's Incentive Equity Plan and the employment agreement with Mr. Stueber. Mr. Stueber also has or had the right to acquire 1,666 shares upon the exercise of stock options within 60 days after December 31, 1997.

(25) Of the 2,533 shares, Mr. Ulstad held of record 1,200 shares and has or had the right to acquire 1,333 shares upon the exercise of stock options within 60 days after December 31, 1997.

(26) Of the 10,602 shares, Mr. Ulstad held of record 1,200 shares and has or had the right to acquire 9,402 shares upon the exercise of stock options within 60 days after December 31, 1997.

(27) Includes 27,611 shares which all executive officers and Directors, as a group, have or had the right to acquire upon the exercise of stock options within 60 days after December 31, 1997.

(28) Includes 77,990 shares which all executive officers and Directors, as a group, have or had the right to acquire upon the exercise of stock options within 60 days after December 31, 1997.

(29) In the Reorganization, each Common Share and each Class A Common Share will be converted into two Holding Common Shares. If the Reorganization is consummated, the beneficial ownership of Holding Common Shares, with the corresponding footnotes adjusted to reflect the conversion, immediately thereafter would be as follows:

                        NON-OFFICER
                        DIRECTOR AND                                 NUMBER OF         PERCENT
                     DIRECTOR NOMINEES                          VOTING SHARES OWNED    OF CLASS
                     -----------------                          -------------------    --------
Harry Carlson...............................................           400,368              *
David H. Gunning............................................             9,624              *
Edward E. Hood, Jr..........................................             6,624              *
Paul E. Lego................................................             8,624              *
David C. Lincoln............................................         6,457,414          13.12%
G. Russell Lincoln..........................................           288,776              *
Kathryn Jo Lincoln..........................................            39,430              *
Henry L. Meyer, III.........................................             8,624              *
Lawrence O. Selhorst........................................             6,624              *
Craig R. Smith..............................................            16,824              *
Frank L. Steingass..........................................           446,482              *
NAMED EXECUTIVE OFFICERS
Anthony A. Massaro..........................................            43,402              *
H. Jay Elliott..............................................            28,000              *
John M. Stopki, Jr..........................................            37,194              *
Frederick G. Stueber........................................            16,760              *
Richard C. Ulstad...........................................            26,270              *
All Directors and Executive Officers as a group (30
  persons)..................................................         8,070,796          16.06%
OTHER PERSONS
The Lincoln Electric Company
401(k) Savings Plan
22801 St. Clair Avenue
Cleveland, OH 44117-1199....................................         1,663,550           3.38%

                           SUMMARY COMPENSATION TABLE

     The table below shows the before-tax compensation for the years shown for Mr. Massaro and the four next highest paid executive officers at the end of 1997.

                                                                                       LONG-TERM
                                              ANNUAL COMPENSATION                    COMPENSATION
                                    ---------------------------------------    -------------------------
                                                                  OTHER        SECURITIES
        NAME AND PRINCIPAL                                        ANNUAL       UNDERLYING    ALL OTHER
             POSITION               YEAR   SALARY     BONUS    COMPENSATION     OPTIONS     COMPENSATION
----------------------------------  ----   -------   -------     -------         ------        -----
Anthony A. Massaro................  1997   532,917   560,000                     25,000
  Chairman, President and           1996   380,833   300,000                     50,000
  Chief Executive Officer(1)        1995   300,000    75,000     108,528(2)                    9,749(3)
H. Jay Elliott....................  1997   268,750   200,000                     10,000
  Senior Vice President,            1996   255,000   125,000                     15,000
  Chief Financial                   1995   225,000    75,000
  Officer and Treasurer
John M. Stropki, Jr...............  1997   220,833   240,000                     12,000
  Executive Vice President          1996   175,000   175,000                     20,000
  President, North America(4)
Frederick G. Stueber..............  1997   209,167   140,000                      5,000
  Senior Vice President,            1996   200,000    75,000                     10,000
  General Counsel and Secretary(4)
Richard C. Ulstad.................  1997   167,916   134,000                      4,000
  Senior Vice President,            1996   145,000   120,000                      8,000
  Manufacturing(4)

---------------

(1) Indicated amounts for 1996 include compensation as Chief Executive Officer from November 1, 1996.

(2) Indicated amount is the aggregate, net of tax adjustments, of payments made to Mr. Massaro under his expatriate agreement, including cost of living adjustments and housing payments. The agreement ended in 1995.

(3) Indicated amount reflects moving expenses and payments related thereto.

(4) The individuals were not among the five most highly compensated executive officers prior to 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock option grants for the year 1997 for our named executive officers. No stock appreciation rights were granted to the named executive officers or other optionees during 1997.

                                                    NO. OF         % OF TOTAL
                                                    SHARES       OPTIONS GRANTED
                                                  UNDERLYING     TO EMPLOYEES IN     EXERCISE     EXPIRATION   GRANT DATE
         NAME                                       OPTIONS        FISCAL YEAR     PRICE ($/SH)      DATE      VALUE (1)
         ----                                    -------------   ---------------   ------------   ----------   ----------
Anthony A. Massaro....  Common Shares               12,500            12.9%          $38.375       11/13/07     $170,500
                        Class A Common Shares       12,500            12.9%            35.25       11/13/07      133,750
H. Jay Elliott........  Common Shares                5,000             5.1%           38.375       11/13/07       68,200
                        Class A Common Shares        5,000             5.1%            35.25       11/13/07       53,500
John M. Stropki,        Common Shares                6,000             6.2%           38.375       11/13/07       81,840
  Jr..................
                        Class A Common Shares        6,000             6.2%            35.25       11/13/07       64,200
Frederick G.            Common Shares                2,500             2.5%           38.375       11/13/07       34,100
  Stueber.............
                        Class A Common Shares        2,500             2.5%            35.25       11/13/07       26,750
Richard C. Ulstad.....  Common Shares                2,000             2.0%           38.375       11/13/07       27,280
                        Class A Common Shares        2,000             2.0%            35.25       11/13/07       21,400

---------------

(1) All options were granted at an exercise price equal to the fair market value of the Common Shares ($38.375) and the Class A Common Shares ($35.25) at the date of the grant. The value shown is based on the Black-Scholes option pricing model. The model assumes (a) volatility calculated using the trading information for the Common Shares and the Class A Common Shares during the 80 week period ended January 2, 1998 (25.4% for Common Shares and 19.7% for Class A Common Shares); (b) a risk-free rate of return based on the 10-year treasury bond rate at December 26, 1997 (5.74%); and a dividend yield for the Common Shares of 2.05% and for the Class A Common Shares of 2.22%.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table provides information relating to exercisable and unexercisable stock options at December 31, 1997 for our named executive officers. No named executive officers exercised stock options during 1997. No stock appreciation rights were awarded to such individuals during the last fiscal year, and no stock appreciation rights were exercised or remained unexercised during the last fiscal year.

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS               IN-THE-MONEY
                                                           AT FY-END(#)               OPTIONS AT FY-END($)
                                                    ---------------------------    ---------------------------
        NAME                                        EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
---------------------                                 ------         -------         -------       --------
Anthony A. Massaro...  Common Shares                   8,333          29,167         $74,997       $157,816
                       Class A Common Shares           8,333          29,167         $76,080       $166,295
H. Jay Elliott.......  Common Shares                   2,500          10,000         $22,500       $ 48,125
                       Class A Common Shares           2,500          10,000         $22,825       $ 51,300
John M. Stropki,       Common Shares
  Jr.................                                  3,333          12,667         $29,997       $ 63,753
                       Class A Common Shares           6,164          12,667         $42,640       $ 67,650
Frederick G.           Common Shares
  Stueber............                                  1,666           5,834         $14,994       $ 31,569
                       Class A Common Shares           1,666           5,834         $15,211       $ 33,264
Richard C. Ulstad....  Common Shares                   1,333           4,667         $11,997       $ 25,253
                       Class A Common Shares           9,402           4,667         $46,971       $ 26,610

                             COMPENSATION COMMITTEE

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of your Board of Directors consists solely of non-employee Directors. Its primary charge is to determine and report to the Board of Directors on the compensation (or method of calculation thereof) for the Chairman and Chief Executive Officer and each other executive who is among the five highest paid executives. In addition, the Compensation Committee establishes and conducts succession planning for the Chief Executive Officer and reviews and makes recommendations to the Board of Directors concerning our employee benefit programs. The Chief Executive Officer determines the compensation of our other executive officers, subject to Compensation Committee oversight.

EXECUTIVE COMPENSATION POLICY

     Our executive compensation policy is based on our longstanding commitment to incentive based compensation for all employees, including officers. This commitment is exemplified by the cash bonus program. For many years we have administered a discretionary employee bonus program featuring a cash distribution determined on the basis of a formula that takes into account individual earnings and the results of a merit review process. Virtually all domestic employees participate in the program, and efforts have been made to include employees of foreign subsidiaries, where appropriate. The costs of this program, net of hospitalization costs but inclusive of payroll taxes, was $74.9 million in 1997, $66.7 million in 1996, and $66.4 million in 1995.

     The Committee's approach to executive compensation is the same as our Company's approach to employee compensation generally. The base salaries of executives should as a norm be set at the 40th percentile of our peer group, i.e. base salaries will be somewhat below average. The Committee believes, however, that cash bonus opportunities should be above average, with the 75th percentile of our peer group retained as the target for total cash compensation. In making these determinations, the Committee uses a peer group consisting of 200-300 manufacturers based in the United States and with revenues comparable in size to our revenues. The Committee also believes that individual circumstances and performance should be a factor in incentive awards, both positively and negatively -- notwithstanding our performance against financial targets. The financial targets for 1997 were based on earnings before interest, taxes and the cash bonus referred to above. Financial targets were set on the same basis for 1998. The compensation paid to executives in 1997, in addition to weighting for personal performance, reflected our Company's superior performance and the fact that financial targets for 1997 were exceeded.

     The Committee's philosophy, after taking into account lower than average base salaries and above average cash bonus opportunities, includes a third principle, which is that long-term incentive opportunities should be in place that place executives at the median of their peer group for such long-term incentive programs. As a result, stock option grants were made in 1996 and 1997 and a long-term cash based plan based on earnings growth over a three year period was also introduced in 1997, applicable to the 1998-2000 period.

1998 STOCK OPTION PLAN

     Our 1988 Incentive Equity Plan (the "IEP"), which has been the Company's principal vehicle for delivering long-term equity based incentives to the key employees, will expire this year. Since the Committee has used the IEP primarily for granting stock options in recent years, the Committee has recommended replacing it with the 1998 Stock Option Plan in order to continue to provide long-term incentive opportunities.

CEO COMPENSATION

     Mr. Massaro's compensation in 1997 reflects the Compensation Committee's three-part philosophy, emphasizing incentives and performance; base compensation of approximately $533,000, below his peer group median; cash bonus of $560,000, which is superior pay for superior performance against financial targets, placing him in the upper quartile for his peer group; and stock option grants for long-term incentive compensation placing Mr. Massaro at what we believe is the median of his peer group for long-term incentive programs.

OTHER EXECUTIVE OFFICERS

     The base salaries of Messrs. Elliott, Stropki, Stueber and Ulstad were established according to the principles discussed above. An aggregate of $714,000 was paid in 1997 to Messrs. Elliott, Stropki, Stueber and Ulstad as the target award; thus 45.2% of their total compensation was at risk. Aggregate option grants for 31,000 shares were made to these individuals under the 1988 Incentive Equity Plan.

1993 TAX ACT

     The Compensation Committee's general philosophy is to "qualify" future long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 may be exceeded. All compensation paid during 1997 was deductible.

     The foregoing report has been furnished by the Compensation Committee.

        Edward E. Hood, Jr., Chairman
        Paul E. Lego
        David C. Lincoln
        G. Russell Lincoln
        Henry L. Meyer, III

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our Directors and Officers to file reports of ownership and changes in ownership with respect to our securities with the Securities and Exchange Commission and to furnish copies of these reports to us. Based on a review of these reports, we believe that for 1997 all filing requirements were met on a timely basis.

                                PENSION BENEFITS

     We provide pension benefits for our executive officers under two defined benefit programs: the retirement annuity program (the "RETIREMENT ANNUITY PROGRAM"), which has been in effect since 1936, and a supplemental executive retirement plan (the "SERP"), which became effective January 1, 1994. We also maintain a supplemental deferred compensation plan (the "DEFERRED COMPENSATION PLAN") which became effective November 15, 1994. In 1997, we adopted The Lincoln Electric Company Executive Benefit Plan (the "EXECUTIVE BENEFIT PLAN"), which is triggered only in change of control situations and under which benefits paid will reduce and offset benefits payable under the Deferred Compensation Plan and, in certain circumstances, the SERP. Participation in the SERP, the Deferred Compensation Plan and the Executive Benefit Plan is limited to individuals chosen by the Compensation Committee.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The purpose of the SERP is, in part, to make up for limitations imposed by the Internal Revenue Code on payments of retirement benefits under the Company's tax qualified retirement plans, including the Retirement Annuity Program, and, primarily, to provide an aggregate competitive retirement benefit for SERP participants. The following table shows the estimated annual pension benefits provided under the SERP (inclusive of benefits payable under our qualified plans (including the employer provided benefit under the employee savings plan ("401(k) SAVINGS PLAN")) and, in certain cases, previous employer plans), which would be payable to employees in various compensation classifications upon retirement on December 31, 1997, at age 60, after selected periods of service. The amounts reflected in the table will be reduced by the single life benefits payable under the Retirement Annuity Program, the lifetime benefit equivalence of any account balance for employer-paid benefits under our 401(k) Savings Plan and (if additional service is granted) other qualified plan benefits paid by previous employers. The benefits payable under the SERP are reduced by the maximum Social Security benefit payable in the year of retirement and the table reflects such reduction. Benefits under the SERP are also reduced if the covered employee has participated in the plan for fewer than 8 years at the time of retirement.

 AVERAGE ANNUAL
COMPENSATION FOR
3 HIGHEST YEARS
IN 7-YEAR PERIOD                     YEARS OF SERVICE
   PRECEDING        ---------------------------------------------------
   RETIREMENT       25 YRS.    30 YRS.    35 YRS.    40 YRS.    45 YRS.
----------------    -------    -------    -------    -------    -------
     200,000         56,338     70,788     85,238     99,688    114,088
     300,000         92,463    114,138    135,813    157,488    179,088
     400,000        128,588    157,488    186,388    215,288    244,088
     500,000        164,713    200,838    236,963    273,088    309,088
     600,000        200,838    244,188    287,538    330,888    374,088
     700,000        236,963    287,538    338,113    388,688    439,088
     800,000        273,088    330,888    388,688    446,488    504,088
     900,000        309,213    374,238    439,263    504,288    569,088
   1,000,000        345,338    417,588    489,838    562,088    634,088
   1,100,000        381,463    460,938    540,413    619,888    699,088

     Benefits under the SERP are based upon 1.445% of the average annual compensation for the 3 highest years in the 7-year period preceding retirement, multiplied by the covered employee's years of service until the end of the year in which age 65 is attained. The maximum benefit may not exceed 65% of the average annual compensation for the 3 highest years used in the calculation and service after age 65 is not included. Unless a different factor is set by the Board, participants are credited with only 20% of the net amount of the benefit otherwise payable under the plan when they first become participants, and, in each of the next eight years, an additional 10% of the net amount of the benefit will become payable upon retirement. Years of service after the end of the year in which age 67 is attained are disregarded for this purpose. The table reflects the benefits payable on a single life basis without reduction for the participation factor or offsets from our plans or previous employer plans. In addition, at any time after an employee commences receiving benefits from the SERP, the employee may request that ninety percent (90%) of the present value of all remaining benefits payable to the employee under the SERP be paid to the employee in a single lump sum cash payment. If an employee elects to receive such a payment, the remaining ten percent (10%) of such present value would be forfeited.

     The compensation covered by the SERP is the same as the amounts shown in the salary and bonus columns of the Summary Compensation Table on page 21. Credited service for SERP purposes for Messrs. Massaro, Elliott, Stropki, Stueber and Ulstad is 35, 36, 25, 24 and 27 years, respectively.

RETIREMENT ANNUITY PROGRAM

     Under the Retirement Annuity Program, participants accumulate 2.5% of each year's base compensation (up to Internal Revenue Code limitations) in the form of an annuity payable at normal retirement age (age 60). In addition to the 2.5% accumulation each year, we have granted, on a number of occasions, additional supplemental retirement benefits. The Program also provides accumulated benefits to eligible spouses of deceased employees or former employees and to eligible employees who terminate employment. Benefits under the Retirement Annuity Program are in addition to those payable under Social Security.

     The anticipated retirement benefits under the Retirement Annuity Program for the named executive officers with the highest compensation for 1997 are as follows:

                                                                 ANNUAL RETIREMENT
                             NAME                             ANNUITY PROGRAM BENEFITS
                             ----                             ------------------------
1.   Anthony A. Massaro...................................            $42,479(1)
2.   H. Jay Elliott.......................................             32,232(1)
3.   John M. Stropki, Jr..................................             87,964(1)
4.   Frederick G. Stueber.................................             70,499(1)
5.   Richard C. Ulstad....................................             46,690(1)

---------------

(1) Messrs. Massaro, Elliott, Stropki, Stueber and Ulstad are currently under normal retirement age. The amounts shown represent those anticipated at normal retirement age assuming current compensation continues unchanged to that date and the benefits are payable on a single life basis.

DEFERRED COMPENSATION PLAN

     Under the Deferred Compensation Plan, certain of our employees, including the named executive officers, may make an election each year to defer a portion of their current salary. The amount deferred, when combined with the amounts deferred under our 401(k) Savings Plan, may not exceed 75% of the employee's base salary plus 100% of such employee's bonus for each year. The amounts deferred are credited to accounts established in our accounting records. The value of an employee's account is paid to the employee following termination of the employee's employment. In addition, the employee may request at any time that ninety percent (90%) of the balance of the employee's account be distributed to the employee. The remaining ten percent (10%) would be forfeited.

FINANCIAL SECURITY PROGRAM

     Effective November 1, 1997, the Financial Security Program ("FSP") was established for employees. Employees hired prior to November 1, 1997 were able to choose whether to participate in the FSP or to continue participation in the Retirement Annuity Program under the provisions in effect prior to November 1, 1997. Employees hired on or after November 1, 1997 are eligible to participate only in the FSP. Under the FSP, participants continue to accrue the same basic 2.5% pension benefit under the Retirement Annuity Program. However, for Retirement Annuity Program benefits accrued on or after November 1, 1997, FSP participants no longer have the right either to receive those benefits while working (after normal retirement age of 60) or to receive increased benefits by deferring commencement until actual retirement (but continuing to work past age
60). FSP participants also receive a Company-paid contribution to our 401(k) Savings Plan of 2% of each year's base compensation.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Messrs. Massaro, Elliott and Stueber entered into employment agreements in July 1993, June 1993 and February 1995, respectively. The agreements will be amended to grant credited service as of such dates for purposes of the SERP of 29, 32 and 22 years, respectively, as of their respective dates of hire, assuming a normal retirement age of 60 and service of 45 years at age 65 for all. Messrs. Massaro and Elliott have a participation factor under the SERP of 100%. The agreements for Messrs. Massaro and Elliott also provide for severance pay equal to one year's base salary if they are terminated without cause. The agreement for Mr. Stueber provides that if he is terminated without cause, or a change in control of the Company reduces his responsibilities, prior to his sixth anniversary, he will be entitled to severance pay equal to three times his total compensation (base and bonus) for the preceding year. Thereafter, through his tenth anniversary, severance pay equals one year's total compensation.

     We adopted the Executive Benefit Plan in 1997. The plan has a specific limited scope. Benefits payable under the plan, if any, would offset benefits payable under the Deferred Compensation Plan and, for certain individuals, the SERP. Certain of our employees, including the named executive officers, are entitled to receive a cash payment if there is a "change in control" of the Company, as defined in the Executive Benefit Plan, and certain employment conditions are satisfied. The Reorganization does not constitute a change of control for purposes of the Executive Benefit Plan. The Company has established a trust to hold the employees' accounts under the Executive Benefit Plan and has funded the trust with amounts sufficient to pay benefits.

     The term "change of control" is defined in the Executive Benefit Plan described above to include certain changes in beneficial ownership of the Company's outstanding voting shares, certain changes in the membership of the Company's Board of Directors, certain events of bankruptcy or insolvency and certain business combinations.

                             CUMULATIVE SHAREHOLDER

                      RETURN AND PERFORMANCE PRESENTATION

     Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on our Common Shares against the cumulative total return of the S&P Composite--500 Stock Index and The Russell 2000 Stock Index for the five-year calendar period commencing January 1, 1993 and ending December 31, 1997. A compatible peer-group index for the welding industry, in general, was not readily available because the industry is comprised of a relatively small number of competitors, many of which either are based overseas and/or are divisions of larger companies, privately-held or not actively traded in the United States. The Russell 2000 represents a developed index based on a concentration of companies having relatively small market capitalization, published by the Frank Russell Company. The return on our Common Shares does not include payment of dividends with respect to the Class A Common Shares issued in connection with the recapitalization in 1995.
                        Five Year Performance Comparison
                       LECO Common, S&P 500, Russell 2000
                               Composite Indices

  Measurement Period
(Fiscal Year Covered)      1992         1993         1994         1995         1996         1997
LINCOLN                      100.00        84.35       189.91       262.11       349.61       419.88
S&P 500                      100.00       110.02       111.52       153.31       188.70       251.65
RUSSELL 2000                 100.00       118.90       116.76       149.97       174.70       213.76

                          TRANSACTIONS WITH AFFILIATES

     Buehler/Steingass, Inc., of which Frank L. Steingass, one of our Directors, is President and a principal shareholder, received approximately $143,938 for printing catalogs and other materials for us during 1997. It is anticipated that Buehler/Steingass, Inc. will continue to provide printing services to us in 1998 on miscellaneous matters. All of the transactions reported above were carried out in the ordinary course of business upon terms no less favorable to us than would apply to similar transactions with unrelated companies.

                                 REORGANIZATION
                                   Item No. 2

     Your shares represented by the proxies in the enclosed form will be voted FOR the Reorganization described in this Proxy Statement/Prospectus, unless you instruct otherwise. Your Board of Directors has approved and adopted an Agreement of Merger, a copy of which is attached hereto as Annex A and incorporated in this Proxy Statement/Prospectus by reference. Consummation of the Merger described below and the related transactions contemplated by the Agreement of Merger will result in a new holding company structure in which Lincoln Electric Holdings will become the publicly held parent company of the Company. In the Merger, all nonvoting shares of the Company will be converted into voting shares of Lincoln Electric Holdings. The consolidated financial condition of Lincoln Electric Holdings immediately after the Merger will be substantially the same as ours immediately prior to the Merger. See "Financial Statements" below.

REASONS FOR THE REORGANIZATION

     We manufacture three principal product lines -- welding products, cutting products and integral horsepower industrial electric motors, and participate in the welding market both domestically and globally. A holding company structure, together with certain potential follow-on reorganizations of our various corporate structures below the Lincoln Electric Holdings level, will better reflect the way we currently conduct operations. We believe that our new structure will provide benefits to us including:

     - opportunities for enhanced shareholder value through the elimination of market confusion caused by our two existing classes of common stock;

        - Price differentials have arisen from time to time between the Common Shares and Class A Common Shares. In addition, the market has experienced confusion from time to time, with respect to our various classes of securities on liquidity issues and with dividend announcements. We believe that simplifying the capital structure will lead to more market awareness and understanding of the Company and ultimately to increased valuations.

     - additional opportunities for enhanced shareholder value through greater trading volume;

        - We believe that increasing the number of outstanding shares, and reducing their cost, will encourage more investment and trading, including increased employee ownership. Over the longer term increased numbers of outstanding shares should contribute to increased liquidity, which in time will help increase the Company's overall market value.

     - increased legal protection, with risks and benefits of domestic and foreign regions more clearly contained below the level of Lincoln Electric Holdings.

        - For example, risks associated with overseas borrowings and foreign operations, such as the loss situations experienced by us in the early nineties in Germany, Mexico, Venezuela, Brazil and Japan, are better contained in a holding company structure in which the U.S. domestic assets are not at risk. Similarly, contingent claims that at times can arise in the United States, such as product liability actions for bodily injury or property damage or environmental claims, need not burden the growth of foreign operations.

     We are currently assessing the final structure of our operations following the Reorganization. Our analysis will be affected by a variety of tax, accounting and legal factors that may shape the final structure. The following diagram shows conceptually our corporate structure before the Reorganization and the type of structure that may evolve after the Reorganization where, for example, Operating Subsidiary A may be The Lincoln Electric Company, Operating Subsidiaries B represent Asia-Pacific subsidiaries and Operating Subsidiaries C represent one or more other subsidiaries of the Company:

                                     CHART
     Before the Reorganization                       After the Reorganization
     -------------------------                         --------------------
        Public Shareholders                             Public Shareholders
     ----------------------------                 -----------------------------
               |                                                 |
     The Lincoln Electric Company                Lincoln Electric Holdings, Inc.
               |                                                 |
-------------------------------------------      -------------------------------
  |           |             |             |           |         |          |
----------  ---------- -------------- --------  ---------  ---------  ----------
Operating   Operating  Three           Holding  Operating  Operating  Operating
Subsidiary  Subsidiary additional      Company  Subsidiary Subsidiary Subsidiary
   A           B       Operating                      A         B          C
                       Subsidiaries
----------  ---------  --------------  --------  ---------  ---------- ---------
                             |
                       --------------
                       Ten additional
                       Operating
                       Subsidiares
                       --------------

     YOUR BOARD OF DIRECTORS HAS APPROVED THE AGREEMENT OF MERGER AND RECOMMENDS YOU VOTE FOR THIS PROPOSAL TO APPROVE THE REORGANIZATION. You are urged to retain this Proxy Statement/Prospectus for future reference.

DESCRIPTION OF THE MERGER

     The following discussion summarizes the material terms of the Agreement of Merger set forth in Annex A hereto. The Agreement of Merger will be effected by the merger of Merger Co. into the Company. The Company will be the surviving corporation, will continue to do business under our present name and will have the rights, benefits, obligations and liabilities that we had prior to the Merger. As a result of the Merger, Lincoln Electric Holdings will be the sole shareholder of the Company.

     At the present time, 10 shares of Lincoln Electric Holdings are issued and outstanding. Presently, 100 shares of Merger Co. are issued and outstanding, all of which are held by Lincoln Electric Holdings. The Agreement of Merger provides that, after satisfaction or waiver of all conditions under the Agreement of Merger, the Company and Merger Co. will file the appropriate certificate with the Secretary of State of Ohio and as a result thereof, Merger Co. will be merged with and into the Company. In the Merger, each Common Share and each Class A Common Share issued and outstanding at the Effective Time, other than those held by persons entitled to exercise statutory dissenters' rights, will be converted into two Holding Common Shares. The 10 shares of Lincoln Electric Holdings outstanding prior to the Effective Time will be canceled and extinguished at the Effective Time. As of April 6, 1998, there were 10,773,834 Common Shares and 13,858,190 Class A Common Shares issued and outstanding and no Common Shares or Class A Common Shares held in treasury. After the Merger, there will be 49,264,048 Holding Common Shares issued and outstanding if no holders of Common Shares or Class A Common Shares exercise statutory dissenters' rights.

     Pursuant to the Ohio General Corporation Law, the approval of the Reorganization requires the affirmative vote of the holders of not less than two-thirds of the outstanding Common Shares, voting as a class, and the affirmative vote of the holders of not less than two-thirds of the outstanding Class A Common Shares entitled to vote, voting as a class. The Principal Shareholder has or shares voting power for Common Shares and Class A Common Shares which, based on the number of Common Shares and Class A Common Shares outstanding as of April 6, 1998 (the record date for the Annual Meeting), constitute approximately 21.5% of the outstanding Common Shares and 6.58% of the Class A Common Shares. We have been informed that the Principal Shareholder presently intends to vote in favor of the Reorganization. If this shareholder does so vote, it will be necessary for holders of an additional 45.17% of all outstanding Common Shares and 60.09% of the outstanding Class A Common Shares to vote for the Reorganization in order for the Reorganization to be approved.

     Approval of the Reorganization by you will also constitute approval by you of the Restated Articles of Incorporation and Code of Regulations of Lincoln Electric Holdings which will be in effect upon consummation of the Merger. Furthermore, it will constitute approval of the conversion of outstanding stock options and rights for Common Shares and Class A Common Shares into options or rights to purchase or receive Holding Common Shares, and approval of all amendments to all of the foregoing deemed appropriate by our Board of Directors and the Board of Directors of Lincoln Electric Holdings.

     After the Merger, Lincoln Electric Holdings will consider other corporate restructurings involving its subsidiaries. Although the exact nature of these transactions requires further planning and may necessitate tax and other governmental and third party approvals, the goal would be to eventually move to the post-reorganization diagram referenced above, with welding subsidiaries for various regions of the world positioned below Lincoln Electric Holdings, and non-welding businesses separately identified.

EXCHANGE OF CERTIFICATES

     If the Reorganization is approved, Common Shares and Class A Common Shares would automatically be changed into Holding Common Shares. Upon such change, you should retain your certificates for Common Shares and Class A Common Shares because those certificates would then represent Holding Common Shares. While you do not need to exchange your share certificates following the Merger, you will be permitted to do so if you wish. You will receive a letter of transmittal from our Shareholder Services after the Effective Time describing the procedures for exchanging your share certificates. You will also receive a certificate representing the number of additional Holding Common Shares you are entitled to receive as a result of the Reorganization printed on new certificate paper. Please contact our Shareholder Services for further information.

     At the Effective Time, holders of certificates representing Common Shares or Class A Common Shares will cease to have any rights, other than dissenters' rights with respect to Common Shares or Class A Common Shares, with respect to such shares and each such certificate will be deemed for all corporate purposes to evidence the Holding Common Shares into which such shares have been converted. Our stock transfer books will be closed at the close of business on the business day immediately preceding the Effective Time, and the holders of record of Common Shares and Class A Common Shares as of the Effective Time will become holders of Holding Common Shares as provided in the Agreement of Merger.

CAPITALIZATION OF HOLDING COMPANY

     At the present time, Lincoln Electric Holdings has 120,000,000 authorized Holding Common Shares and Preferred Shares, 10 Holding Common Shares of which have been issued and are outstanding. These outstanding Holding Common Shares will be canceled and extinguished in the Merger, so that the only outstanding Holding Common Shares will be those you and other Company shareholders receive in the Merger.

     The 120,000,000 Holding Common Shares authorized represent a number of shares that is greater than that number required in order to effect the Merger, but that is the same number as the Company's shareholders authorized in 1997 for Common Shares and Class A Common Shares combined. The Board of Directors of the Company believes that it is still desirable to have 120,000,000 authorized Holding Common Shares so that shares in sufficient number may be issued in the future without further action by shareholders (except as may be required by applicable laws or regulatory rules) for purposes such as future stock dividends, stock splits and similar transactions, as well as future financings or acquisitions. Although there currently are no plans to issue such additional Holding Common Shares, except under the IEP and the 1998 Stock Option Plan (if the latter is approved by the shareholders) it is possible that, from time to time, Lincoln Electric Holdings may consider transactions involving the issuance or reservation of additional Holding Common Shares.

     All Holding Common Shares issued pursuant to the Agreement of Merger will be validly issued, fully paid and nonassessable. As of April 6, 1998, the number of record holders of Common Shares and Class A Common Shares was 2,444, and 2,195, respectively.

     The voting power of the holders of Common Shares will be reduced by the Reorganization. The Common Shares currently hold 100% of the voting power in the election of directors and many other matters since the

Class A Common Shares vote only on the matters identified in the Articles and as required by the Ohio General Corporation Law. After the Effective Time, the Common Shares will hold approximately 43.8% of the voting power since the Common Shares and Class A Common Shares are both being converted into Holding Common Shares and will therefore have equal voting rights.

EMPLOYEE BENEFIT PLANS

     Except as described below with respect to the stock benefits provided under our plans, all of our employee benefit and welfare plans, such as our medical plans and pension plans, will continue unchanged and benefits under these plans will not be affected as a result of the Merger. All of our plans providing stock benefits will continue in effect after the Merger adjusted to reflect Holding Common Shares as the stock issuable instead of Common Shares or Class A Common Shares.

CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to certain conditions which must be satisfied or waived prior to the Merger. These conditions include:

      (1)     receipt of the requisite approval of our shareholders;

      (ii) receipt of satisfactory opinions of counsel with respect to certain federal and Ohio income tax matters (see "Federal and Ohio Income Tax Consequences of the Merger" below);

      (iii) entitlement of no more than 10% of the Common Shares and Class A Common Shares, collectively, to assert statutory dissenters' rights; and

      (iv) approval of Holding Common Shares for quotation on the NASDAQ National Market.

     Except for the filing of a Certificate of Merger with the Secretary of State of Ohio, no federal or state regulatory requirements must be complied with or approvals obtained for the consummation of the Merger. It is anticipated that the Merger will be consummated as soon as practicable after the conditions to the consummation of the Merger are satisfied, or at such later date as is, in the judgment of your Board of Directors, in the best interests of the Company or you.

AMENDMENTS, DEFERRAL OR ABANDONMENT OF AGREEMENT OF MERGER

     The Agreement of Merger provides that Lincoln Electric Holdings, Merger Co. and the Company, by mutual consent of their respective Boards of Directors, may amend, modify or supplement the Agreement of Merger in writing, before or after approval by you, provided that such amendment, modification or supplement does not affect the rights of the respective shareholders of such companies in a manner that is materially adverse to such shareholders in the judgment of the respective Boards of Directors of such companies. In addition, the Agreement of Merger provides that, notwithstanding adoption and approval of the Agreement of Merger by you, your Board of Directors may defer consummation of the Merger or terminate the Agreement of Merger or abandon the Merger if your Board of Directors determines that such deferral, termination or abandonment would be in the best interests of the Company or you.

FACTORS AFFECTING THE CONSUMMATION OF THE REORGANIZATION

     Our plans to accomplish the Reorganization and the internal follow-on reorganizations thereafter may be affected by a variety of factors. These factors include our competitive position in domestic and international markets, the strength of the domestic and international welding markets, our financial position (including off balance sheet assets and liabilities) and operating factors. As described above, we may defer, terminate or abandon the Merger if your Board of Directors determines it would be in the best interests of the Company or you in light of these and other factors.

POST-REORGANIZATION BOARD OF DIRECTORS AND MANAGEMENT OF LINCOLN ELECTRIC
HOLDINGS

     After the Reorganization, the Board of Directors of Lincoln Electric Holdings will consist of the same persons who are identified as current directors or have been nominated for election as directors of the Company in this Proxy Statement/Prospectus and will continue to be a classified Board, with the terms of the Directors of Lincoln Electric Holdings ending at such times as they would have ended if they had continued to serve as Directors of the Company. See "Election of Directors -- Item 1" above. The Board of Directors of Lincoln Electric Holdings will have the same committees as the Board of Directors of the Company. Following the Reorganization, Lincoln Electric Holdings' executive offices will be located at the same address as the Company's current executive offices. It is anticipated that members of the committees of the Board of Directors of Lincoln Electric Holdings will be as follows:

      (i)     Audit Committee -- Harry Carlson, David H. Gunning, Kathryn
              Jo Lincoln, Craig R. Smith, and Frank L. Steingass;

      (ii)    Compensation Committee -- Edward E. Hood, Jr., Paul E. Lego,
              David C. Lincoln, G. Russell Lincoln and Henry L. Meyer,
              III;

      (iii)   Finance Committee -- Harry Carlson, David H. Gunning, Edward
              E. Hood, Jr., Paul E. Lego, David C. Lincoln, Anthony A.
              Massaro, and Craig R. Smith; and

      (iv)    Nominating Committee -- David C. Lincoln, Kathryn Jo
              Lincoln, G. Russell Lincoln, Henry L. Meyer, III, and Frank
              L. Steingass.

     It is anticipated that, after the Merger, the executive officers of Lincoln Electric Holdings will be as follows:

           Anthony A. Massaro              Chairman, President and Chief Executive Officer
           John M. Stropki                 Executive Vice President
           H. Jay Elliott                  Senior Vice President, Chief Financial Officer and
                                           Treasurer
           Frederick G. Stueber            Senior Vice President, General Counsel and Secretary
           William J. Twyble               Senior Vice President, Engineering & Marketing
           Raymond S. Vogt                 Vice President, Human Resources

     Other senior positions within the new holding company structure will include:

           Domestic Group
           John M. Stropki                 President, North America
           Richard C. Ulstad               Senior Vice President, Manufacturing
           Dennis D. Crockett              Vice President, Consumable Research and Development
           Paul F. Fantelli                Vice President, Reliability & Quality
           Charles H. Murray               Vice President, Corporate Development
           Ronald A. Nelson                Vice President, Materials and Service

           International Group
           Richard J. Seif                 President and Chief Executive Officer, Lincoln Electric
                                           Company of Canada
           Ralph C. Fernandez              President, Lincoln Electric Latin America
           Michael Gillespie               President Lincoln Electric Asia
           Joseph G. Doria                 President, Lincoln Electric Europe
           John H. Weaver                  President, Lincoln Electric Russia, Africa & Middle East

           Non-Welding Group
           Gary M. Schuster                Vice President, Motor Division
           S. Peter Ullman                 President and Chief Executive Officer, Harris Calorific
                                           Division of The Lincoln Electric Company

     These persons presently serve in such capacities as our officers. Additional officers of Lincoln Electric Holdings will be elected or appointed from time to time as may be deemed desirable.

INITIAL FUNDING OF LINCOLN ELECTRIC HOLDINGS

     Lincoln Electric Holdings is not expected to have any significant direct expenses. Future dividends will be paid by Lincoln Electric Holdings rather than the Company. Lincoln Electric Holdings' ability to pay future dividends will be dependent on the ability of its various subsidiaries to make cash distributions to Lincoln Electric Holdings and initially will be substantially the same as the current capacity of the Company to pay dividends.

FEDERAL AND OHIO INCOME TAX CONSEQUENCES OF THE MERGER

     We have included the following federal and Ohio income tax discussion for general information only. The material that follows is limited to a discussion of the federal and Ohio income tax consequences to an individual shareholder whose Common Shares and Class A Common Shares are converted in the Merger into Holding Common Shares, or who elects, with respect to such Common Shares and/or Class A Common Shares, to exercise his statutory dissenters' rights. This discussion does not purport to consider all aspects of federal or Ohio income taxation that may be relevant to a particular individual shareholder. Certain shareholders, including shareholders who received their shares as compensation, may be subject to special rules not discussed below. Moreover, this discussion does not consider the effect of any applicable foreign, state (other than Ohio), local, or other tax laws, or the tax consequences of the Merger to shareholders who are not individuals.

     The Company has not requested a ruling from the Internal Revenue Service in connection with the Merger. It is a condition of the Merger that Jones, Day, Reavis & Pogue, counsel to the Company, deliver its written opinion to the Company as to certain of the federal and Ohio income tax consequences of the Merger. Based on certain representations which the Company has agreed to provide such counsel, such counsel has informed the Company that, in its opinion, the Merger, when it is consummated, will qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code. Such opinion of counsel will be reflected in a written opinion letter which Jones, Day, Reavis & Pogue will deliver to the Company on or before the date of the annual meeting.

     (a) Conversion of Common Shares and Class A Common Shares into Holding Common Shares. Based on the opinion expressed above, Jones, Day, Reavis & Pogue has informed the Company that it is of the further opinion that, if the Merger is carried out in accordance with the terms of the Merger Agreement and if, in the Merger, all of the Common Shares and Class A Common Shares that an individual shareholder owns are converted into Holding Common Shares, such shareholder will not recognize any gain or loss as a result of the Merger. In such case, such shareholder's aggregate tax basis in the Holding Common Shares that he will own immediately after the Merger will be the same as the aggregate tax basis of the Common Shares or Class A Common Shares that he previously owned which were converted in the Merger into Holding Common Shares. The holding period of the Holding Common Shares that such shareholder will own will include the period for which the Common Shares or Class A Common Shares that such shareholder previously owned were held, or were considered to be held, by such shareholder, provided such Common Shares or Class A Common Shares were held by such shareholder as a capital asset at the Effective Time of the Merger.

     If all of the Common Shares and Class A Common Shares that an individual shareholder owned prior to the Merger are converted into Holding Common Shares in the Merger, Jones, Day, Reavis & Pogue has advised the Company that the Ohio income tax consequences of the Merger to such an individual shareholder will be the same as the federal income tax consequences described above.

     Shareholders other than individual shareholders, shareholders who reside in states other than Ohio, and shareholders who obtained their Common Shares or Class A Common Shares other than by purchase or from the Company pursuant to the June 12, 1995 stock dividend are urged to consult their own tax advisor as regards the particular tax consequences of the Merger to them.

     (b) Exercise of statutory dissenters' rights. For a summary of statutory dissenters rights, see "Dissenter's Rights" on page 36. If instead of having Common Shares or Class A Common Shares converted in the Merger into Holding Common Shares, a shareholder dissents from the Merger with respect to some or all of his Common Shares or Class A Common Shares, such action will be considered a redemption, as defined in Section 317(b) of the Internal Revenue Code, for federal income tax purposes, and any consideration that such shareholder receives from the Company in exchange for such Shares will be treated as either a "dividend" or as proceeds from the "sale or exchange" of such Shares. Whether the consideration that a shareholder receives as a result of exercising statutory dissenters' rights will be treated as dividend income, resulting in ordinary income taxation on the full amount received, or as sale proceeds, possibly resulting in capital gain or loss, to such shareholder will depend on such shareholder's particular facts and whether the redemption results in a material reduction of the shareholder's ownership interest in the Company, taking into account the attribution of ownership rules of Section 318 of the Internal Revenue Code. Any capital gain or loss that such shareholder realizes as a result of exercising statutory dissenters' rights will be long-term capital gain or loss if such shareholder held the Common Shares and the Class A Common Shares with respect to which the shareholder exercised statutory dissenters' rights for more than 12 months at the Effective Time of the Merger, or short-term capital gain or loss if such shareholder held such Shares for one year or less at the time of the Merger. For federal tax purposes, net long-term capital gain of individuals currently is taxed at a maximum rate of 28% if such gain is with respect to property held more than 12 months, but less than 18 months, as of the date of sale, and at a maximum rate of 20% with respect to property held 18 months or more.

     If a shareholder dissents with respect to all of the Common Shares and Class A Common Shares that the shareholder owns, and any entity or person who is related to such shareholder under the rules of Section 318 of the Internal Revenue Code at the Effective Time of the Merger owns no Common Shares or Class A Common Shares, or also dissents with respect to all of their Shares of such stock, then the proceeds that such shareholder receives from the Company in exchange for such Shares will result in capital gain or loss to the shareholder. Such gain or loss, in such case, will be measured by the difference between the amount of cash that such shareholder receives as a result of exercising statutory dissenters' rights and the aggregate tax basis of such shareholder's Common Shares and Class A Common Shares.

     If, in the alternative, a shareholder dissents with respect to less than all of such shareholder's Common Shares and Class A Common Shares, or if such shareholder dissents with respect to all of such shareholder's Common Shares and Class A Common Shares and any person or entity who is related to the shareholder under the rules of Section 318 of the Internal Revenue Code dissents with respect to less than all of their Common Shares and Class A Common Shares, any consideration that such shareholder receives from the Company as a result of exercising statutory dissenters' rights may result in such shareholder being required to recognize ordinary dividend income upon the conversion of such shareholder's Shares into cash. Such dividend income will be equal to the full amount of the cash that such shareholder receives as a result of exercising statutory dissenters' rights, provided that we have sufficient current or accumulated earnings and profits (as we believe we do). In such case, such shareholder's tax basis in the redeemed Shares will not reduce the amount of the dividend that the shareholder will be treated as receiving; the entire amount of the cash that such shareholder receives will be taxable as ordinary income; and such shareholder's tax basis in the redeemed Shares will be added to the tax basis of the Holding Common Shares that the shareholder actually or constructively owns upon the effectiveness of the Merger.

     If an individual shareholder who exercises statutory dissenters' rights is a resident of Ohio, the Ohio income tax consequences to such shareholder of the redemption of such shareholder's Common Shares and/or Class A Common Shares will be the same as the federal income tax consequences discussed above. Certain individual shareholders who are Ohio taxpayers, including part-year residents of Ohio and non-residents of Ohio, may be subject to special rules not discussed above.

     Because the foregoing discussion of the federal and Ohio income tax consequences of the exercise of statutory dissenters' rights is for general information only, we urge shareholders who intend to exercise such dissenters' rights, particularly shareholders who hold options to purchase Common Shares or Class A Common Shares or who are related to any person who holds such an option, to consult their own tax advisor regarding the federal, state and local income tax consequences that will result to them from exercising dissenters' rights in connection with the Merger.

     (c) Backup withholding. If a shareholder exercises statutory dissenters' rights, so that the Merger represents a taxable transaction with respect to such shareholder, such shareholder may also be subject to backup withholding at the rate of 31% on the amount of any cash that such shareholder receives as a result of exercising dissenters' rights in the Merger. Generally, backup withholding applies only when a taxpayer fails to furnish a proper taxpayer identification number or certify, under penalties of perjury, that such shareholder is not subject to backup withholding.

FINANCIAL STATEMENTS

     Our 10-K Report contains the Consolidated Balance Sheets of us and our subsidiaries at December 31, 1997 and 1996 and the Consolidated Statements of Income, Consolidated Statement of Shareholders' Equity and Consolidated Statements of Cash Flows of us and our subsidiaries for the fiscal years ended December 31, 1997, 1996 and 1995, the financial statement schedule and the notes thereto. Such financial statements, schedule and notes are incorporated herein by reference.

     No pro forma consolidated financial statements of Lincoln Electric Holdings and its subsidiaries immediately following the consummation of the Merger are included herein, since such financial statements would reflect no material change from the consolidated financial statements of us and our subsidiaries immediately prior to the consummation of the Merger.

PRICE RANGE OF COMMON SHARES AND CLASS A COMMON SHARES

     The following tables set forth the high and low sales prices for Common Shares and Class A Common Shares as reported on the NASDAQ National Market for each calendar quarter during 1996 and 1997 and for a portion of 1998.

                                                                    CLASS A
                                            COMMON SHARES        COMMON SHARES
                                           ---------------      ---------------
                  1996                      HIGH     LOW         HIGH     LOW
                  ----                     ------   ------      ------   ------
First Quarter............................  $27.00   $23.25      $27.50   $22.25
Second Quarter...........................   35.75    26.00       30.50    26.75
Third Quarter............................   35.25    29.25       31.25    24.50
Fourth Quarter...........................   33.50    27.50       31.25    26.25
1997
First Quarter............................  $37.25   $31.50      $33.00   $28.50
Second Quarter...........................   41.38    33.00       39.00    31.75
Third Quarter............................   42.13    35.25       42.00    35.75
Fourth Quarter...........................   42.38    37.50       41.75    35.25
1998
First Quarter
  (through April 16, 1998)...............  $46.25   $45.75      $46.25   $45.75

     The last reported sale price of Common Shares and Class A Common Shares on the NASDAQ National Market on March 5, 1998, the date of the public announcement following the close of the market of the proposed Merger, was $39.50 per share and $38.75 per share, respectively. The last reported sale price of Common Shares and Class A Common Shares on the NASDAQ National Market on April 16, 1998 was $46.25 per share and $45.88 per share, respectively.

     The differences between sale prices of the Common Shares and Class A Common Shares, as shown by the chart above, vary throughout the year. The magnitude of the differential between their sale prices can be significant at times, with differentials as high as $6.88 occurring in 1997. The Reorganization would eliminate these differentials by converting the Class A Common Shares into Holding Common Shares in the

Merger and by Lincoln Electric Holdings having only one class of common stock, the Holding Common Shares, authorized.

DIVIDENDS

     We declared and paid quarterly cash dividends at a rate of $0.12 per Common Share and per Class A Common Share during each quarter of 1996. We declared and paid quarterly dividends at a rate of $0.15 per Common Share and per Class A Common Share during the first three quarters of 1997. In the last quarter of 1997, we declared a dividend of $0.20 per Common Share and Class A Common Share payable in January 1998 to shareholders of record at the end of 1997. On March 5, 1998, we declared a dividend of $0.20 per Common Share and Class A Common Share payable to shareholders of record on April 15, 1998.

     We expect that Lincoln Electric Holdings will be able initially to at least maintain dividends at the rate presently paid by us ($0.80 per share annual rate). The foregoing is a forward-looking statement that is subject to a variety of factors that may materially affect actual results. Lincoln Electric Holdings has not declared any cash dividends and the payment of any such dividends will be a business decision of the Board of Directors of Lincoln Electric Holdings from time to time following the Merger based upon the results of operations and financial condition of Lincoln Electric Holdings and its subsidiaries and such other business considerations which the Board of Directors of Lincoln Electric Holdings then considers relevant.

LISTING; HOLDING COMMON SHARES TRADING MARKET

     The Holding Common Shares will be freely transferable, subject to the existing IEP restrictions on shares issued pursuant to such plan. It is expected that the Holding Common Shares will be designated for quotation on the NASDAQ National Market. Although there can be no assurance that the NASDAQ National Market will accept the Holding Common Shares for trading, it is a condition to the Merger that they be so accepted.

DISSENTERS' RIGHTS

     Holders of Common Shares and Class A Common Shares who so desire are entitled to obtain relief as dissenting shareholders under Section 1701.85 of the Ohio General Corporation Law by complying with the provisions of that Section. The following summary does not purport to be a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by referenced Section 1701.85 and Section 1701.84 (which is referenced in Section 1701.85) of the Ohio General Corporation Law, which Sections are attached hereto as Annex G.

     If you wish to perfect your rights as a dissenting shareholder in the event the Reorganization is approved you must:

      (i)     have been a record holder of the Common Shares and/or Class
              A Common Shares as to which you seek relief as of April 6, 1998 (i.e., the date fixed for the determination of shareholders entitled to notice of the shareholders' meeting at which the Reorganization is to be acted upon);

      (ii) not have voted such shares in favor of adoption of the Reorganization;

      (iii) deliver to the Company on a date not later than ten days after the date on which the vote on the Reorganization was taken (which deadline is currently estimated to be May 29, 1998, based on the scheduled date for the Annual Meeting of May 19, 1998), a written demand for payment of the fair cash value of the shares as to which you seek relief; and

      (iv) upon demand by the Company, deliver the certificates representing the shares as to which relief is sought to the Company for endorsement of a legend thereon. Any written demand pursuant to clause (iii) above must state your address, the number and class of shares as to which you seek relief and the amount claimed as the fair cash value thereof. If you deliver a written demand for payment of the fair cash value of your shares but do not complete the additional procedures required to perfect your dissenters' rights you may lose your rights as a dissenting shareholder.

     Your failure to vote your shares against the Reorganization will not constitute a waiver of any dissenters' rights under Ohio law. A vote against the Reorganization will not, however, satisfy the requirement of a written demand for payment as described in clause (iii) above. Any written demand for payment should be mailed or delivered to The Lincoln Electric Company, 22801 St. Clair Avenue, Cleveland, Ohio 44117, Attn: Secretary. Although one Ohio court has held that demand is timely if mailed but not received within the time limit described in clause (iii) above, there is no assurance that this view will be upheld. Therefore, it is recommended that if you use the mails, use some reliable means to insure and confirm that a timely delivery is made within the ten-day period described in clause (iii) above. The results of the vote on the Reorganization will be announced publicly following the Annual Meeting, but you will not receive any special notice of the deadline for making the written demand described in clause (iii) above.

     Unless you and we agree on the fair cash value per share of the shares as to which relief is sought, either of us may, within three months after the service of your written demand, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio (which is the county in which our principal office is located). If the Court finds that you are entitled to be paid the fair cash value of any shares, the Court may appoint appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. Fair cash value, determined as of the day prior to that on which the vote by the shareholders on the Reorganization will be taken, will not exceed the amount specified in your written demand and will exclude any appreciation or depreciation in market value resulting from the Merger pursuant to the Agreement of Merger. The Court will make a finding as to the fair cash value of a share and render judgment against us for payment with interest at such rate and from such date as the Court considers court equitable. The costs of the proceeding will be assessed or apportioned as the court considers equitable.

     Fair cash value is described as the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay. The court in Armstrong v. Marathon Oil Company, 32 Ohio St.3d 397, 513 N.E.2d 776 (1987) held that in determining fair cash value, substantial weight should be given to the market price of the shares where the market for such stock is sufficiently active. The Armstrong court further held that if the shares are traded in a sufficiently active market, fair cash value is properly measured "as the stock market price of the shares as of the day prior to that on which the shareholders' vote on the corporate transaction was taken excluding any appreciation or depreciation in that price resulting from the proposal submitted to the shareholders."

     The rights of any dissenting shareholder terminate if:

      (i)     he or she has not complied with Section 1701.85 of the Ohio
              General Corporation Law;

      (ii) we abandon or are finally enjoined from carrying out the Merger,

      (iii) the dissenting shareholder withdraws the written demand, with our consent by our directors; or

      (iv) we and the dissenting shareholder have not agreed upon the fair cash value per share and neither of us files or joins in a petition in an appropriate court for a determination of the fair cash value of the shares.

     Under the terms of the Company's 401(k) Savings Plan, participants do not have the right to instruct the Trustee to exercise dissenters' rights with respect to the shares allocated to their accounts.

DESCRIPTION OF HOLDING COMMON SHARES

     Upon consummation of the Merger, the outstanding Common Shares (other than shares with respect to which the holder has asserted statutory dissenters' rights) and the outstanding Class A Common Shares (other than those shares with respect to which the holder has asserted statutory dissenters' rights) will be converted into outstanding Holding Common Shares. The rights of holders of Common Shares and Class A Common Shares are governed by Ohio law, the Articles and the Regulations. Following the Merger, the rights of the holders of Holding Common Shares will be governed by Ohio law, the Holding Articles and the Holding Regulations. Copies of the Holding Articles and Holding Regulations are attached hereto as Annex B and Annex C, respectively.

     The Holding Articles differ from the Articles as a result of the conversion of the Class A Common Shares into Holding Common Shares in the Merger. In particular,

     - the Holding Articles do not authorize any "Class A" common equity like the Class A Common Shares authorized by the Articles;

     - the Holding Articles authorize 120,000,000 Holding Common Shares and 5,000,000 Preferred Shares whereas the Articles authorize 60,000,000 Common Shares and 60,000,000 Class A Common Shares; and

     - the Holding Articles do not contain provisions similar to those in the Articles particular to the Class A Common Shares such as:

        - the Class A Common Share Protection provisions;

        - conversion of the Class A Common Shares into Common Shares upon the occurrence of certain events;

        - required parity of consideration received by the Common Shares and Class A Common Shares in the event of a merger, consolidation or combination of the Company with another entity; and

        - required parity in dividends paid on the Common Shares and Class A Common Shares, subject to the qualifications stated in the Articles.

     - the Holding Articles expand the purposes of Lincoln Electric Holdings from those of the Company to include any lawful act or activity for which corporations may be formed under the Ohio General Corporation Law.

Except as otherwise described above, the Holding Articles are identical in all material respects to the Articles.

     The Holding Regulations are identical in all material respects to the Regulations. For your convenience, a summary of the rights of the Holding Common Shares is contained in Annex H.

DESCRIPTION OF THE PREFERRED SHARES

     The Holding Articles authorize 5,000,000 Preferred Shares. No Preferred Shares are currently issued and outstanding. The Preferred Shares will have one vote per share on all matters submitted to the shareholders for their vote, consent, waiver, release or other action.

     The Board of Directors of Lincoln Electric Holdings may issue one or more series of Preferred Shares from time to time with such powers, preferences, rights, qualifications, limitations and restrictions as permitted by the Holding Articles and as the Board fixes by resolution, including:

     - dividend rights;

     - redemption prices and conditions;

     - sinking fund provisions;

     - liquidation preferences; and

     - conversion rights.

You will have no preemptive rights to participate in any issuance of Preferred Shares.

     The Board of Directors of Lincoln Electric Holdings believes that the Preferred Shares will provide flexibility for future financings and acquisitions. Although there currently are no plans to issue Preferred Shares, it is contemplated that from time to time Lincoln Electric Holdings may consider transactions involving the issuance of Preferred Shares. Since the Holding Articles give the Board flexibility in determining the terms of the Preferred Shares, the Board will be able to issue Preferred Shares with terms suitable to existing market conditions at the time of issuance or to meet the needs of a particular transaction.

     Although the Board of Directors of Lincoln Electric Holdings has no present intention of issuing any Preferred Shares, the ability of the Board to issue the Preferred Shares could enable the Board to render more difficult or discourage an attempt by another person or entity to obtain control of Lincoln Electric Holdings. Such Preferred Shares could be issued by the Board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power, if the Preferred Shares were convertible into Holding Common Shares, of a party attempting to obtain control of Lincoln Electric Holdings. The authorization of Preferred Shares is not being proposed in response to any known effort to acquire control of Lincoln Electric Holdings. As described in Annex H, the Holding Articles contain the same provisions specifying special voting requirements for certain business combinations as do the Articles, which provisions also may have the effect of rendering more difficult or discouraging an attempt by another person to obtain control of Lincoln Electric Holdings.

REGISTRAR AND TRANSFER AGENT

     The Registrar and Transfer Agent for the Holding Common Shares will be Harris Trust and Savings Bank which currently acts in such capacity for us.

EXPERTS

     The consolidated financial statements and schedule of us and our subsidiaries incorporated by reference into this Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as indicated in their report accompanying such consolidated financial statements and schedule which are incorporated in our 10-K Report.

LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Holding Common Shares will be passed upon for us and Lincoln Electric Holdings by Jones, Day, Reavis & Pogue, Cleveland, Ohio.

                             1998 STOCK OPTION PLAN
                                   Item No. 3
GENERAL

     On March 5, 1998, your Board of Directors adopted, subject to shareholder approval, the 1998 Stock Option Plan authorizing the granting of options for the purchase of up to an aggregate of 1,250,000 Common Shares and 1,250,000 Class A Common Shares or, if the reorganization is approved by shareholders, 5,000,000 Holding Common Shares. The 1998 Stock Option Plan is intended to replace the IEP which expires on May 24, 1998. A copy of the 1998 Stock Option Plan is attached as Annex F.

     Your Board of Directors believes that our stock option program has been of material benefit to us and that it is in our best interests and your best interests that we continue to foster the interest of present and future key employees in our growth and development by encouraging stock ownership.

DESCRIPTION OF THE PLAN

     The 1998 Stock Option Plan will permit us from time to time to grant to key employees options to buy Common Shares and Class A Common Shares or if the reorganization is approved by shareholders, Holding Common Shares. However the aggregate number of shares actually transferred by the Company upon the exercise of Incentive Stock Options may not exceed 1,250,000 Common Shares and 1,250,000 Class A Common Shares, or if the Reorganization is approved by shareholders, 5,000,000 Holding Common Shares by Lincoln Electric Holdings. No individual participant may be granted options under the 1998 Stock Option Plan for more than 250,000 Common Shares and 250,000 Class A Common Shares or, if the Reorganization is approved by the shareholders, 1,000,000 Holding Common Shares in any single calendar year. Such shares may be treasury shares or shares of original issue. No determination has been made with respect to the granting of additional options or as to the total number of shares which may be optioned initially.

     The purchase price of optioned stock may not be less than the fair market value of the optioned shares at the time the option is granted. Options granted under the 1998 Stock Option Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code,
(ii) options which are not intended so to qualify under the Internal Revenue Code, or (iii) combinations thereof. Each grant will specify the period or periods of continuous service by the optionee with the Company or any of its affiliates that is necessary before the options or installments thereof will become exercisable and may provide for earlier exercise of the option, including, without limitation, in the event of a change in control of the Company or a similar event. No option may run for more than ten years from the date granted. To the extent required for "Incentive Stock Option" status under the Code, the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year under the 1998 Stock Option Plan and/or any other stock option plan as of the date of the grant shall not exceed $100,000.

     The option price will be payable (i) in cash or by other consideration acceptable to us, (ii) at the discretion of the Board of Directors, by the transfer to us of Shares previously owned by the optionee for at least 6 months having a value at the time of exercise equal to the total option price, or (iii) by a combination of such methods of payment. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

     Except as otherwise determined by the Board of Directors, no option will be transferable by the optionee otherwise than by will or the laws of descent and distribution. Except as otherwise determined by the Board of Directors, options will be exercisable during the optionee's lifetime only by the optionee or, in the event of the optionee's legal incompetency, by the optionee's guardian or legal representative. The Board of Directors may make such adjustments in the option price and in the number or kind of optioned shares as may be equitably required as a result of stock splits or other changes affecting the Common Shares and Class A Common Shares, or if the Reorganization is approved, the Holding Common Shares. Further, the Board of Directors may permit or require deferred issuance of Shares upon exercise of an option, and may provide for crediting of dividend equivalents or interest on the deferred amounts.

     The 1998 Stock Option Plan provides that the Board of Directors may, with the concurrence of affected optionees, cancel any option granted thereunder and authorize the granting of new options (covering the same or a different number of shares) so long as the new options are not inconsistent with the 1998 Stock Option Plan.

     The 1998 Stock Option Plan will be administered by the Board of Directors which may delegate all or a part of these responsibilities.

     The 1998 Stock Option Plan may be amended from time to time by the Board of Directors. However, any amendment which must be approved by you in order to comply with the rules of the NASDAQ National Market or, if the Shares are not traded on NASDAQ National Market, the principal national securities exchange upon which the Shares are traded or quoted, will not be effective unless and until such approval has been obtained. Presentation of the 1998 Stock Option Plan or any amendment thereof for your approval shall not be construed to limit our authority to offer similar or dissimilar benefits under other plans without shareholder approval. Furthermore, no amendment, alteration, or discontinuation of the 1998 Stock Option Plan shall be made which would impair the rights of an optionee with respect to any outstanding option under the 1998 Stock Option Plan without the optionee's consent, or which, without approval of you, would (a) except as expressly provided in the 1998 Stock Option Plan, increase the total number of Shares reserved for the 1998 Stock Option Plan or (b) extend the maximum option period applicable under the 1998 Stock Option Plan.

     No option shall be granted pursuant to the 1998 Stock Option Plan on or after the tenth anniversary of the earlier of the date of shareholder approval or the date the 1998 Stock Option Plan is adopted by the Board of Directors, but awards granted prior to such tenth anniversary date may extend beyond that date.

     The last reported sale price of Common Shares and Class A Common Shares on the NASDAQ National Market on April 16, 1998 was $46.25 per share and $45.88 per share, respectively.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1998 Stock Option Plan based on federal income tax laws in effect on January 1, 1998. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

TAX CONSEQUENCES TO OPTIONEES

     Non-Qualified Options. In general:

      (i) no income will be recognized by an optionee at the time a non-qualified option is granted;

      (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the Common Shares or Class A Common Shares and the fair market value of the shares if they are unrestricted on the date of exercise; and

      (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either a capital gain (or loss).

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If Common Shares or Class A Common Shares, or if the Reorganization is approved, the Holding Common Shares are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

     If Common Shares or Class A Common Shares, or if the Reorganization is approved, the Holding Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as capital gain (or loss).

TAX CONSEQUENCES TO THE COMPANY OR ANY SUBSIDIARY

     To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation.

REQUIRED VOTE

     Approval of the 1998 Stock Option Plan requires the affirmative vote of a majority of the Common Shares present, or represented, and entitled to vote on the matter at the Annual Meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THIS PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS
                                   Item No. 4

     A proposal will be presented at the Annual Meeting to ratify the appointment of the firm of Ernst & Young LLP as independent auditors to examine our books of account and other records for the fiscal year ending December 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although such ratification is not required by law, the Board of Directors believes that you should be given this opportunity to express your views on the subject. While not binding on the Board of Directors, your failure to ratify the appointment of Ernst & Young LLP as our independent auditors would be considered by the Board of Directors in determining whether or not to continue the engagement of Ernst & Young LLP. Ratification requires the affirmative vote of the majority of the Common Shares present or represented, and entitled to vote on the matter at the Annual Meeting, taken together as a single class. Unless otherwise directed, proxies in the accompanying form will be voted for ratification of the appointment of Ernst & Young LLP.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Any proposal by shareholders intended to be presented at next year's Annual Meeting of Shareholders must be received by us, addressed to our principal executive offices at 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199,
Attention: Secretary, for inclusion in our Proxy Statement relating to such meeting on or before December 20, 1998.

     You should rely only on the information contained or incorporated by reference in this Proxy Statement/Prospectus as being information authorized by us. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated April 20, 1998. You should not assume that the information contained in this Proxy Statement/Prospectus is accurate as of any date other than such date and neither the mailing of this Proxy Statement/Prospectus to you nor the issuance of the Holding Common Shares in the Merger shall create any implication to the contrary. This Proxy Statement/Prospectus does not constitute an offer to sell or the solicitation of an offer to buy to anyone in any jurisdiction where the solicitation or offer is not authorized or the person making the offer or solicitation is not qualified to do so. Further, this Proxy Statement/Prospectus does not constitute an offer or solicitation to anyone to whom it is unlawful to make such offer or solicitation.

THE LINCOLN ELECTRIC COMPANY

Frederick G. Stueber
Secretary

By Order of the Board of Directors
Cleveland, Ohio

April 20, 1998

                                                                         ANNEX A

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "AGREEMENT"), dated as of             ,
1998, is made by and among LINCOLN ELECTRIC MERGER CO., an Ohio corporation ("MERGER CO."), THE LINCOLN ELECTRIC COMPANY, an Ohio corporation ("LINCOLN"), and LINCOLN ELECTRIC HOLDINGS, INC., an Ohio corporation ("HOLDING COMPANY").

                                    RECITALS

     WHEREAS, Merger Co. is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Merger Co. consists of 100 common shares, without par value, 100 shares of which are issued and outstanding and held by Holding Company, and no shares of which are held in Merger Co.'s treasury;

     WHEREAS, Lincoln is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Lincoln consists of 60,000,000 common shares, without par value (the "COMMON SHARES"), and 60,000,000 class A common shares, without par value (the "CLASS A COMMON
SHARES"),             and             shares of which, respectively, are issued
and outstanding, and no shares of which are held in Lincoln's treasury.

     WHEREAS, Holding Company is a corporation duly organized and existing under the laws of the State of Ohio, and the authorized capital stock of Holding Company consists of 120,000,000 common shares, without par value (the "HOLDING COMMON SHARES"), and 5,000,000 preferred shares, without par value (the "PREFERRED SHARES"), ten of which Holding Common Shares have been issued.

     WHEREAS, Lincoln and Merger Co. desire to effect a merger whereby Merger Co. will merge with and into Lincoln (the "MERGER"), with Lincoln to be the surviving corporation;

     WHEREAS, the respective boards of directors of Merger Co., Holding Company and Lincoln have adopted resolutions approving this Agreement, the execution and delivery of this Agreement and the transactions contemplated hereby, and have determined that it is advisable that Merger Co. be merged with and into Lincoln, pursuant to and in accordance with the applicable laws of the State of Ohio and otherwise upon the terms and conditions set forth herein;

     WHEREAS, the board of directors of Holding Company has adopted resolutions approving the conversion of shares of Lincoln into Holding Common Shares;

     NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter contained, the parties do hereby covenant and agree as follows:

                                   AGREEMENTS

                                   ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), and in accordance with the terms and conditions of Ohio Revised Code sec. 1701.78, Merger Co. shall be merged with and into Lincoln. At the Effective Time, the separate corporate existence of Merger Co. shall cease, and Lincoln shall continue its existence as the surviving corporation under the laws of the State of Ohio (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be The Lincoln Electric Company.

     1.2 EFFECTIVE TIME.  Upon the satisfaction of the conditions set forth in
Article VI of this Agreement, a certificate of merger shall be duly executed by each of Merger Co. and Lincoln and filed with the Secretary of

State of Ohio pursuant to Ohio Revised Code sec. 1701.81. The Merger shall become effective upon such filing in accordance with the provisions of Ohio Revised Code sec. 1701.81 (the "EFFECTIVE TIME").

     1.3 EFFECTS OF THE MERGER. At the Effective Time of the Merger, the effects of the Merger shall occur as provided in Ohio Revised Code sec. 1701.82. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the name, identity, existence, rights, privileges, powers, franchises, properties and assets of Lincoln shall continue unaffected and unimpaired, and the separate existence of Merger Co. shall cease and all of the rights, privileges, powers, franchises, properties and assets of Merger Co. shall be vested in Lincoln.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation, effective as of the Effective Time, will be as set forth as Exhibit A; and shall be the Articles of Incorporation of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof and with the Ohio Revised Code.

     2.2 CODE OF REGULATIONS. The Code of Regulations of the Surviving Corporation, effective as of the Effective Time, will be as set forth as Exhibit B; and shall be the Code of Regulations of the Surviving Corporation until altered, amended or repealed in accordance with the provisions thereof and with the Ohio Revised Code.

     2.3 DIRECTORS OF SURVIVING CORPORATION. Each person who is a director of Merger Co. immediately prior to the Effective Time shall continue to be a director of the Surviving Corporation from and after the Effective Time until his or her successor is duly elected or appointed, or until his or her death, resignation or removal.

     2.4 OFFICERS OF SURVIVING CORPORATION. The officers of Lincoln immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time until his or her successor is duly elected or appointed, or until his or her death, resignation or removal.

     2.5 DIVIDENDS. Holding Company and Merger Co. hereby consent to any declaration by Lincoln prior to the Effective Time of any cash dividends payable to shareholders of Lincoln who are such as of any date prior to the Effective Time which is selected as the record date for such cash dividend. If the payment date for such cash dividend is prior to the Effective Time, Holding Company and Merger Co. hereby consent to the payment by Lincoln of such cash dividend. If the payment date for such cash dividend is after the Effective Time, then Lincoln, as the Surviving Corporation, shall be and remain responsible for the payment of any such cash dividend, and Holding Company shall cause Lincoln, as the Surviving Corporation, to pay such cash dividend to the record date shareholders entitled thereto.

                                  ARTICLE III

                 MANNER, BASIS AND EFFECT OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. At the Effective Time:

          (a) Each common share of Merger Co. issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a common share of the Surviving Corporation.

          (b) Each Common Share of Lincoln issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into two Holding Common Shares.

          (c) Each Class A Common Share of Lincoln issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into two Holding Common Shares.

          (d) Each Holding Common Share issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and the holder thereof shall become entitled to receipt of an amount equal to the initial subscription price paid therefor.

     3.2 SHARE CERTIFICATES. Each share certificate which immediately prior to the Effective Time represented an outstanding common share of Merger Co. shall represent a common share of the Surviving Corporation. After the Effective Time, each share certificate representing an outstanding Common Share or Class A Common Share shall represent the same number of Holding Common Shares. From and after the Effective Time, the holders of certificates for Common Shares and Class A Common Shares shall cease to have any rights as shareholders of Lincoln (except such rights, if any, as they may have as dissenting shareholders), and, except as aforesaid, their sole rights shall pertain to the Holding Common Shares into which their Common Shares and Class A Common Shares shall have been converted by the Merger.

     3.3 DISSENTING LINCOLN SHAREHOLDERS. Each holder of one or more Common Shares or Class A Common Shares who shall have been a record holder of such shares as of the date fixed for the determination of shareholders entitled to notice of the Annual Meeting and who shall have delivered to Lincoln, not later then ten days after the date on which the vote on this Agreement was taken at the Annual Meeting, a written demand for payment to such holder of the fair cash value of such shares in compliance with Ohio Revised Code sec. 1701.85, and whose such shares shall not have been voted in favor of adoption of this Agreement, shall cease to have any of the rights of a shareholder in respect of such shares except the right to be paid the fair cash value of such shares and any other rights bestowed under Ohio Revised Code Sections 1701.84 and 1701.85. However, any such shareholder who shall validly withdraw such shareholder's written demand for payment of the fair cash value of such shares pursuant to Ohio Revised Code Sections 1701.84 and 1701.85 will thereupon be reinstated to all such shareholder's rights as a shareholder in respect of such shares as of the date of delivery of such shareholder's written demand to Lincoln, subject to the provisions of Section 3.1 of this Agreement, and will be entitled to receive the Holding Common Shares into which such shareholder's Common Shares and Class A Common Shares were converted as of the Effective Time pursuant hereto.

     3.4 TRANSFERS. The stock transfer books of Lincoln shall be closed at the close of business on the business day immediately preceding the Effective Time and the holders of record of Common Shares and Class A Common Shares as of the Effective Time shall be the shareholders entitled to conversion of their Common Shares and Class A Common Shares into Holding Common Shares as provided in this Agreement. In the event of a transfer of ownership of any such Common Shares or Class A Common Shares, which transfer is not registered in the stock transfer records of Lincoln, the Holding Common Shares may be issued to a transferee if the certificate representing such Common Shares or Class A Common Shares is accompanied upon surrender by all documents required to evidence and effect such transfer and payment of any applicable stock transfer taxes.

                                   ARTICLE IV

                               CERTAIN AGREEMENTS

     4.1 REGISTRATION OF HOLDING COMPANY SHARES. At or prior to the Effective Time, Holding Company shall register under the Securities Act of 1933, as amended, the maximum number of Holding Common Shares required to be exchanged for Common Shares and Class A Common Shares, respectively, pursuant to this Agreement.

     4.2 STOCK PLANS. At or prior to the Effective Time, Holding Company shall assume Lincoln's 1988 Incentive Equity Plan (the "IEP") and, if then established, 1998 Stock Option Plan (together with the IEP, the "STOCK PLANS") with amendments thereto as deemed appropriate by the respective Boards of Directors of Lincoln and Holding Company, including all obligations associated with any valid options ("OPTIONS") to purchase or right to receive under restricted stock awards Common Shares or Class A Common Shares under the Stock Plans. Thereafter, each such Option to purchase Common Shares shall be the valid and enforceable option to purchase twice such number of Holding Common Shares (instead of Common Shares) at a purchase price per Holding Common Share equal to one-half the purchase price per Common Share. In addition, thereafter each such Option to purchase Class A Common Shares shall be the valid and enforceable option to purchase twice such number of Holding Common Shares (instead of Class A Common Shares) at a purchase price per Holding Common Share equal to one-half the purchase price per Class A Common Share. Except as set forth above, each such Option shall be on the same terms and conditions and have the same provisions which are contained therein immediately prior to the Effective Time.

     4.3 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS AND THE 1995 LINCOLN STOCK PURCHASE PLAN. At the Effective Time, Holding Company shall take or cause to be taken all actions necessary or advisable to assume each of Lincoln's Non-Employee Directors' Restricted Stock Plan and 1995 Lincoln Stock Purchase Plan and all obligations of Lincoln with respect thereto, and all rights to receive Common Shares or Class A Common Shares thereunder shall become rights to receive Holding Common Shares.

     4.4 ELECTION OF DIRECTORS. The sole shareholder of Holding Company, shall, subsequent to the adoption and approval of this Agreement as provided in Section 6.1, but prior to the Effective Time, duly convene a meeting of the sole shareholder of Holding Company (or act by written consent of such shareholder in lieu of a meeting) and shall take or cause to be taken all action necessary, in accordance with the Regulations of Holding Company and the Ohio Revised Code, to install as Directors of Holding Company, who shall serve until the next annual meeting of shareholders of Holding Company or until their respective successors have been elected and qualified, all persons who are named as directors and as nominees for director of Lincoln in the proxy statement used by the directors of Lincoln to solicit proxies for use at the 1998 Annual Meeting of shareholders.

     4.5 SETTLEMENT OPTIONS. At the Effective Time, Holding Company shall take or cause to be taken all actions necessary or advisable to assume all obligations of Lincoln to issue Class A Common Shares under that certain settlement dated April, 1996 concerning awards under Lincoln's IEP and the option agreements related to such settlement. Thereafter, each such option to purchase Class A Common Shares shall be the valid and enforceable option to purchase twice such number of Holding Common Shares (instead of Class A Common Shares) at a purchase price per Holding Common Share equal to one-half the purchase price per Class A Common Share.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1 MERGER CO. Merger Co. represents and warrants to Lincoln and to Holding Company as follows:

          (a) Merger Co. is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio. Merger Co. has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Merger Co. has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Merger Co., enforceable in accordance with its terms.

          (b) Merger Co. does not own any property or assets and does not conduct any business.

          (c) The entire authorized capital stock of Merger Co. consists of 100 shares of common stock, with no par value per share. As of the date of this Agreement and as of the Effective Time, (i) 100 common shares of Merger Co. are and will be issued and outstanding, all of which shares are owned of record by Holding Company, and (ii) no common shares of Merger Co. are or will be held in treasury.

     5.2 HOLDING COMPANY. Holding Company represents and warrants to Lincoln and to Merger Co. as follows:
          (a) Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Holding Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Holding Company has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Holding Company, enforceable in accordance with its terms.

          (b) Holding Company does not own any property or assets other than the common shares of Merger Co. and does not conduct any business.

          (c) Holding Company is the sole beneficial owner of 100 common shares of Merger Co.

          (d) The entire authorized capital stock of Holding Company is 120,000,000 Holding Common Shares and 5,000,000 Preferred Shares. As of the date of this Agreement, and as of immediately prior to the Effective Time,
     (i) ten Holding Common Shares and no Preferred Shares are or will be outstanding and (ii) no Holding Common Shares and no Preferred Shares are held in treasury.

     5.3 LINCOLN. Lincoln represents and warrants to Holding Company and to Merger Co. as follows:

     Lincoln has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Lincoln has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding agreement of Lincoln, enforceable in accordance with its terms.

                                   ARTICLE VI

                              CONDITIONS TO MERGER

     The consummation of the Merger is subject to the satisfaction, in the sole judgment of the Board of Directors of Lincoln, of the following conditions prior to the Effective Time:

     6.1 SHAREHOLDER APPROVAL. This Agreement shall have received the approval of two-thirds of the issued and outstanding Common Shares and two-thirds of the issued and outstanding Class A Common Shares entitled to vote.

     6.2 PERFORMANCE OF AGREEMENTS. Merger Co. and Holding Company shall have performed all their respective obligations and agreements required by this Agreement to be performed by them at or prior to the Effective Time.

     6.3 TAX MATTERS. Lincoln shall have received an opinion of Jones, Day, Reavis & Pogue, satisfactory in form and substance to Lincoln, as to such matters relating to the tax consequences of the transactions contemplated by this Agreement as the Board of Directors of Lincoln may deem advisable including, without limitation, an opinion of such counsel to the effect that the Merger constitutes a "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code.

     6.4 OPINION OF COUNSEL. Lincoln shall have received an opinion of Jones, Day, Reavis & Pogue, satisfactory in form and substance to Lincoln, to the effect that:

          (a) each of Merger Co. and Holding Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio;

          (b) Lincoln is a corporation validly existing and in good standing under the laws of the State of Ohio;

          (c) this Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement or obligation of, each of Lincoln, Merger Co. and Holding Company;

          (d) neither the execution and delivery of this Agreement nor the performance by Lincoln, Merger Co., or Holding Company, respectively, of any of its obligations hereunder will conflict with such company's articles of incorporation or code of regulations;

          (e) the Holding Common Shares required to be issued and delivered by Holding Company upon the Merger are duly authorized and will, when issued as contemplated in this Agreement, be validly issued, fully paid and nonassessable.

     6.5 DISSENTING SHARES. Lincoln shall not have received notice from the holder or holders of more than 10% of the outstanding Common Shares and Class A Common Shares, in the aggregate, that such holder or holders have exercised or intend to exercise its or their dissenters' rights under Section 1701.85 of the Ohio Revised Code and the time for the holders of Common Shares and Class A Common Shares to give such notice shall have expired.

     6.6 MISCELLANEOUS APPROVALS. Lincoln, Merger Co. and Holding Company, as appropriate, shall have received all orders, consents and approvals, governmental or otherwise, which in the opinion of Lincoln, are required by law or advisable to the consummation of the Merger, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

     6.7 NO PROHIBITION. None of Lincoln, Merger Co. or Holding Company shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement or that would make the consummation of the Merger by Lincoln, Merger Co. or Holding Company illegal.

     6.8 STEPS TO EFFECT MERGER. Upon the satisfaction or waiver by Lincoln of each of the conditions set forth in this Article VI, the officers of each of Lincoln, Merger Co. and Holding Company shall take all steps necessary in order to make effective the Merger as provided herein.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.2 HEADINGS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated.

     7.3 COMPLETE AGREEMENT. This Agreement contains the complete agreement among the parties hereto with respect to the Merger and supersedes all prior agreements and understandings with respect to the Merger.

     7.4 BINDING EFFECTS; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided however, that nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.5 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of laws.

     7.6 AMENDMENT, DEFERRAL AND ABANDONMENT. (a) The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in writing at any time prior or subsequent to the adoption and approval of the Agreement by the shareholders of Lincoln and prior to the Effective Time; provided, however, that no such amendment, modification or supplement shall affect the rights of the respective shareholders of the parties hereto in a manner which is materially adverse to such shareholders in the judgment of the respective Boards of Directors of the parties hereto.

     (b) Notwithstanding the adoption and approval of this Agreement by the shareholders of Lincoln, Holding Company or Merger Co., consummation of the transactions provided for herein may be deferred by the Board of Directors of Lincoln at any time prior to the Effective Time, if such Board of Directors determines that such deferral would be in the best interests of Lincoln or its shareholders.

     (c) Notwithstanding the adoption and approval of this Agreement by the shareholders of Lincoln, this Agreement may be terminated, and the Merger and other transactions provided for herein may be abandoned, by the Board of Directors of Lincoln at any time prior to the Effective Time if such Board of Directors determines that such abandonment would be in the best interests of Lincoln or its shareholders. In such event, this Agreement shall forthwith be wholly void and of no effect and there shall be no liability with respect to this Agreement on the part of any party hereto or any of their respective directors, officers, employees or shareholders.

     IN WITNESS WHEREOF, each of Merger Co., Lincoln and Holding Company have caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

                                        LINCOLN ELECTRIC MERGER CO.

                                        By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                        THE LINCOLN ELECTRIC COMPANY

                                        By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                        LINCOLN ELECTRIC HOLDINGS, INC.

                                        By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

 [THE FOLLOWING WOULD BE THE COMPANY'S ARTICLES OF INCORPORATION FOLLOWING THE
                                    MERGER]

                          THE LINCOLN ELECTRIC COMPANY

                    THIRD RESTATED ARTICLES OF INCORPORATION

     FIRST: The name of the Corporation shall be The Lincoln Electric Company.

     SECOND: The principal office of the Corporation in the State of Ohio is to be located in the City of Cleveland, County of Cuyahoga.

     THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     FOURTH: The number of shares which the Corporation is authorized to have outstanding is 100 shares of Common Stock, without par value.

     FIFTH: The Corporation will commence business without any allocation to stated capital.

     SIXTH: No holders of any class of shares of the Corporation shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

     SEVENTH: The holders of shares of the Corporation shall not be entitled to cumulative voting rights in the election of Directors.

     EIGHTH: The Corporation may from time to time, pursuant to authorization by the Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

     NINTH: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

                                                                       EXHIBIT B

[THE FOLLOWING WOULD BE THE COMPANY'S CODE OF REGULATIONS FOLLOWING THE MERGER]

                          THE LINCOLN ELECTRIC COMPANY

                       THIRD RESTATED CODE OF REGULATIONS

                                   ARTICLE I

                             SHAREHOLDERS' MEETINGS

     Section 1. Annual Meeting.

     The annual meeting of shareholders shall be held at such date, time and place as may be designated from time to time by the Board of Directors for the election of Directors and the consideration of reports to be laid before such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

     Section 2. Special Meetings.

     Special meetings of shareholders may be called by (i) the Chairman of the Board or the President or a Vice President, (ii) the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or (iii) the person or persons who hold not less than 50 percent of all shares outstanding and entitled to be voted at said meeting.

     Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than 60 days after the receipt of such request, as such officer shall fix. If such notice is not given within 20 days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

     Section 3. Place of Meetings.

     Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

     Section 4. Notice of Meetings.

     Not more than 60 days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 5. Shareholders Entitled to Notice and to Vote.

     If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

     Section 6. Inspectors of Election; List of Shareholders.

     Inspectors of election may be appointed to act at any meeting of shareholders in accordance with the Ohio General Corporation Law.

     At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

     Section 7. Quorum.

     To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

     The holders of a majority of the voting power represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time.

     Section 8. Voting.

     In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, a majority of the votes cast at a meeting of shareholders shall control. An abstention shall not represent a vote cast.

     Section 9. Reports to Shareholders.

     At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by the Ohio General Corporation Law.

     Section 10. Action Without a Meeting.

     Except as otherwise provided in these Regulations, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

     Section 11. Chairman of Meeting.

     The chairman of any meeting of shareholders shall be the Chairman of the Board or, if the Directors have not elected a Chairman of the Board, the President of the Corporation. The Chairman of the Board or, if the Directors have not elected a Chairman of the Board or the Chairman of the Board is unavailable to do so, the President may appoint any other officer of the Corporation to act as chairman of any shareholders' meeting. Notwithstanding the foregoing, the Directors may appoint any individual to act as chairman of any shareholders' meeting.

                                   ARTICLE II

                                   DIRECTORS

     Section 1. Election, Number and Term of Office.

     The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation, removal from office or death. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

     The number of Directors, which shall not be less than three (unless all of the shares of the Corporation are owned of record by one or two shareholders, in which case the number of Directors may be less than three but not less than the number of shareholders), may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

     Section 2. Meetings.

     Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

     Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third of the Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least 24 hours, or mailed, telegraphed or cabled to each Director at least 48 hours, prior to the time of the meeting.

     Section 3. Quorum and Voting.

     A majority of the number of Directors then in office (but in no event more than a majority of Directors then in office) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend. In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Corporation or these Regulations, the act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Directors.

     Section 4. Action Without a Meeting.

     Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

     Section 5. Committees.

     The Directors may from time to time create a committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

     In particular, the Directors may create and define the powers and duties of an Executive Committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

     Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                  ARTICLE III

                                    OFFICERS

     Section 1. Officers.

     The Corporation may have a Chairman of the Board (who shall be a Director) and shall have a President, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

     Section 2. Authority and Duties of Officers.

     The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors, regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV

                         INDEMNIFICATION AND INSURANCE

     Section 1. Indemnification.

     The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he is a member of the Board of Directors, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 2. Insurance.

     The Corporation may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

     Section 3. Agreements.

     The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under these Regulations or law to indemnify any such person.

                                   ARTICLE V

                                 MISCELLANEOUS

     Section 1. Transfer and Registration of Certificates.

     The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

     Section 2. Substituted Certificates.

     Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

     Section 3. Voting of Shares Held by the Corporation.

     Unless otherwise ordered by the Directors, any officer or assistant officer of the Corporation, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

     Section 4. Amendments.

     These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.

                                                                         ANNEX B

 [THE FOLLOWING ARE THE ARTICLES OF INCORPORATION OF LINCOLN ELECTRIC HOLDINGS
            THAT WILL BE IN EFFECT IMMEDIATELY FOLLOWING THE MERGER]

                        LINCOLN ELECTRIC HOLDINGS, INC.

                       RESTATED ARTICLES OF INCORPORATION

     ARTICLE FIRST: The name of the Corporation shall be LINCOLN ELECTRIC HOLDINGS, INC.

     ARTICLE SECOND: The place in the State of Ohio where its principal office is located is the City of Cleveland, Cuyahoga County.

     ARTICLE THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     ARTICLE FOURTH: Section 1. The maximum number of shares which the Corporation is authorized to have outstanding is one hundred twenty-five million (125,000,000), consisting of one hundred twenty million (120,000,000) Common Shares, without par value ("Common Shares"), and 5,000,000 Preferred Shares, without par value ("Preferred Shares"). The Common Shares and the Preferred Shares shall have the express terms set forth in this Article Fourth.

     Section 2. Voting. Each shareholder of the Corporation shall be entitled to one vote for each Common Share and each Preferred Share standing in such shareholder's name on the books of the Corporation.

     Section 3. Dividends. Dividends may be declared and paid to the holders of Common Shares and Preferred Shares in cash, property, or other securities of the Corporation (including shares of any class whether or not shares of such class are already outstanding) out of funds legally available therefor.

     Section 4. No Preemptive Rights. No shareholder of the Corporation shall have any preemptive right as such shareholder to subscribe for or purchase shares of the Corporation.

     Section 5. Preferred Shares. The Preferred Shares may be issued from time to time in series. Each Preferred Share of any one series shall be identical with each other share of the same series in all respects, except as to the date from which dividends thereon shall be cumulative. All Preferred Shares of all series shall rank equally and shall be identical, except that there may be variations in respect of the dividend rate, the dates of payment of dividends and the dates from which they are cumulative, redemption rights and price, sinking fund requirements, conversion rights, liquidation price, and restrictions on the issuance of shares of the same series or of any other class or series. Subject to the requirements that all Preferred Shares shall be identical in respect of rights of alteration of express terms, the Board of Directors, without any further action by the shareholders, may, at any time and from time to time, adopt an amendment or amendments to these Restated Articles of Incorporation, or adopt further Restated Articles of Incorporation, in respect of any Preferred Shares that constitute unissued or treasury shares at the time of such adoption for the purpose of dividing any or all of such Preferred Shares into such series as the Board of Directors shall determine and fix the express terms of any such series of Preferred Shares, which may include statements specifying:

     A. dividend rights, which may be cumulative or non-cumulative, at a specified rate, amount or proportion, with or without further participation rights, and in preference to, junior to, or on a parity in whole or in part with dividend rights of shares of any other class or series;

     B. redemption rights and price;

     C. sinking fund requirements, which may require the Corporation to provide a sinking fund out of earnings or otherwise for the purchase or redemption of such shares or for dividends thereon;

     D. conversion rights;

     E. liquidation rights, preferences and price; and

     F. restrictions on the issuance of shares of any class or series of the Corporation.

     ARTICLE FIFTH: The Board of Directors of the Corporation is hereby authorized to fix at any time and from time to time the amount of consideration for which the Corporation may from time to time issue its shares without par value, whether now or hereafter authorized and whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class.

     ARTICLE SIXTH: The Corporation may from time to time pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine without regard to whether less consideration could be paid upon the purchase of the same number of shares of another class, subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

     ARTICLE SEVENTH: The holders of shares of the Corporation shall not be entitled to cumulative voting rights in elections of Directors.

     ARTICLE EIGHTH: Section 1. A higher than majority shareholder vote for certain Business Combinations (as defined below) shall be required as follows:

     A. In addition to any affirmative vote required by law or these Articles or the terms of any series of Preferred Shares or any other securities of the Corporation and except as otherwise expressly provided in Section 2 of this Article Eighth:

        (1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder or with (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder;

        (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to an Interested Shareholder (or an Affiliate or Associate of an Interested Shareholder) of any assets of the Corporation or a Subsidiary having an aggregate Fair Market Value of $1,000,000 or more;

        (3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to or with the Corporation or a Subsidiary of any assets of an Interested Shareholder (or an Affiliate or Associate of an Interested Shareholder) having an aggregate Fair Market Value of $1,000,000 or more;

        (4) the issuance or sale by the Corporation or any Subsidiary (in one transaction or a series of transactions whether or not related) of any securities of the Corporation or of any Subsidiary to an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more except an issuance of securities upon conversion of convertible securities of the Corporation or of a Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate or Associate) from the Corporation or a Subsidiary;

        (5) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder; or

        (6) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or a Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or a Subsidiary which is directly or indirectly owned by any Interested Shareholder or an Affiliate or Associate of an Interested Shareholder;

        shall require the affirmative vote of (i) the holders of at least two-thirds of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an annual election of Directors or entitled by law or by the terms of the capital stock to vote on the transaction in question (the "Voting Shares") and (ii) the holders of at least two-thirds of the combined voting power of the then outstanding Voting Shares held by Disinterested Shareholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provisions of these Articles or by the terms of any series of Preferred Shares or any other securities of the Corporation.

     B. The term "Business Combination" as used in this Article Eighth shall mean any transaction which is referred to in any one or more of clauses
        (1) through (6) of paragraph A of Section 1 of this Article Eighth.

     Section 2. The provisions of Section 1 of this Article Eighth shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provisions of these Articles, the terms of the Common Shares of the Corporation or of any of the classes or series of capital stock of the Corporation entitled to a preference over the Common Shares as to dividends or upon liquidation, or the terms of any other securities of the Corporation, if all of the conditions specified in either of the following paragraphs A or B are met:

     A. The Business Combination shall have been approved by a majority of the Disinterested Directors; or

     B. All the following six conditions shall have been met:

        (1) The transaction constituting the Business Combination shall provide for a consideration to be received by holders of Common Shares in exchange for their Common Shares, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the highest of the following:

           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid in order to acquire any shares of Common Shares beneficially owned by the Interested Shareholder which were acquired (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

           (b) the Fair Market Value per Common Share on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; and

           (c) (if applicable) the price per share equal to the Fair Market Value per Common Share determined pursuant to clause (b) immediately preceding, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any Common Shares beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per Common Share on the first day in such two-year period on which the Interested Shareholder beneficially owned any Common Shares, whether or not such Shareholder was an Interested Shareholder on that day.

        (2) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class of outstanding Voting Shares other than Common Shares, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of such Voting Shares shall be at least equal to the highest of the following (it being intended that the requirements of this clause B(2) shall be required to be met with respect to every class of outstanding Voting Shares, whether or not the Interested Shareholder beneficially owns any shares of a particular class of Voting Shares):

           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid in order to acquire any shares of such class of Voting Shares beneficially owned by the Interested Shareholder which were acquired (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

           (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

           (c) the Fair Market Value per share of such class of Voting Shares on the Announcement Date or on the Determination Date, whichever is higher; and

           (d) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Shares determined pursuant to clause (c) immediately preceding, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Shares beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class of Voting Shares on the first day in such two-year period on which the Interested Shareholder beneficially owned any shares of such class of Voting Shares, whether or not such Shareholder was an Interested Shareholder on that day.

        (3) The consideration to be received by holders of a particular class of Voting Shares or Common Shares shall be in cash or in the same form as was previously paid in order to acquire shares of such class of shares which are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class of shares which were acquired with varying forms of consideration, the form of consideration to be received by the holders of such class of shares shall be either cash or the form used to acquire the largest number of shares of such class of Voting Shares beneficially owned by it. The prices determined in accordance with clauses (1) and (2) of paragraph B of this Section 2 shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares or similar event.

        (4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
            Combination:

           (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Shares or other capital stock entitled to a preference over the Common Shares as to dividends or upon liquidation;

           (b) except as approved by a majority of the Disinterested Directors, there shall have been (x) no reduction in the annual amount of dividends paid on the Common Shares (except as necessary to reflect any subdivision of the Common Shares) and (y) no failure to increase the annual amount of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding Common Shares;

           (c) such Interested Shareholder shall not have become the beneficial owner of any additional Voting Shares except as part of the transaction in which it became an Interested Shareholder; and

           (d) there shall have always been at least four (4) Disinterested Directors on the Board of Directors.

        (5) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

        (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules, regulations or subsequent provisions).

     Section 3. For purposes of this Article Eighth:

     A. A "person" shall mean any individual, a partnership, a corporation, an association, a trust or other entity.

     B. "Interested Shareholder" at any particular time shall mean any person (other than the Corporation or any Subsidiary or any employee benefit plan or trust of the Corporation or any Subsidiary) who or which:

        (1) is at such time the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the Voting Shares;

        (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the Voting Shares; or

        (3) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder (as defined in (1) and (2) above), if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C. "Disinterested Shareholder" shall mean a shareholder of the Corporation who is not an Interested Shareholder (or an Affiliate or an Associate of an Interested Shareholder) who is involved, directly or indirectly, in the proposed Business Combination in question, except that as used in
        Section 6 of this Article Eighth, the term "Disinterested Shareholder" shall mean a shareholder of the Company who is not an Interested Shareholder.

     D. A person shall be a "beneficial owner" of any Voting Shares:

        (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

        (2) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

        (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

     E. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of Voting Shares deemed to be outstanding shall include shares deemed owned by an Interested Shareholder through application of paragraph D of this
        Section 3 but shall not include any other Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

     F. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Associate", which is used to indicate a relationship with any person, means (1) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and
        (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or subsidiaries.

     G. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     H. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with, and not a representative or nominee of, the Interested Shareholder who is involved, directly or indirectly, in the proposed Business Combination in question, and was (a) a member of the Board prior to the time that such Interested Shareholder became an Interested Shareholder or (b) recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board.

     I. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price (or closing bid price for any day on which a closing sale price is not available) during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ or any other system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

     J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph B of Section 2 of this Article Eighth shall include the Common Shares and the shares of any other class of outstanding Voting Shares retained by the holders of such shares.

     Section 4. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purpose of this Article Eighth, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the requirements of Section 2 of this Article Eighth have been met with respect to any Business Combination, and (5) whether the assets which are subject to any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

     Section 5. Nothing contained in this Article Eighth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     Section 6. In addition to any requirements of law and any other provisions of these Articles or the terms of any class or series of capital stock of the Corporation entitled to a preference over the Common Shares as to dividends or upon liquidation, or the terms of any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or any such terms), the affirmative vote of

     A. the holders of two-thirds or more of the combined voting power of the Voting Shares, voting together as a single class, and

     B. two-thirds of the combined voting power of the Voting Shares held by the Disinterested Shareholders, voting together as a single class,

shall be required to amend, alter or repeal or adopt any provision inconsistent with, this Article Eighth.

     ARTICLE NINTH: The foregoing Restated Articles of Incorporation hereby supersede the existing Articles of Incorporation.

                                                                         ANNEX C

 [THE FOLLOWING ARE THE CODE OF REGULATIONS OF LINCOLN ELECTRIC HOLDINGS, INC.
            THAT WILL BE IN EFFECT IMMEDIATELY FOLLOWING THE MERGER]

                        LINCOLN ELECTRIC HOLDINGS, INC.

                              CODE OF REGULATIONS

                                   ARTICLE I

                                     SHARES

     1. REGISTRATION AND TRANSFER OF CERTIFICATES. Each shareholder of the Corporation whose shares have been fully paid for shall be entitled to a certificate or certificates showing the number of shares registered in his name on the books of the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or Vice-President of the Corporation and the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer. Shares shall be transferred only on the books of the Corporation by the holder thereof, in person or by Attorney, upon surrender and cancellation of certificates for a like number of shares.

     2. SUBSTITUTED CERTIFICATES. The Board of Directors may authorize the issuance of a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed; in its discretion requiring the owner of the lost or destroyed certificate, or the legal representative, to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation; or, if in the judgment of the Board it is proper to do so, a new certificate may be issued without requiring any bond.

     3. SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE. The Board of Directors may fix a time not exceeding forty-five (45) days preceding the date of any meeting of shareholders, or any dividend payment date, or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of such meeting, or to vote thereat, or to receive such dividends or rights, as the case may be, or in lieu thereof, the Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     1. ANNUAL MEETING. The Annual Meeting of shareholders shall be held at such date, time and place as may be designated from time to time by the Board of Directors, for the election of Directors and the consideration of reports to be laid before the meeting. Upon due notice there may also be considered and acted upon at the Annual Meeting any matter which can properly be considered and acted upon at a special meeting, in which case and for which purpose the Annual Meeting shall also be considered as, and shall be, a special meeting. When an Annual Meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

     2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, or an Executive or Senior Vice-President, or the Chairman of the Board of Directors, or by the Executive Committee, or by a majority of the Board of Directors, acting with or without a meeting, or by persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat, at such place or places as may be designated in the call therefore, and notice thereof; provided, however, that a meeting for the election of Directors may be held only within the State of Ohio.

     3. NOTICE OF MEETINGS. Notice of meetings of shareholders shall be given in writing by the Secretary, or in his absence by the Chairman of the Board or President or a Vice-President, and such notice shall state the purpose or purposes for which the meeting is called, and the time and place where it is to be held, and shall be served or mailed to each shareholder of record entitled to vote at such meeting or entitled to notice thereof, at least ten (10) days prior to the meeting. If mailed, it shall be directed to the shareholder at his address as it appears upon the records of the Corporation. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. Notice of the time, place and purpose of any meeting of shareholders may be waived by the written assent of every shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

     5. QUORUM. The holders of a majority of the shares issued and outstanding, entitled to vote, present either in person or by proxy, shall constitute a quorum, unless a larger number is required by the laws of Ohio, in which case the number required by the laws of Ohio, present either in person or by proxy, shall constitute a quorum, but any less number may adjourn the meeting from time to time, until a quorum is obtained, and no further notice of such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

     6. PROXIES. Each shareholder entitled to vote shall be entitled to one vote, either in person or by proxy, for each share of the Corporation standing in his name at the time of the closing of the books for such meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer time be specified therein. Proxies shall be in writing but need not be sealed, witnessed or acknowledged and shall be filed with the Secretary at or before the meeting.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     1. NUMBER AND ELECTION. The powers and authority of the Corporation shall be exercised and its business managed and controlled by a Board of Directors. The election of Directors shall be by ballot and shall be held at the Annual Meeting of shareholders or at a special meeting called for that purpose. The maximum number of the Directors of the Corporation shall be eighteen. Subject to such maximum, the number of Directors may be fixed or changed (a) at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares that are represented at the meeting and entitled to vote on the proposal, and (b) by the Directors, by the vote of a majority of their number, who may also fill any Director's office that is created by an increase in the number of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation. A separate election shall be held for each class of Directors as hereinafter provided. Directors elected at the first election for the first class shall hold office for the term of one year from the date of their election and until the election of their successors, Directors elected at the first election for the second class shall hold office for the term of two years from the date of their election and until the election of their successors, and Directors elected at the first election for the third class shall hold office for the term of three years from the date of their election and until the election of their successors. At each annual election, the successors to the Directors of each class whose terms shall expire in that year shall be elected to hold office for the term of three years from the date of their election and until the election of their successors. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class.

     2. VACANCY AND REMOVAL. All Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal; provided, however, that all Directors, all the Directors of a particular class or any individual Director may be removed from office, without assigning any cause, only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock entitled to vote generally on the election of Directors.

     3. RESIGNATION. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall become effective from the time of its receipt by the Corporation, and the Secretary shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

     4. MEETINGS. Directors may meet at such times and at such places within or without the State of Ohio as they may determine. Special meetings of the Board of Directors may be called by the Chairman of the Board of

Directors or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication, and will be called by the Chairman of the Board of Directors or the President, in like manner and on like notice, on the written request of not less than one-third of the Board of Directors. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     5. BY-LAWS. The Board of Directors may adopt By-Laws for its own government not inconsistent with the Articles of Incorporation or Regulations of the Corporation.

                                   ARTICLE IV

                         INDEMNIFICATION AND INSURANCE

     1. INDEMNIFICATION. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time under the laws of the State of Ohio; provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

     (b) The indemnification authorized by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification hereunder or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (c) No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     2. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

                                   ARTICLE V

                       NOMINATION OF DIRECTOR CANDIDATES

     1. NOTIFICATION OF NOMINEES. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than

90 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

     2. SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with paragraph 1 above, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to paragraph 1 above had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

     3. COMPLIANCE WITH PROCEDURES. If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of paragraphs 1 and 2 above, such nomination shall be void.

                                   ARTICLE VI

                                   COMMITTEES

     1. CREATION AND ELECTION. The Board of Directors may create, from time to time and from its own number, an Executive Committee or any other committee or committees of the Board of Directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of the authority of the Board of Directors other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. No committee shall consist of less than three Directors. The Board of Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

     2. QUORUM AND ACTION. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Article VI shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

                                  ARTICLE VII

                                    OFFICERS

     1. OFFICERS. The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Chief Financial Officer (who shall serve as Treasurer under Ohio law). The Corporation may also have one or more Vice-Presidents and such other officers and assistant officers as the Board of Directors may deem necessary. All of the officers and assistant officers shall be elected by the Board of Directors.

     2. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

                                  ARTICLE VIII

                     COMPENSATION OF DIRECTORS AND OFFICERS

     The compensation of the Directors and officers of the Corporation shall be such as the Board of Directors may from time to time designate.

                                   ARTICLE IX

                                   AMENDMENTS

     These regulations may be altered, changed, amended or repealed by the written consent of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation, or at a meeting called and held for that purpose, by the affirmative vote of the holders of record of shares entitling them to exercise not less than a majority of the voting power of the Corporation; provided, however, that paragraphs 1 and 2 of
Article III and all of Article V shall not be altered, changed, amended or repealed, nor shall any provision inconsistent with such provisions be adopted, without the affirmative vote of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation entitled to vote generally in the election of Directors.

                                                                         ANNEX D

      [THE FOLLOWING ARE THE COMPANY'S CURRENT ARTICLES OF INCORPORATION]

                          THE LINCOLN ELECTRIC COMPANY

                   SECOND RESTATED ARTICLES OF INCORPORATION

     ARTICLE FIRST: The name of the Corporation shall be THE LINCOLN ELECTRIC COMPANY.

     ARTICLE SECOND: The place in the State of Ohio where its principal office is located is the City of Cleveland, Cuyahoga County.

     ARTICLE THIRD: The Corporation is formed for the purpose of manufacturing, repairing, buying, selling and dealing in all varieties and kinds of electrical machinery, tools and appliances, and doing all things necessary and incident thereto.

     ARTICLE FOURTH: Section 1. The maximum number of shares which the Corporation is authorized to have outstanding is one hundred twenty million (120,000,000), consisting of sixty million (60,000,000) Common Shares, without par value ("Common Shares"), and sixty million (60,000,000) Class A Common Shares, without par value ("Class A Common Shares"). The shares of each class shall have the express terms set forth in this Article Fourth.

     Upon the Certificate of Adoption of Amendment to Restated Articles of Incorporation setting forth these amendments becoming effective pursuant to
Section 1701.73 of the Ohio Revised Code (the "Reclassification Effective Time"), and without any further action on the part of the Corporation or its shareholders, (i) each whole Class B Common Share, without par value ("Class B Common Shares"), then issued shall automatically be changed and converted into
0.5809 fully paid and nonassessable Common Share and (ii) certificates representing Class B Common Shares outstanding prior to the Reclassification Effective Time shall be deemed to represent the same number of Common Shares multiplied by 0.5809. No fractional shares shall be issued; instead any fractional share shall become a right to receive cash in an amount equal to such fraction multiplied by $37.875.

     The powers, preferences and rights of the Common Shares and Class A Common Shares (collectively, the "Common Equity") and the qualifications, limitations and restrictions thereof, shall in all respects be identical, except as otherwise required by law or as expressly provided in these Restated Articles of Incorporation. The "Effective Time" means June 7, 1995.

     Section 2. Voting.

     Section 2.1. Each shareholder of the Corporation shall be entitled to one vote for each Common Share standing in such shareholder's name on the books of the Corporation.

     Section 2.2. The holders of Class A Common Shares shall not be entitled to vote on any matter submitted to shareholders for their vote, consent, waiver, release or other action except as required by statute.

     Section 3. Dividends. Dividends may be declared and paid to the holders of Common Shares and Class A Common Shares in cash, property, or other securities of the Corporation (including shares of any class whether or not shares of such class are already outstanding) out of funds legally available therefor. No dividend shall be paid on the outstanding Common Shares or Class A Common Shares unless an equal dividend per share is paid on each of the outstanding Common Shares and Class A Common Shares subject to the following:

     (a) no cash dividend shall be declared or paid on one class of Common Equity unless a cash dividend of the same amount per share is simultaneously declared and paid on the other class of Common Equity;

     (b) dividends payable on the Common Equity in capital stock shall be made to all holders of Common Equity provided that: (i) such a dividend on Class A Common Shares shall be paid or made only in Class A Common Shares and (ii) a dividend on Class A Common Shares paid or made in Class A Common Shares and a dividend on Common Shares paid or made in either Common Shares or Class A Common Shares shall be deemed an equal dividend per share within the meaning of this Section 3 if paid in the same proportion regardless of the fair market value of such shares received in payment of such dividend.

     Section 4. Merger, Consolidation, Combination or Dissolution of the Corporation. In the event of merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of dissolution of the Corporation, holders of Class A Common Shares shall be entitled to receive in respect of each Class A Common Share the same indebtedness, other securities, cash, rights, or any other property, or any combination of shares, evidences of indebtedness, securities, cash, rights or any other property, as holders of Common Shares shall be entitled to receive in respect to each share.

     Section 5. Splits or Combinations of Shares. If the Corporation shall in any manner split, subdivide or combine the outstanding Common Shares or Class A Common Shares, the outstanding shares of the other such class shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class that have been split, subdivided or combined.

     Section 6. Change in Number of Authorized Class A Common Shares. The number of authorized Class A Common Shares may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the aggregate number of outstanding Common Shares entitled to vote in the election of directors.

     Section 7. No Preemptive Rights. No shareholder of the Corporation shall have any preemptive right as such shareholder to subscribe for or purchase shares of the Corporation.

     Section 8. Class A Common Shares Protection Provisions.

     Section 8.1. If, after the Effective Time, a Person or group, as defined in
Section 8.11, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding Common Shares and such Person or group (a "Significant Shareholder") does not then beneficially own an equal or greater percentage of all then outstanding Class A Common Shares, all of which Class A Common Shares must have been acquired by such Significant Shareholder after the first issuance by the Corporation of Class A Common Shares (the "Distribution Date"), such Significant Shareholder must, within a ninety (90) day period beginning the day after becoming a Significant Shareholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional Class A Common Shares as provided in this Section 8 of Article Fourth (a "Class A Protection Transaction").

     Section 8.2. In each Class A Protection Transaction, the Significant Shareholder must make a public tender offer to acquire that number of additional Class A Common Shares determined by (i) multiplying the percentage of the number of outstanding Common Shares beneficially owned and acquired after the Effective Time by such Significant Shareholder by the total number of Class A Common Shares outstanding on the date such Person or group became a Significant Shareholder, and (ii) subtracting therefrom the excess (if any) of the number of Class A Common Shares beneficially owned by such Significant Shareholder on the date such Person or group became a Significant Shareholder (including shares acquired at or prior to the time such Person or group became a Significant Shareholder) over the number of Class A Common Shares beneficially owned on the Distribution Date (as adjusted for stock splits, stock dividends and similar recapitalization). The Significant Shareholder must acquire all shares validly tendered; or if the number of Class A Common Shares tendered to the Significant Shareholder exceeds the number of shares required to be acquired pursuant to this Section 8.2, the number of Class A Common Shares acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such shareholder bears to the total number of shares tendered by all tendering holders.

     Section 8.3. The offer price for any Class A Common Shares required to be purchased by the Significant Shareholder pursuant to this Section 8 shall be the greatest of (i) the highest price per share paid by the Significant Shareholder for any Common Shares or Class A Common Shares during the six-month period ending on the date such Person or group became a Significant Shareholder, (ii) the highest reported sale price of a Common Share or Class A Common Share on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market System (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the 30 day period preceding such Person or group becoming a Significant Shareholder, and (iii) the highest reported sale price of a Common Share or Class A Common Share on the NASDAQ National Market System (or such other securities exchange or quotation system as is then the principal trading market for such shares) on the business day preceding the date the Significant Shareholder makes the tender offer required by this Section 8. For purposes of Section 8.4, the applicable date for each calculation required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Shareholder becomes required to engage in the subsequent Class A Protection Transaction for which such calculation is required. In the event that the Significant Shareholder has acquired Common Shares or Class A Common Shares in the six month period ending on the date such Person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per Common Share or Class A Common Share shall be as determined in good faith by the Board of Directors.

     Section 8.4. A Class A Protection Transaction shall also be required to be effected by any Significant Shareholder each time that the Significant Shareholder acquires after the Effective Time beneficial ownership of additional Common Shares equal to or greater than the next higher integral multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of outstanding Common Shares if such Significant Shareholder does not then own an equal or greater percentage of the Class A Common Shares (all of which Class A Common Shares must have been acquired by such Significant Shareholder after the Distribution Date). Such Significant Shareholder shall be required to make a public cash tender offer to acquire that number of Class A Common Shares prescribed by the formula set forth in Section 8.2, and must acquire all shares validly tendered or a pro rata portion thereof, as specified in Section 8.2, at the price determined pursuant to Section 8.3, even if a previous Class A Protection Transaction resulted in fewer Class A Common Shares being tendered than required in the previous offer.

     Section 8.5. If any Significant Shareholder fails to make an offer required by this Section 8, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Shareholder shall not be entitled to vote any Common Shares beneficially owned by such Significant Shareholder unless and until such requirements are complied with or unless and until all Common Shares causing such offer requirement to be effective are no longer beneficially owned by such Significant Shareholder. The requirement to engage in a Class A Protection Transaction is satisfied by the making of the requisite offer and purchasing validly tendered shares pursuant to this Section 8, even if the number of shares tendered is less than the number of shares included in the required offer.

     Section 8.6. The Class A Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of Common Shares resulting solely from a change in the aggregate number of Common Shares outstanding, provided that any acquisition after such change which results in any Person or group beneficially owning fifteen percent (15%) or more of the number of outstanding Common Shares (or an additional 5% or more of the number of Common Shares after the last acquisition which triggered the requirement for a Class A Protection Transaction) shall be subject to any Class A Protection Transaction requirement that would be imposed pursuant to this Section 8.

     Section 8.7. In connection with Sections 8.1 through 8.4 of this Section 8, the following Common Shares shall be excluded for the purpose of determining the shares beneficially owned by such Person or group but not for the purpose of determining shares outstanding:

     (a) shares beneficially owned by such Person or group at the Effective
         Time;

     (b) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing this Section 8 or by foreclosure of a bona fide loan;

     (c) shares acquired upon issuance or sale by the Corporation;

     (d) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected for the purpose of acquiring another Person);

     (e) shares acquired in exchange for Class A Common Shares by a holder of Class A Common Shares (or by a parent, lineal descendant or donee of such holder of Class A Common Shares who received such

         Class A Common Shares from such holder) if the Class A Common Shares so exchanged were acquired by such holder directly from the Corporation as a dividend on Common Shares; and

     (f) shares acquired by a plan of the Corporation qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan.

     Section 8.8. In connection with Sections 8.1 through 8.4 of this Section 8, for purposes of calculating the number of Class A Common Shares beneficially owned by any Persons or group:

     (a) Class A Common Shares acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operations of this Section 8; and

     (b) only Class A Common Shares owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Corporation shall be deemed to be beneficially owned by such Person or group (provided that Class A Common Shares with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

     Section 8.9. To the extent that the voting power of any Common Share cannot be exercised pursuant to this Section 8, that Common Share shall not be included in the determination of the voting power of the Corporation for any purpose under these Restated Articles of Incorporation or the Ohio Revised Code.

     Section 8.10. All calculations with respect to percentage beneficial ownership of issued and outstanding shares of either Common Shares or Class A Common Shares will be based upon the numbers of issued and outstanding shares reflected in either the records of or a certificate from the Corporation's stock transfer agent or reported by the Corporation on the last to be filed of (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K,
(iv) its most recent report on Form 10-C, and (v) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

     Section 8.11. For purposes of this Section 8, the term "Person" means any individual, partnership, corporation, association, trust, or other entity (other than the Corporation). Subject to Sections 8.7 and 8.8, "beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation, subject to the following qualifications:

     (a) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with such other Person, absent affirmative attributes of concerted action; and

     (b) any Person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Corporation will not cause such Person to become a member of a group with any other Person.

     Section 9. Conversion of Class A Common Shares. Each Class A Common Share (whether or not then issued) shall convert automatically into one Common Share upon the earliest to occur of:

     (a) any time the aggregate number of the outstanding Common Shares as reflected on the stock transfer records of the Corporation is less than 20% of the aggregate number of outstanding Common Shares and Class A Common Shares. For purposes of the immediately preceding sentence, any Common Shares or Class A Common Shares repurchased by the Corporation and held as treasury shares or canceled by the Corporation shall not be deemed "outstanding" from and after the date of repurchase;

     (b) the date ("Conversion Date") which shall be ten years from the Distribution Date of the Class A Common Shares as defined in Section 8.1; provided, however, that the Board of Directors by resolution adopted by two-thirds of the entire number of Directors then in office no earlier than thirty months and no later than twenty-four months prior to the initial or any subsequently established Conversion Date may extend the Conversion Date for an additional five years. Any such new Conversion Date and all subsequently extended Conversion Dates may be extended in like manner and for a like period; and

     (c) upon resolution by the Board of Directors if, as a result of the existence of the Class A Common Shares, either the Common Shares or Class A Common Shares is, or both are, excluded from quotation on the NASDAQ National Market System, and all other national quotation systems then in existence and are excluded from trading on all the principal national securities exchanges then in existence.

Upon such conversion, the total number of Common Shares the Corporation shall have authority to issue shall be 120,000,000 shares, and the total number of Class A Common Shares shall be zero (0) shares and all references to Class A Common Shares shall be of no further force or effect. In making the determination referred to in (a) or (c) of this Section 9, the Board of Directors may conclusively rely on any information or documentation available to it, including but not limited to filings made with the United States Securities and Exchange Commission, any stock exchange, the National Association of Securities Dealers, Inc. or any national quotation system or any other government or regulatory agency, or the records of or certification from the Corporation's stock transfer agent. At such time as set forth in (a), (b) or (c) of this Section 9, the Class A Common Shares shall be deemed to be automatically converted into Common Shares and stock certificates formerly representing Class A Common Shares shall thereupon and thereafter be deemed to represent a like number of Common Shares. The determination of the Board of Directors that either
(a) or (c) of this Section 9 has occurred shall be conclusive and binding and the conversion of each Class A Common Share into one Common Share shall remain effective regardless of whether either (a) or (c) has occurred in fact.

     ARTICLE FIFTH: The Board of Directors of the Corporation is hereby authorized to fix at any time and from time to time the amount of consideration for which the Corporation may from time to time issue its shares without par value, whether now or hereafter authorized and whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class.

     ARTICLE SIXTH: The Corporation may from time to time pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine without regard to whether less consideration could be paid upon the purchase of the same number of shares of another class, subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

     ARTICLE SEVENTH: The holders of shares of the Corporation shall not be entitled to cumulative voting rights in elections of Directors.

     ARTICLE EIGHTH: Section 1. A higher than majority shareholder vote for certain Business Combinations (as defined below) shall be required as follows:

     A. In addition to any affirmative vote required by law or these Articles or the terms of any series of Preferred Stock or any other securities of the Corporation and except as otherwise expressly provided in Section 2 of this Article Eighth:

        (1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder or with (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder;

        (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to an Interested Shareholder (or an Affiliate or Associate of an Interested Shareholder) of any assets of the Corporation or a Subsidiary having an aggregate Fair Market Value of $1,000,000 or more;

        (3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to or with the Corporation or a Subsidiary of any assets of an Interested Shareholder (or an Affiliate or Associate of an Interested Shareholder) having an aggregate Fair Market Value of $1,000,000 or more;

        (4) the issuance or sale by the Corporation or any Subsidiary (in one transaction or a series of transactions whether or not related) of any securities of the Corporation or of any Subsidiary to an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more except an issuance of securities upon conversion of convertible securities of the Corporation or of a Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate or Associate) from the Corporation or a Subsidiary;

        (5) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder; or

        (6) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or a Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or a Subsidiary which is directly or indirectly owned by any Interested Shareholder or an Affiliate or Associate of an Interested Shareholder;

     shall require the affirmative vote of (i) the holders of at least two-thirds of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an annual election of Directors or entitled by law or by the terms of the capital stock to vote on the transaction in question (the "Voting Shares") and (ii) the holders of at least two-thirds of the combined voting power of the then outstanding Voting Shares held by Disinterested Shareholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provisions of these Articles or by the terms of any series of Preferred Stock or any other securities of the Corporation.

     B. The term "Business Combination" as used in this Article Eighth shall mean any transaction which is referred to in any one or more of clauses
        (1) through (6) of paragraph A of Section 1 of this Article Eighth.

     Section 2. The provisions of Section 1 of this Article Eighth shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provisions of these Articles, the terms of any of the classes or series of Common Equity of the Corporation or of any of the classes or series of capital stock of the Corporation entitled to a preference over the Common Equity as to dividends or upon liquidation, or the terms of any other securities of the Corporation, if all of the conditions specified in either of the following paragraphs A or B are met:

     A. The Business Combination shall have been approved by a majority of the Disinterested Directors; or

     B. All the following six conditions shall have been met:

        (1) The transaction constituting the Business Combination shall provide for a consideration to be received by holders of Common Equity in exchange for their Common Equity, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Equity in such Business Combination shall be at least equal to the highest of the following:

           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid in order to acquire any shares of Common Equity beneficially owned by the Interested Shareholder which were acquired (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the

              "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

           (b) the Fair Market Value per share of Common Equity on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; and

           (c) (if applicable) the price per share equal to the Fair Market Value per share of Common Equity determined pursuant to clause
               (b) immediately preceding, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Equity beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of Common Equity on the first day in such two-year period on which the Interested Shareholder beneficially owned any shares of Common Equity, whether or not such Shareholder was an Interested Shareholder on that day.

     (2) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class of outstanding Voting Shares other than Common Equity, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of such Voting Shares shall be at least equal to the highest of the following (it being intended that the requirements of this clause B(2) shall be required to be met with respect to every class of outstanding Voting Shares, whether or not the Interested Shareholder beneficially owns any shares of a particular class of Voting Shares):

           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid in order to acquire any shares of such class of Voting Shares beneficially owned by the Interested Shareholder which were acquired (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher;

           (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

           (c) the Fair Market Value per share of such class of Voting Shares on the Announcement Date or on the Determination Date, whichever is higher; and

           (d) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Shares determined pursuant to clause (c) immediately preceding, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Shares beneficially owned by the Interested Shareholder which were acquired within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class of Voting Shares on the first day in such two-year period on which the Interested Shareholder beneficially owned any shares of such class of Voting Shares, whether or not such Shareholder was an Interested Shareholder on that day.

     (3) The consideration to be received by holders of a particular class of Voting Shares or Common Equity shall be in cash or in the same form as was previously paid in order to acquire shares of such class of shares which are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class of shares which were acquired with varying forms of consideration, the form of consideration to be received by the holders of such class of shares shall be either cash or the form used to acquire the largest number of shares of such class of Voting Shares beneficially owned by it. The prices determined in accordance with clauses (1) and (2) of paragraph B of this Section 2 shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares or similar event.

     (4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

           (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock or other capital stock entitled to a preference over the Common Equity as to dividends or upon liquidation;

           (b) except as approved by a majority of the Disinterested Directors, there shall have been (x) no reduction in the annual amount of dividends paid on the Common Equity (except as necessary to reflect any subdivision of the Common Equity) and (y) no failure to increase the annual amount of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding shares of the Common Equity;

           (c) such Interested Shareholder shall not have become the beneficial owner of any additional Voting Shares except as part of the transaction in which it became an Interested Shareholder; and

           (d) there shall have always been at least four (4) Disinterested Directors on the Board of Directors.

     (5) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

     (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules, regulations or subsequent provisions).

     Section 3. For purposes of this Article Eighth:

     A. A "person" shall mean any individual, a partnership, a corporation, an association, a trust or other entity.

     B. "Interested Shareholder" at any particular time shall mean any person (other than the Corporation or any Subsidiary or any employee benefit plan or trust of the Corporation or any Subsidiary) who or which:

        (1) is at such time the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the Voting Shares;

        (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the Voting Shares; or

        (3) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder (as defined in (1) and (2) above), if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C. "Disinterested Shareholder" shall mean a shareholder of the Corporation who is not an Interested Shareholder (or an Affiliate or an Associate of an Interested Shareholder) who is involved, directly or indirectly, in the proposed Business Combination in question, except that as used in
        Section 6 of this

        Article Eighth, the term "Disinterested Shareholder" shall mean a shareholder of the Company who is not an Interested Shareholder.

     D. A person shall be a "beneficial owner" of any Voting Shares:

        (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

        (2) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

        (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

     E. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of Voting Shares deemed to be outstanding shall include shares deemed owned by an Interested Shareholder through application of paragraph D of this
        Section 3 but shall not include any other Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

     F. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Associate", which is used to indicate a relationship with any person, means (1) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and
        (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or subsidiaries.

     G. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     H. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with, and not a representative or nominee of, the Interested Shareholder who is involved, directly or indirectly, in the proposed Business Combination in question, and was (a) a member of the Board prior to the time that such Interested Shareholder became an Interested Shareholder or (b) recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board.

     I. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price (or closing bid price for any day on which a closing sale price is not available) during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ or any other system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith. If different classes of Common Equity of the Corporation have different Fair Market Values based on the determinations to be made under subsection (a), then the term "Fair Market Value" of Common Equity shall mean the highest value then ascribed to a share of any of the various classes of Common Equity.

     J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph B of Section 2 of this Article Eighth shall include the shares of Common Equity and the shares of any other class of outstanding Voting Shares retained by the holders of such shares.

     Section 4. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purpose of this Article Eighth, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the requirements of Section 2 of this Article Eighth have been met with respect to any Business Combination, and (5) whether the assets which are subject to any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

     Section 5. Nothing contained in this Article Eighth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     Section 6. In addition to any requirements of law and any other provisions of these Articles or the terms of any class or series of capital stock of the Corporation entitled to a preference over the Common Equity as to dividends or upon liquidation, or the terms of any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or any such terms), the affirmative vote of

     A. the holders of two-thirds or more of the combined voting power of the Voting Shares, voting together as a single class, and

     B. two-thirds of the combined voting power of the Voting Shares held by the Disinterested Shareholders, voting together as a single class,

shall be required to amend, alter or repeal or adopt any provision inconsistent with, this Article Eighth.

     ARTICLE NINTH: The foregoing Second Restated Articles of Incorporation hereby supersede existing Restated Articles of Incorporation as heretofore amended.

                                                                         ANNEX E

          [THE FOLLOWING IS THE COMPANY'S CURRENT CODE OF REGULATIONS]

                          THE LINCOLN ELECTRIC COMPANY

                      SECOND RESTATED CODE OF REGULATIONS

                                   ARTICLE I

                                     SHARES

     1. REGISTRATION AND TRANSFER OF CERTIFICATES. Each shareholder of the Corporation whose shares have been fully paid for shall be entitled to a certificate or certificates showing the number of shares registered in his name on the books of the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or Vice-President of the Corporation and the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer. Shares shall be transferred only on the books of the Corporation by the holder thereof, in person or by Attorney, upon surrender and cancellation of certificates for a like number of shares.

     2. SUBSTITUTED CERTIFICATES. The Board of Directors may authorize the issuance of a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed; in its discretion requiring the owner of the lost or destroyed certificate, or the legal representative, to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation; or, if in the judgment of the Board it is proper to do so, a new certificate may be issued without requiring any bond.

     3. SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE. The Board of Directors may fix a time not exceeding forty-five (45) days preceding the date of any meeting of shareholders, or any dividend payment date, or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of such meeting, or to vote thereat, or to receive such dividends or rights, as the case may be, or in lieu thereof, the Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     1. ANNUAL MEETING. The Annual Meeting of shareholders shall be held at such date, time and place as may be designated from time to time by the Board of Directors, for the election of Directors and the consideration of reports to be laid before the meeting. Upon due notice there may also be considered and acted upon at the Annual Meeting any matter which can properly be considered and acted upon at a special meeting, in which case and for which purpose the Annual Meeting shall also be considered as, and shall be, a special meeting. When an Annual Meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

     2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, or an Executive or Senior Vice-President, or the Chairman of the Board of Directors, or by the Executive Committee, or by a majority of the Board of Directors, acting with or without a meeting, or by persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat, at such place or places as may be designated in the call therefore, and notice thereof; provided, however, that a meeting for the election of Directors may be held only within the State of Ohio.

     3. NOTICE OF MEETINGS. Notice of meetings of shareholders shall be given in writing by the Secretary, or in his absence by the Chairman of the Board or President or a Vice-President, and such notice shall state the purpose or purposes for which the meeting is called, and the time and place where it is to be held, and shall be served or mailed to each shareholder of record entitled to vote at such meeting or entitled to notice thereof, at least ten (10) days prior to the meeting. If mailed, it shall be directed to the shareholder at his address as it appears upon the records of the Corporation. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. Notice of the time, place and purpose of any meeting of shareholders may be waived by the written assent of every shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

     5. QUORUM. The holders of a majority of the shares issued and outstanding, entitled to vote, present either in person or by proxy, shall constitute a quorum, unless a larger number is required by the laws of Ohio, in which case the number required by the laws of Ohio, present either in person or by proxy, shall constitute a quorum, but any less number may adjourn the meeting from time to time, until a quorum is obtained, and no further notice of such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

     6. PROXIES. Each shareholder entitled to vote shall be entitled to one vote, either in person or by proxy, for each share of the Corporation standing in his name at the time of the closing of the books for such meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer time be specified therein. Proxies shall be in writing but need not be sealed, witnessed or acknowledged and shall be filed with the Secretary at or before the meeting.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     1. NUMBER AND ELECTION. The powers and authority of the Corporation shall be exercised and its business managed and controlled by a Board of Directors. The election of Directors shall be by ballot and shall be held at the Annual Meeting of shareholders or at a special meeting called for that purpose. The maximum number of the Directors of the Corporation shall be eighteen. Subject to such maximum, the number of Directors may be fixed or changed (a) at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares that are represented at the meeting and entitled to vote on the proposal, and (b) by the Directors, by the vote of a majority of their number, who may also fill any Director's office that is created by an increase in the number of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation. A separate election shall be held for each class of Directors as hereinafter provided. Directors elected at the first election for the first class shall hold office for the term of one year from the date of their election and until the election of their successors, Directors elected at the first election for the second class shall hold office for the term of two years from the date of their election and until the election of their successors, and Directors elected at the first election for the third class shall hold office for the term of three years from the date of their election and until the election of their successors. At each annual election, the successors to the Directors of each class whose terms shall expire in that year shall be elected to hold office for the term of three years from the date of their election and until the election of their successors. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class.

     2. VACANCY AND REMOVAL. All Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal; provided, however, that all Directors, all the Directors of a particular class or any individual Director may be removed from office, without assigning any cause, only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock entitled to vote generally on the election of Directors.

     3. RESIGNATION. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall become effective from the time of its receipt by the Corporation, and the Secretary shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

     4. MEETINGS. Directors may meet at such times and at such places within or without the State of Ohio as they may determine. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication, and will be called by the Chairman of the Board of Directors or the President, in like manner and on like notice, on the written request of not less than one-third of the Board of Directors. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     5. BY-LAWS. The Board of Directors may adopt By-Laws for its own government not inconsistent with the Articles of Incorporation or Regulations of the Corporation.

                                   ARTICLE IV

                         INDEMNIFICATION AND INSURANCE

     1. INDEMNIFICATION. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time under the laws of the State of Ohio; provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

     (b) The indemnification authorized by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification hereunder or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (c) No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     2. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

                                   ARTICLE V

                       NOMINATION OF DIRECTOR CANDIDATES

     1. NOTIFICATION OF NOMINEES. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of the

Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

     2. SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with paragraph 1 above, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to paragraph 1 above had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

     3. COMPLIANCE WITH PROCEDURES. If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of paragraphs 1 and 2 above, such nomination shall be void.

                                   ARTICLE VI

                                   COMMITTEES

     1. CREATION AND ELECTION. The Board of Directors may create, from time to time and from its own number, an Executive Committee or any other committee or committees of the Board of Directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of the authority of the Board of Directors other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. No committee shall consist of less than three Directors. The Board of Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

     2. QUORUM AND ACTION. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Article VI shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

                                  ARTICLE VII

                                    OFFICERS

     1. OFFICERS. The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be Directors), a Secretary and a Chief Financial Officer (who shall serve as Treasurer under Ohio law). The Corporation may also have one or more Vice-Presidents and such other officers and assistant officers as the Board of Directors may deem necessary. All of the officers and assistant officers shall be elected by the Board of Directors.

     2. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

                                  ARTICLE VIII

                     COMPENSATION OF DIRECTORS AND OFFICERS

     The compensation of the Directors and officers of the Corporation shall be such as the Board of Directors may from time to time designate.

                                   ARTICLE IX

                                   AMENDMENTS

     These regulations may be altered, changed, amended or repealed by the written consent of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation, or at a meeting called and held for that purpose, by the affirmative vote of the holders of record of shares entitling them to exercise not less than a majority of the voting power of the Corporation; provided, however, that paragraphs 1 and 2 of
Article III and all of Article V shall not be altered, changed, amended or repealed, nor shall any provision inconsistent with such provisions be adopted, without the affirmative vote of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation entitled to vote generally in the election of Directors.

                                                                         ANNEX F

                          THE LINCOLN ELECTRIC COMPANY

                             1998 STOCK OPTION PLAN

     1. PURPOSE. The purpose of this Plan is to promote share ownership by key employees of The Lincoln Electric Company, thereby reinforcing a mutuality of interest with other shareholders, and to enable The Lincoln Electric Company to attract, retain and motivate key employees by permitting them to share in its growth. If the Reorganization (as hereinafter defined) is approved by the shareholders of The Lincoln Electric Company, upon adoption of this Plan by the Board of Directors of Lincoln Electric Holdings, Inc., this Plan will be renamed the "Lincoln Electric Holdings, Inc. 1998 Stock Option Plan", and its purpose will be to promote share ownership by key employees of Lincoln Electric Holdings, Inc. and its Affiliates (as hereinafter defined).

     2. DEFINITIONS.  As used in this Plan,

     "Affiliate" means (a) a corporation which, for purposes of Section 422 of the Code, is a parent or subsidiary of the Company, and (b) any other entity in which the Company has a substantial equity investment, as designated by the Board.

     "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to
Section 12 of this Plan, such committee (or subcommittee).

     "Class A Shares" means the Class A Common Shares, without par value, of The Lincoln Electric Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     "Common Shares" means the Common Shares, without par value, of The Lincoln Electric Company.

     "Company" means The Lincoln Electric Company, an Ohio corporation, or if the Reorganization is approved by the shareholders of The Lincoln Electric Company and this Plan is adopted by the Board of Directors of Lincoln Electric Holdings, Inc., Lincoln Electric Holdings, Inc., an Ohio corporation.

     "Director" means a member of the Board of Directors of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

     "Fair Market Value" means, as of any given day, the per share closing price of a Share on NASDAQ on the day preceding the day such determination is being made or, if there was no closing price reported on such day, on the most recently preceding day on which such a closing price was reported; or if the Shares are not listed or admitted to trading on NASDAQ on the day as of which the determination is being made, the amount determined by the Board to be the fair market value of a Share on such day.

     "Holding Common Shares" means the Common Shares, without par value, of Lincoln Electric Holdings, Inc., an Ohio corporation.

     "Incentive Stock Options" means Options that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "Option" means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

     "Plan" means this 1998 Stock Option Plan of the Company, as amended from time to time.

     "Reorganization" means the reorganization of The Lincoln Electric Company, as presented to its shareholders at its 1998 annual meeting of shareholders.

     "Shares" means the Common Shares and/or the Class A Shares, or if the Reorganization is approved by the shareholders of The Lincoln Electric Company and this Plan is adopted by the Board of Directors of Lincoln Electric Holdings, Inc., the Holding Common Shares, or securities into which any of the foregoing may be changed by any transaction or event of the type referred to in Section 5 of this Plan.

     3. SHARES AVAILABLE.

          (a) Subject to adjustment as provided in Section 5 of this Plan, the total number of Shares which may be issued and sold under Options granted pursuant to this Plan shall not exceed 1,250,000 Common Shares and 1,250,000 Class A Shares, or if the Reorganization is approved by shareholders, 5,000,000 Holding Common Shares. Such shares may be treasury shares or shares of original issue or a combination of the foregoing. All of such shares may be Incentive Stock Options.

          (b) Notwithstanding anything in this Plan to the contrary, but subject to adjustment as provided in Section 5 of this Plan, (i) the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 1,250,000 Common Shares and 1,250,000 Class A Shares, or if the Reorganization is approved by shareholders, 5,000,000 Holding Common Shares; and (ii) no individual participant shall be granted Options under this Plan for more than 250,000 Common Shares and 250,000 Class A Shares, or if the Reorganization is approved by shareholders, 1,000,000 Holding Common Shares during any single calendar year.

     4. OPTIONS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to officers (including officers who are members of the Board) and other key employees of the Company or any of its Affiliates. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

          (a) Each grant shall specify the number of Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan, and shall specify an option price per share, which may not be less than the Fair Market Value on the date of grant.

          (b) Successive grants may be made to the same optionee whether or not any Options previously granted to such optionee remains unexercised.

          (c) Options granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including, without limitation, Incentive Stock Options, (ii) options that are not intended so to qualify under the Code, or (iii) combinations of the foregoing. To the extent any Option does not qualify as an Incentive Stock Option, it shall constitute a separate non-qualified stock option.

          (d) Each grant shall specify the period or periods of continuous service by the optionee with the Company or any of its Affiliates that is necessary before the Options or installments thereof will become exercisable and may provide for earlier exercise of the Option, including, without limitation, in the event of a change in control of the Company or similar event.

          (e) No Option shall be exercisable more than 10 years from the date of grant.

          (f) To the extent required for "Incentive Stock Option" status under
     Section 422 of the Code, the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company (within the meaning of Section 424 of the Code) shall not exceed $100,000.

          (g) An optionee may exercise an Option in whole or in part at any time and from time to time during the period within which an Option may be exercised. To exercise an Option, an optionee shall give written notice to the Company specifying the number of Shares to be purchased and provide payment of the option price and any other documentation that may be required by the Company.

          (h) The option price shall be payable (i) in cash or by other consideration acceptable to the Company, (ii) at the discretion of the Board, by the actual constructive transfer to the Company of Shares owned by the optionee for at least 6 months having a value at the time of exercise equal to the total option price, or (iii) by a combination of such methods of payment.

          (i) Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

          (j) An optionee shall be treated for all purposes as the owner of record of the number of Shares purchased pursuant to exercise of the Option (in whole or in part) as of the date the conditions set forth in Section 4(g) are satisfied. Upon the effective exercise of an Option (in whole or in part), the Board shall deliver to the optionee the number of Shares for which the Option is exercised, adjusted for any Shares sold or withheld in connection with such exercise.

          (k) Except as otherwise determined by the Board, no Option shall be transferable by the optionee except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Options shall be exercisable during the optionee's lifetime only by the optionee or, in the event of the optionee's legal incapacity to do so, the optionee's guardian or legal representative acting on behalf of the optionee in a fiduciary capacity under state law and court supervision.

          (l) The Board may permit optionees to elect, or may require optionees, to defer the issuance of Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

          (m) On receipt of written notice to exercise, the Board may, in its sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the optionee an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the option price on the effective date of such cash-out.

     5. ADJUSTMENTS. The Board may make or provide for such adjustments in the option price and in the number or kind of shares or other securities covered by outstanding options as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of optionees that would otherwise result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock or (c) other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding options under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all options so replaced. The Board may also make or provide for such adjustments in the number of shares specified in
Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 5; provided, however, that any such adjustment to the number specified in Section 3(b)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

     6. STOCK OPTION AGREEMENT. The form of each Stock Option Agreement shall be prescribed, and any Stock Option Agreement evidencing an outstanding Option may with the concurrence of the affected optionee be amended, by the Board, provided that the terms and conditions of each Stock Option Agreement and amendment are not inconsistent with this Plan and that no amendment shall adversely affect the rights of the optionee with respect to any outstanding Option without the optionee's consent.

     7. CANCELLATION OF OPTIONS. The Board may, with the concurrence of the affected optionee, cancel any option granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new options (which may or may not cover the same number of Shares that had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretion as would have been applicable under this Plan had the cancelled options not been granted.

     8. WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the optionee for applicable income tax purposes with respect to any Option under the Plan, the optionee shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

     9. GOVERNING LAW. The Plan and all Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

     10. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions for cash.

     11. FOREIGN EMPLOYEES. In order to facilitate the making of any grant under this Plan, the Board may provide for such special terms for Options to optionees who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements,amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     12. ADMINISTRATION. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of not less than three Directors appointed by the Board. The members of the committee shall be "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time and "outside directors" within the meaning of
Section 162(m) of the Code. To the extent of any such delegation, references in this Plan to the Board shall also refer to the committee. A majority of the members of the committee shall constitute a quorum, and any action taken by a majority of the members of the committee who are present at any meeting of the committee at which a quorum is present, or any actions of the committee that are unanimously approved by the members of the committee in writing, shall be the acts of the committee. The Board shall have the authority to delegate responsibility and authority for the operation and administration of this Plan, appoint employees and officers of the Company and Affiliates to act on its behalf, and employ persons to assist in fulfilling its responsibilities under this Plan.

     13. AMENDMENT. This Plan may be amended from time to time by the Board; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with the rules of NASDAQ, or if the Shares are not quoted on NASDAQ, the principal national securities exchange upon which the Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval. Furthermore, no amendment, alteration or discontinuation of this Plan shall be made which would impair the rights of an optionee with respect to any outstanding Option under this Plan without the optionee's consent, or which, without approval of the Company's shareholders, would (a) except as expressly provided in this Plan, increase the total number of Shares reserved for this Plan or (b) extend the maximum option period applicable under this Plan.

     14. EFFECTIVE DATE. This Plan shall be effective immediately; provided, however, that the effectiveness of this Plan is conditioned on its approval by the shareholders of the Company at a meeting duly held in accordance with Ohio law within 12 months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by the shareholders within such 12-month period.

     15. TERM. No Option shall be granted pursuant to this Plan on or after the tenth anniversary of the earlier of the date of shareholder approval or the date this Plan is adopted by the Board, but awards granted prior to such tenth anniversary may extend beyond that.

     16. AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. To the extent not otherwise provided in the Plan, Options may be granted under this Plan in substitution for awards held by employees of a company who become employees of the Company or an Affiliate as a result of the acquisition, merger or consolidation of the employer company by or with the Company or an Affiliate. The terms, provisions and benefits of the substitute awards so granted may vary from those set forth in or authorized by this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions and benefits of awards in substitution for which they are granted.

                                                                         ANNEX G

     Section 1701.84 Persons Entitled to Relief as Dissenting Shareholders.

     The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

          (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781 [1701.78.1], 1701.79, 1701.791 [1701.79.1], or
     1701.801 [1701.80.1] of the Revised Code;

          (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 [1701.78.1] of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

          (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

          (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

          (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 [1701.80.1] of the Revised Code.

     Section 1701.85 Dissenting, Shareholders' Demand for Fair Cash Value of Shares.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of the shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares had been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand on its records. If uncertificated securities for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be wiling to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting form the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) the dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                         ANNEX H

                   SUMMARY OF TERMS OF HOLDING COMMON SHARES

  Voting Power

     Each Holding Common Share is entitled to one vote on any matter submitted to the shareholders for their vote, consent, waiver, release or other action.

  Cumulative Voting

     Cumulative voting rights in the election of directors are eliminated in the Holding Articles.

  Preemptive Rights

     The Holding Articles provide that no shareholder shall have any preemptive right as such shareholder to subscribe for or purchase shares of Lincoln Electric Holdings.

  Dividends

     The Holding Articles permit dividends to be declared and paid to the holders of Holding Common Shares out of funds legally available therefor.

  Business Combinations

     Under Article Eighth of the Holding Articles, business combinations involving Lincoln Electric Holdings and the owner of 5% or more of Lincoln Electric Holdings' Voting Stock (as defined below), must be approved by the disinterested members of the Board of Directors or by an increased vote of the disinterested shareholders, or must meet certain minimum price, form of consideration and procedural requirements designed to ensure fairness to all shareholders. Specifically, under Article Eighth, unless one of the exceptions described below applies, any of the transactions described in the following paragraphs (a) through (f) involving an Interested Shareholder (as defined below) must be approved by (i) the holders of two-thirds of the voting power of the outstanding stock of all classes and series of the Company entitled to vote generally in the election of Directors (the "VOTING STOCK") and (ii) by the holders of two-thirds of the voting power of the Voting Stock held by Disinterested Shareholders (as defined below) (the "SPECIAL VOTE REQUIREMENTS"):

          (a) a merger or consolidation of Lincoln Electric Holdings or any subsidiary with an Interested Shareholder or with certain affiliates or associates of an Interested Shareholder;

          (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to an Interested Shareholder (or affiliates or associates of an Interested Shareholder) of any assets of Lincoln Electric Holdings or a subsidiary having an aggregate fair market value of $1,000,000 or more;

          (c) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions whether or not related) to or with Lincoln Electric Holdings or a subsidiary of any assets of an Interested Shareholder (or affiliates or associates of an Interested Shareholder) having an aggregate fair market value of $1,000,000 or more;

          (d) the issuance or sale of securities of Lincoln Electric Holdings or of a subsidiary to an Interested Shareholder (or affiliates or associates of an Interested Shareholder) in exchange for cash, securities or other property (or a combination thereof) having a fair market value of $1,000,000 or more (except an issuance of securities upon conversion of convertible securities of Lincoln Electric Holdings or of a subsidiary which were not acquired by the Interested Shareholder, or such affiliates or associates, from Lincoln Electric Holdings or from a subsidiary);

          (e) the adoption of any plan or proposal for the liquidation or dissolution of Lincoln Electric Holdings proposed by or on behalf of an Interested Shareholder (or affiliates or associates of an Interested Shareholder); or

          (f) any reclassification of securities, recapitalization of Lincoln Electric Holdings or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity securities of Lincoln Electric Holdings or of a subsidiary beneficially owned by an Interested Shareholder (or affiliates or associates of an Interested Shareholder).

     An "Interested Shareholder" is defined as any person (other than Lincoln Electric Holdings or any subsidiary or any employee benefit plan or trust of Lincoln Electric Holdings or any subsidiary) at any particular time who or which
(i) is at such time the beneficial owner, directly or indirectly, of 5% or more of the voting power of the Voting Stock; (ii) is an affiliate of Lincoln Electric Holdings and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the Voting Stock; or (iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder (as defined in (i) or (ii) above), if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

     A "Disinterested Shareholder" is defined as a shareholder of Lincoln Electric Holdings who is not an Interested Shareholder (or an affiliate or associate of an Interested Shareholder) who is involved, directly or indirectly, in the proposed business combination transaction; provided, however, that with respect to the vote required for the amendment, alteration, repeal or adoption of any provision inconsistent with any of the terms of Article Eighth, the term "Disinterested Shareholder" is defined as a shareholder of Lincoln Electric Holdings who is not an Interested Shareholder.

     The Special Vote Requirements will not be applicable if (i) the proposed business combination transaction is approved by a majority of the Directors who are not affiliated with and were not nominated by the Interested Shareholder or
(ii) certain minimum price, form of consideration and procedural requirements are satisfied.

     In the event the Special Vote Requirements do not apply, under Ohio law, a vote of two-thirds of the voting power of the then Voting Stock would be required to authorize certain business combinations, such as merger, consolidation or sale of substantially all the assets of Lincoln Electric Holdings. In the case of certain other business combinations, no vote of the shareholders would be required.

  Convertibility

     None of the Holding Common Shares are convertible into another class of common equity or any other security of Lincoln Electric Holdings.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IV of the Registrant's Code of Regulations, which relates to indemnification of certain persons, including directors and officers of the Registrant, is set forth in full as part of, and is incorporated herein by reference to Annex B-2 of the Proxy Statement/Prospectus constituting a part of this Registration Statement.

     Section 1701.13(E) of the Ohio General Corporation Law provides in regard to indemnification of directors and officers as follows:

     Section 1701.13. Authority of Corporation.

                                     * * *

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

          Any determination made by the disinterested directors under division
     (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

               (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interest of the corporation;

               (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

             (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                                     * * *

     It is anticipated that the Registrant will obtain a directors' and officers' liability insurance policy, pursuant to which the directors and officers of the Registrant will be insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

 ITEM 21.            EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
 --------            -------------------------------------------
   1         Inapplicable
   2         Agreement of Merger dated as of             , 1998 made by
             and among Lincoln Electric Merger Co., The Lincoln Electric
             Company and Lincoln Electric Holdings, Inc. (filed as Annex
             A to this Proxy Statement/Prospectus constituting a part of this Registration Statement)
   3(a)      Restated Articles of Incorporation of Lincoln Electric
             Holdings, Inc. (filed as Annex B to this Proxy
             Statement/Prospectus constituting a part of this
             Registration Statement).
   3(b)      Code of Regulations of Lincoln Electric Holdings, Inc.
             (filed as Annex C to this Proxy Statement/Prospectus
             constituting a part of this Registration Statement).
   3(c)      Second Restated Articles of Incorporation of The Lincoln
             Electric Company (filed as Annex D to this Proxy
             Statement/Prospectus constituting a part of this
             Registration Statement).
   3(d)      Second Restated Code of Regulations of The Lincoln Electric
             Company (filed as Annex E to this Proxy Statement/Prospectus constituting a part of this Registration Statement).
   4(a)      Form of Certificate of a Common Share of Lincoln Electric
             Holdings, Inc.

 ITEM 21.            EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
 --------            -------------------------------------------
   4(b)      Note Agreement dated November 20, 1991 between The
             Prudential Insurance Company of America and The Lincoln
             Electric Company (filed as Exhibit 4 to Form 10-K of The
             Lincoln Electric Company for the year ended December 31,
             1991, SEC File No. 0-1402 and incorporated by reference and made a part hereof), as amended by letter dated March 18,
             1993; 8.98% Senior Note Due November 26, 2003 (filed as
             Exhibit 4(a) to Form 10-K of The Lincoln Electric Company
             for the year ended December 31, 1992, SEC File No. 0-1402
             and incorporated herein by reference and made a part
             hereof); as further amended by letter dated as of November
             19, 1993; 8.98% Senior Note Due November 26, 2003 (filed as
             Exhibit 4(a) to Form 10-K of The Lincoln Electric Company
             for the year ended December 31, 1993, SEC File No. 0-1402
             and incorporated herein by reference and made a part
             hereof); as further amended by letter dated October 31, 1994
             (filed as Exhibit 4(a) to Form 10-Q of The Lincoln Electric
             Company for the period ended September 30, 1994, SEC File
             No. 0-1402 and incorporated herein by reference and made a part hereof); and as further amended by letter dated
             December 20, 1995 (filed as Exhibit 4(a) to Form 10-K of The
             Lincoln Electric Company for the year ended December 31,
             1995, SEC File No. 0-1402 and incorporated herein by
             reference and made a part hereof).
   4(c)      Credit Agreement dated December 20, 1995 among the Company, the Banks listed on the signature page thereof, and Society
             National Bank, as Agent (filed as Exhibit 4(b) to Form 10-K of The Lincoln Electric Company for the year ended December
             31, 1995, SEC File No. 0-1402 and incorporated herein by
             reference and made a part hereof).
   5         Form of opinion and consent of Jones, Day, Reavis & Pogue.
  10(a)      The Lincoln Electric Company 1988 Incentive Equity Plan
             (filed as Exhibit 28 to the Form S-8 Registration Statement of The Lincoln Electric Company, SEC File No. 33-25209 and
             incorporated herein by reference and made a part hereof).
  10(b)      Form of Indemnification Agreement (filed as Exhibit 10(b) to
             Annual Report on Form 10-K of The Lincoln Electric Company
             for the fiscal year ended December 31, 1994, SEC File No.
             0-1402 and incorporated herein by reference).
  10(c)      The Lincoln Electric Company Supplemental Executive
             Retirement Plan, as amended (filed as Exhibit 10(c) to
             Annual Report on Form 10-K of The Lincoln Electric Company
             for the fiscal year ended December 31, 1995, SEC File No.
             0-1402 and incorporated herein by reference and made a part hereof).
  10(d)      The Lincoln Electric Company Deferred Compensation Plan, as
             amended (filed as Exhibit 10(d) to Annual Report on Form
             10-K of The Lincoln Electric Company for the fiscal year
             ended December 31, 1995, SEC File No. 0-1402 and
             incorporated herein by reference and made a part hereof).
  10(e)      Description of Management Incentive Plan (filed as Exhibit
             10(e) to Annual Report on Form 10-K of The Lincoln Electric
             Company for the fiscal year ended December 31, 1995, SEC
             File No. 0-1402 and incorporated herein by reference and
             made a part hereof).
  10(f)      Description of Non-Employee Directors' Restricted Stock Plan
             (filed as Exhibit 10(f) to Annual Report on Form 10-K of The
             Lincoln Electric Company for the fiscal year ended December
             31, 1995, SEC File No. 0-1402 and incorporated herein by
             reference and made a part hereof).
  10(g)      The Lincoln Electric Company Non-Employee Directors'
             Deferred Compensation Plan (filed as Exhibit 10(g) to Annual
             Report on Form 10-K of The Lincoln Electric Company for the
             fiscal year ended December 31, 1995, SEC File No. 0-1402 and incorporated herein by reference and made a part hereof).
  10(h)      Description of Long Term Performance Plan of The Lincoln
             Electric Company (filed as Exhibit 10(f) to Annual Report on
             Form 10-K of The Lincoln Electric Company for the fiscal
             year ended December 31, 1997, SEC File No. 0-1402, and
             incorporated herein by reference).
  10(i)      Employment Agreement between The Lincoln Electric Company
             and Anthony A. Massaro dated July 14, 1993, as amended on
             January 1, 1994 (filed as Exhibit 10(e) to Annual Report on
             Form 10-K of The Lincoln Electric Company for the fiscal
             year ended December 31, 1994, SEC File No. 0-1402, and
             incorporated herein by reference).

 ITEM 21.            EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
 --------            -------------------------------------------
  10(j)      Employment Agreement between The Lincoln Electric Company
             and H. Jay Elliott dated June 22, 1993 (filed as Exhibit
             10(f) to Annual Report on Form 10-K of The Lincoln Electric
             Company for the fiscal year ended December 31, 1994, SEC
             File No. 0-1402, and incorporated herein by reference).
  10(k)      Employment Agreement between The Lincoln Electric Company
             and Frederick G. Stueber dated February 22, 1995 (filed as
             Exhibit 10(g) to Annual Report on Form 10-K of The Lincoln
             Electric Company for the fiscal year ended December 31,
             1994, SEC File No. 0-1402, and incorporated herein by
             reference).
 10(l)       Employment Agreement between The Lincoln Electric Company
             and Raymond S. Vogt (filed as Exhibit 10(m) to Annual Report on Form 10-K of The Lincoln Electric Company for the fiscal year ended December 31, 1997, SEC File No. 0-1402, and
             incorporated herein by reference).
  10(m)      The Lincoln Electric Company 1998 Stock Option Plan (filed as Annex F to this Proxy Statement/Prospectus constituting part of this Registration Statement).
  10(n)      The Lincoln Electric Company Executive Benefit Plan (filed as Exhibit 10(l) to Annual Report on Form 10-K of The
             Lincoln Electric Company for the fiscal year ended December
             31, 1997, SEC File No. 0-1402, and incorporated herein by
             reference).
  13         Annual Report on Form 10-K of The Lincoln Electric Company
             for the fiscal year ended December 31, 1997 (incorporated
             herein by reference to such report as filed with the
             Securities and Exchange Commission by The Lincoln Electric
             Company, Securities and Exchange Commission File No.
             0-1402).
  21         Subsidiaries.
  23(a)      Consent of Ernst & Young LLP, independent public
             accountants.
  23(b)      Consent of Jones, Day, Reavis & Pogue (incorporated herein by reference to Exhibit 5 hereto).
  24(a)      Power of attorney for each director and officer of Lincoln
             Electric Holdings, Inc. signing this Registration Statement.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section'13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (e) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (f) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 17, 1998.

                                          LINCOLN ELECTRIC HOLDINGS, INC.

                                          By /s/ H. JAY ELLIOTT
                                            ------------------------------------
                                            H. Jay Elliott
                                            Chief Financial Officer and
                                             Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     *                             April 17, 1998
--------------------------------------------
             Anthony A. Massaro
  Director, Chairman, President and Chief
                 Executive
                  Officer
       (principal executive officer)

             /s/ H. JAY ELLIOTT                    April 17, 1998
--------------------------------------------
               H. Jay Elliott
   Chief Financial Officer and Treasurer
(principal financial and accounting officer)

                     *                             April 17, 1998
--------------------------------------------
            John M. Stropki, Jr.
                  Director

* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and which are being filed herewith with the Securities and Exchange Commission on behalf of such officers and directors.

             /s/ H. JAY ELLIOTT                    April 17, 1998
--------------------------------------------
      H. Jay Elliott, Attorney-in-Fact